                                                                    EXHIBIT 10.1

================================================================================




                                COMMON AGREEMENT


                                   dated as of


                                December 27, 1999


                                      among





                             VESPER SAO PAULO S.A.,


                         VESPER HOLDING SAO PAULO S.A.,


                            VESPER SAO PAULO CAYMAN,


                     The Administrative Agents Party Hereto,


                                       and


                     CITIBANK, N.A. and BANCO CITIBANK S.A.,
                      as Collateral and Intercreditor Agent


Confidential treatment requested. Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission.


================================================================================
[Reference No. 7725-052]



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                                TABLE OF CONTENTS

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                                                     ARTICLE I

                                                    Definitions
SECTION 1.01.  Defined Terms.....................................................................................1
SECTION 1.02.  Classification of Loans and Borrowings............................................................37
SECTION 1.03.  Terms Generally.................................................................................. 37
SECTION 1.04.  Accounting Terms; GAAP............................................................................38


                                                    ARTICLE II

                                                     The Loans

SECTION 2.01.  Accession of Additional Participating Credit Agreements...........................................38
SECTION 2.02.  Termination, Increase and/or Reduction of Commitments.............................................38
SECTION 2.03.  Prepayment of Loans...............................................................................40


                                                    ARTICLE III

                                          Representations and Warranties

SECTION 3.01.  Organization; Powers..............................................................................45
SECTION 3.02.  Authorization; Enforceability.....................................................................45
SECTION 3.03.  Governmental Approvals; No Conflicts..............................................................45
SECTION 3.04.  Financial Condition; No Material Adverse Change...................................................46
SECTION 3.05.  Properties........................................................................................47
SECTION 3.06.  Litigation and Environmental Matters..............................................................47
SECTION 3.07.  Compliance with Laws and Agreements...............................................................48
SECTION 3.08.  Investment and Holding Company Status.............................................................48
SECTION 3.09.  Taxes.............................................................................................48
SECTION 3.10.  Disclosure........................................................................................49
SECTION 3.11.  Subsidiaries......................................................................................49
SECTION 3.12.  Insurance.........................................................................................49
SECTION 3.13.  Labor Matters.....................................................................................49
SECTION 3.14.  Supply Contracts..................................................................................49
SECTION 3.15.  Year 2000.........................................................................................50
SECTION 3.16.  No Burdensome Restrictions........................................................................50
SECTION 3.17.  No Sovereign Immunity Defense.....................................................................50
SECTION 3.18.  Ownership of Holdings.............................................................................50
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                                                                   Contents, P.2

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SECTION 3.19.  Project Documents, etc ...........................................................................50
SECTION 3.20.  Withholding and Other Taxes.......................................................................51
SECTION 3.21.  Ranking of Loans..................................................................................52
SECTION 3.22.  Spectrum Clearance................................................................................52
SECTION 3.23.  Service to 28 Additional Cities...................................................................52
SECTION 3.24.  Security Documents................................................................................53


                                                    ARTICLE IV

                                                    Conditions

SECTION 4.01.  Effective Date....................................................................................53
SECTION 4.02.  Each Borrowing....................................................................................58


                                                     ARTICLE V

                                               Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information........................................................60
SECTION 5.02.  Notices of Material Events........................................................................62
SECTION 5.03.  Information Regarding Collateral..................................................................62
SECTION 5.04.  Existence; Conduct of Business....................................................................63
SECTION 5.05.  Payment of Taxes..................................................................................63
SECTION 5.06.  Maintenance of Properties.........................................................................63
SECTION 5.07.  Insurance.........................................................................................64
SECTION 5.08.  Books and Records; Inspection Rights..............................................................66
SECTION 5.09.  Compliance with Laws and Agreements; Maintenance and Enforcement of Project Documents.............66
SECTION 5.10.  Use of Proceeds...................................................................................67
SECTION 5.11.  Additional Subsidiaries...........................................................................68
SECTION 5.12.  Collateral Further Assurances.....................................................................68
SECTION 5.13.  Casualty and Condemnation.........................................................................70
SECTION 5.14.  Interest Rate Protection..........................................................................70
SECTION 5.15.  Year 2000.........................................................................................71
SECTION 5.16.  Working Capital/CPE Facility; Additional Facility.................................................71
SECTION 5.17.  The Project. .....................................................................................71
SECTION 5.18.  Availability and Transfer of Foreign Currency.....................................................72
SECTION 5.19.  Central Bank. ....................................................................................72
SECTION 5.20.  Notarization, Consularization and Translation.....................................................73
SECTION 5.21.  Financial Projections.............................................................................73
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                                                                   Contents, P.3

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                                                    ARTICLE VI

                                                Negative Covenants

SECTION 6.01.  Indebtedness; Preferred Stock; Senior Indebtedness................................................73
SECTION 6.02.  Liens.............................................................................................76
SECTION 6.03.  Fundamental Changes...............................................................................79
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions; Asset Sales............................80
SECTION 6.05.  Hedging Agreements................................................................................82
SECTION 6.06.  Restricted Payments...............................................................................82
SECTION 6.07.  Transactions with Affiliates......................................................................82
SECTION 6.08.  Restrictive Agreements............................................................................83
SECTION 6.09.  Repayment of Indebtedness.........................................................................83
SECTION 6.10.  [Intentionally Omitted.]..........................................................................83
SECTION 6.11.  Limitation on Sale-Leaseback Transactions.........................................................84
SECTION 6.12.  Subsidiaries......................................................................................84
SECTION 6.13.  Amendment of Material Documents...................................................................84
SECTION 6.14.  Business of Holdings..............................................................................85
SECTION 6.15.  Capital Expenditures..............................................................................85
SECTION 6.16.  Total Indebtedness to Total Capitalization........................................................86
SECTION 6.17.  Senior Indebtedness to Total Capitalization.......................................................86
SECTION 6.18.  Senior Indebtedness to Annualized EBITDA..........................................................87
SECTION 6.19.  Total Indebtedness to Annualized EBITDA...........................................................90
SECTION 6.20.  Minimum Fixed Charge Coverage Ratio...............................................................91
SECTION 6.21.  Minimum Annualized EBITDA to Annualized Net Interest Expense......................................92
SECTION 6.22.  Minimum EBITDA....................................................................................93
SECTION 6.23.  Minimum Consolidated Revenue......................................................................94
SECTION 6.24.  Minimum Total Subscribers.........................................................................95


                                                    ARTICLE VII

                                                 Events of Default

SECTION 7.01.  Events of Default.................................................................................97
SECTION 7.02.  Remedy Requirements for Financial Covenants.......................................................103
SECTION 7.03.  Remedy Requirements for Certain Shareholder Defaults..............................................104


                                                    ARTICLE VIII

                                                   Miscellaneous

SECTION 8.01.  Notices...........................................................................................105
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                                                                   Contents, P.4

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SECTION 8.02.  Waivers; Amendments...............................................................................105
SECTION 8.03.  Expenses; Indemnity; Damage Waiver................................................................105
SECTION 8.04.  Successors and Assigns............................................................................107
SECTION 8.05.  Survival..........................................................................................107
SECTION 8.06.  Counterparts; Integration; Effectiveness..........................................................108
SECTION 8.07.  Severability......................................................................................108
SECTION 8.08.  Right of Setoff...................................................................................108
SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of Process........................................109
SECTION 8.10.  WAIVERS. .........................................................................................110
SECTION 8.11.  Headings..........................................................................................110
SECTION 8.12.  Confidentiality...................................................................................111

SCHEDULES:

Schedule 1.01(a) -- Exchange Rates
Schedule 1.01(b) -- Intercompany Agreements
Schedule 1.01(c) -- Mortgaged Properties
Schedule 1.01(d) -- Project Documents
Schedule 3.03    -- Governmental Approvals
Schedule 3.05    -- Real Property
Schedule 3.06    -- Disclosed Matters
Schedule 3.11    -- Subsidiaries
Schedule 3.12    -- Existing Insurance
Schedule 3.18    -- Ownership of Holdings
Schedule 4.01    -- Waivers
Schedule 5.01(c) -- Form of Monthly Report
Schedule 6.02    -- Existing Liens
Schedule 6.04    -- Real Property Disposals
Schedule 6.08    -- Existing Restrictions


EXHIBITS:

Exhibit A --   Form of Collateral Agency and Intercreditor
                 Agreement
Exhibit B --   Form of Indemnity, Subrogation and
                 Contribution Agreement
Exhibit C --   Form of Parent Guarantee Agreement
Exhibit D --   Form of Perfection Certificate
Exhibit E --   Form of Pledge Agreement
Exhibit F --   Intentionally Omitted
Exhibit G --   Form of Sponsor Support Agreement
Exhibit H --   Form of Subordination Agreement
Exhibit I --   Form of Subsidiary Guarantee Agreement
Exhibit J --   Form of Opinion of Counsel

                           COMMON AGREEMENT dated as of December 27, 1999, among
                  VESPER SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER SAO PAULO CAYMAN, a Cayman Islands company, the ADMINISTRATIVE AGENTS party hereto, BANCO CITIBANK S.A., a Brazilian sociedade por acoes, as Collateral and Intercreditor Agent and CITIBANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as Collateral and Intercreditor Agent.

                  Vesper (such term, and each other capitalized term used in this preliminary statement, having the meaning assigned to it in Section 1.01 of this Agreement) desires to install and operate the Project and is entering into the Supply Contracts in order to obtain equipment and services necessary for the Project. In order to obtain financing for the Project, Holdings, Vesper and its Subsidiary, the Borrower, are entering into the Initial Participating Credit Agreement. The parties to the Initial Participating Credit Agreement desire to enter into this Agreement in order to provide for certain terms and conditions that will be applicable to the Initial Participating Credit Agreement (as well as Additional Participating Credit Agreements, as provided herein). Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Additional Facility" has the meaning assigned to such term in
Section 5.16.

                  "Additional Participating Credit Agreement" means any loan agreement entered into by the Borrower for the sole purpose of borrowing loans that will be used either (a) to refinance Loans then outstanding under the Initial Participating Credit Agreement or (b) to replace Loans that would have been borrowed under the Initial Participating Credit Agreement then in effect; provided that:

                  (i) in the case of any such loan agreement providing for loans that are to be borrowed for the purpose set forth in clause (a) above, at the time such loans are borrowed the proceeds thereof are applied to prepay Loans then outstan ding under the Initial Participating Credit Agreement in accordance with Section 2.03;

                  (ii) in the case of any such loan agreement providing for loans that are to be borrowed for the purpose set forth in clause (b) above, at the time that the lending commitments under such loan agreement become effective the Borrower shall reduce an equal amount of the Commitments then in effect under the Initial Participating Credit Agreement, pro rata unless otherwise approved by the Required Lenders;

                  (iii) unless otherwise approved by the Required Lenders, the terms and conditions of, and documentation relating to, such loans shall be the same as the terms and conditions of, and documentation relating to, the Loans refinanced or replaced thereby;

                  (iv) the Administrative Agent under such loan agreement shall, on behalf of the Lender Group thereunder, become a party to this Agreement, the Collateral Agency Agreement and the Substitute Financing Side Letter; and

                  (v) complete copies of such loan agreement and any related agreements shall be delivered to all the Agents and Lenders under the other Participating Credit Agreements.

                  "Additional Project" shall have the meaning given to such term in the proviso to the definition of "Project".

                  "Administrative Agent" means (a) each Person that is serving as administrative agent for, or similar representative for, a Lender Group under a Participating Credit Agreement, in its capacity as such agent or representative, or (b) in the case of any Participating Credit Agreement under which there is only one Lender (and no such agent or representative), such Lender.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Each Sponsor, and each Affiliate of any Sponsor, shall be construed to be an Affiliate of the Loan Parties. Notwithstanding the foregoing, an Affiliate of a Sponsor (other than a Shareholder) that is not a subsidiary of a Sponsor and the principal business or activities of which do not relate to the Project and that does not hold direct or indirect investments in the Project shall not be construed to be an Affiliate of such Sponsor or of the Loan Parties for purposes of (a) the definitions of "Collateral and Guarantee Requirement", "Intercompany Agreement", "Material Adverse Effect", "Prepayment Event" and "Telecom Transferee" and (b) Sections 3.02, 3.03, 3.19, 6.07(b) and 7.01; provided that this sentence shall not prevent any Person from being construed to be an "Affiliate" of the Loan Parties (as opposed to a Sponsor) if such Person would constitute an Affiliate of the Loan Parties within the meaning of the first sentence of this definition without regard to the second sentence of this definition.

                  "Agents" means the Administrative Agents and the Collateral Agent.

                  "ANATEL" means Agencia Nacional de Telecomunicacoes.

                  "Annualized EBITDA" means, as of any date (a) Consolidated EBITDA for the period of two consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, then for the period of two consecutive fiscal quarters most recently ended prior to such date), multiplied by (b) two.

                  "Annualized Fixed Charges" means, as of any date (a) Consolidated Fixed Charges for the period of two consecutive fiscal quarters ended on such date (or, if such date is not the last day of a calendar quarter, then for the period of two consecutive calendar quarters most recently ended prior to such date), multiplied by (b) two.

                  "Annualized Net Interest Expense" means, as of any date (a) Consolidated Net Interest Expense for the period of two consecutive fiscal quarters ended on such date (or, if such date is not the last day of a calendar quarter, then for the period of two consecutive calendar quarters most recently ended prior to such date), multiplied by (b) two.

                  "Assignment of Credit Rights Agreement" means the Assignment of Credit Rights Agreement, dated as of December 27, 1999, by and among Holdings, Lucent, the Borrower and Vesper.

                  "Assignment of IBM Equipment Lease Agreement #1 Agreement" means the Assignment of the IBM Equipment Lease Agreement #1 Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of IBM Equipment Lease Agreement #2 Agreement" means the Assignment of the IBM Equipment Lease Agreement #2 Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of IBM Equipment Lease Agreement #3 Agreement" means the Assignment of the IBM Equipment Lease Agreement #3 Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of IBM Equipment Lease Agreement #4 Agreement" means the Assignment of the IBM Equipment Lease Agreement #4 Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of IBM Equipment Lease Agreement #5 Agreement" means the Assignment of the IBM Equipment Lease Agreement #5 Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of Know How Agreement Agreement" means the Assignment of the Know How Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower and the Lenders.

                  "Assignment of Lucent Supply Contract Agreement" means the assignment of the Lucent Supply Contract, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "Assignment of Secondment Agreement Agreement" means the Assignment of the Secondment Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower and the Lenders.

                  "Assignment of Technical Services Agreement Agreement" means the Assignment of Technical Services Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower and the other Lenders.

                  "Assignment of Telecom and Eletropaulo Rental Agreement" means the Assignment of Telecom Eletropaulo Rental Agreement, dated as of December 27, 1999, by and among Vesper, Holdings, the Borrower, Lucent and the other Lenders.

                  "BCI" means Bell Canada International Inc.

                  "BNDES" means Banco Nacional de Desenvolvimento Economico e Social.

                  "BNDES Financing" has the meaning assigned to such terms in
Section 6.01(c).

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Vesper Sao Paulo Cayman, a Cayman Islands company.

                  "Borrowing" means a Loan or group of Loans of the same Group, Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans (as defined in any Participating Credit Agreement), as to which a single Interest Period (as defined in any Participating Credit Agreement) is in effect.

                  "Borrowing Base" means, as of any date in relation to any Participating Credit Agreement, the aggregate Purchase Price of Vendor Manufactured Items related to such Participating Credit Agreement for which binding purchase orders have been delivered, and which have been shipped, under the related Supply Contract on or prior to such date.

                  "Borrowing Request" has the meaning assigned to such term in each Participating Credit Agreement.

                  "Brazilian Security Documents" means the Share Pledge Agreement, the Pledge Agreement, the Mortgages, the Assignment of Credit Rights Agreement, the Voting Agreement, the Contract Assignment Agreements and each security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 or otherwise to secure any of the Obligations in respect of collateral located in Brazil.

                  "Budget" means, with respect to any fiscal year, the budget of Vesper and the Subsidiaries for such fiscal year on a monthly basis, a projected budget of Vesper and the Subsidiaries for each of the next two succeeding fiscal years on an annual basis, accompanied by a discussion and analysis in reasonable detail, including as to any material assumptions underlying such budgets, prepared by senior management of Vesper related to each such fiscal year.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Sao Paulo, Brazil are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan

(as defined in any Participating Credit Agreement), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Business Plan" means the plans for the development, construction, installation and operation of the Initial Project as embodied in the materials provided to Lucent by or on behalf of Vesper as contemplated by the Financial Projections, and in accordance with the Mirror Authorization and the other Project Documents as in effect on the Effective Date.

                  "Capital Contribution Agreement" means the Capital Contribution Agreement dated as of December 27, 1999, between Vesper and the Borrower.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Vesper and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Vesper for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Vesper and the Subsidiaries during such period.

                  "Capitalized Borrowing" means any Borrowing of Loans under any Participating Credit Agreement for the sole purpose of paying, and the proceeds of which are applied solely to pay, any regularly scheduled payment of principal in respect of any Loans payable under such Participating Credit Agreement, accrued interest on any Loans thereunder or accrued commitment fees payable thereunder.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cayman Security Documents" means the Note Pledge and Security Agreement, the Cayman Share Pledge Agreement, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or otherwise to secure any of the Obligations in respect of Collateral located in the Cayman Islands.



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

                  "Cayman Share Pledge Agreement" means the Share Pledge Agreement dated December 27, 1999, between Vesper and the Collateral Agent.

                  "Central Bank" means Banco Central do Brasil.

                  "Change in Control" means (a) the acquisition of ownership, beneficially or of record, by any Person other than Holdings and, with respect to not more than a 0.1% holding of qualifying shares in compliance with applicable law, one or more directors of Vesper, of any Equity Interest in Vesper; (b) the acquisition of ownership, beneficially or of record, by any Person other than Vesper of any Equity Interest in the Borrower; (c) the failure by BCI to control, directly or indirectly (without granting to any other Person any consent or approval rights or other negative controls over its right to exercise such control), (x) Voting Shares (as defined in the Shareholders Agreement) with at least [***] of the votes of all classes of Equity Interests in Holdings and (y) the voting, management and designation rights normally incident to such Voting Shares; (d) the failure by BCI to beneficially own, directly or indirectly, Equity Interests in Holdings representing not less than either (i) [***] of the economic interest in the outstanding capital stock of Holdings or (ii) so long as BCI's ownership represents an investment of at least [***] (ignoring, for purposes of such calculation, the exclusions referred to in the definition of "Funded Equity"; assuming, for purposes of such calculation, that the Devaluation Amount is zero; and excluding from such amount any contribution or loan that BCI (or any Telecom Transferee) or BCI's (or such Telecom Transferee's) related Shareholder shall have made pursuant to Section
7.03 to remedy thereunder any Event of Default of any Shareholder (x) so long as any Person (including Holdings, BCI, a Telecom Transferee or BCI's or such Telecom Transferee's related Shareholder) shall have the right to require such defaulting Shareholder to remedy any Event of Default deemed remedied pursuant to Section 7.03, (y) so long as such defaulting Shareholder shall have the right to reimburse any Person for, or otherwise repay to any Person, any such contribution or loan or (z) if and to the extent that any Person shall have been reimbursed or otherwise repaid for any such contribution or loan) of Funded Equity, [***] of the economic interest in the outstanding capital stock of Holdings; (e) the failure by BCI to be the technical operator of Vesper pursuant to the Technical Services Agreement, the Know-How Agreement and the Secondment Agreement or, in the case of a Telecom Transferee, any agreement which is substantially similar to any of the foregoing agreements and on terms and conditions including in respect of scope of services provided and other non-economic terms, no less favorable to Vesper and on economic terms that do not materially


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

adversely impact the rights or interests of the Lenders under the Loan Documents; or (f) the failure of BCI to have the right to control the appointment of the chief executive officer of Vesper; provided that the failure of BCI to satisfy any of the conditions set forth in any of clauses (c) through
(f) (inclusive) of this definition shall not constitute a "Change in Control" if all such conditions shall be satisfied by a single Telecom Transferee.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans, Tranche B Loans, Tranche C-1 Loans or Tranche C-2 Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment, Tranche B Commitment, Tranche C-1 Commitment or Tranche C-2 Commitment.

                  "Collateral" means (a) any and all "Collateral" as defined in any applicable Security Document and (b) any and all other assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising in which the Collateral Agent or the Lenders have been granted a Lien or security interest, or that have been assigned to the Collateral Agent or the Lenders, pursuant to any of the Security Documents.

                  "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement among Holdings, Vesper, the Borrower, the Collateral Agent and the Administrative Agents, substantially in the form of Exhibit A.

                  "Collateral Agent" shall have the meaning assigned to such term in the Collateral Agency Agreement.

                  "Collateral and Guarantee Requirement" means the requirement that:

                           (a) the Collateral Agent shall have received (i) from
                  Holdings, a counterpart of the Parent Guarantee Agreement duly executed and delivered on behalf of Holdings, (ii) from each Subsidiary (other than the Borrower) either (A) a counterpart of the Subsidiary Guarantee Agreement duly executed and delivered on behalf of such Subsidiary or (B) in the case of any Person that becomes a Subsidiary after the Effective Date, either a supplement to the Subsidiary Guarantee Agreement, in the form specified therein, or, where Vesper has no other Subsidiaries except the Borrower, a counterpart of the Subsidiary Guarantee Agreement, in each case duly executed and delivered on behalf of such Subsidiary and (iii) from Vesper, a counterpart of the Vesper Guarantee, duly executed and delivered on behalf of Vesper;

                           (b) the Collateral Agent shall have received (i) from
                  each Loan Party and other Person that is a party thereto a counterpart of the Share Pledge Agreement duly executed and delivered on behalf of each such Loan Party or other Person and (ii) from each Loan Party that is party thereto, counterparts of each of the Brazilian Security Documents and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of each such Loan Party and each other Person party thereto other than the Collateral Agent;

                           (c) in the case of any Person that becomes a
                  Subsidiary after the Effective Date, the Collateral Agent shall have received (i) with respect to the Indemnity, Subrogation and Contribution Agreement, a supplement to such agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary and (ii) all documents reasonably requested by the Required Lenders or any Agent duly executed and delivered on behalf of each such Subsidiary in form and substance satisfactory to the Administrative Agents, to create and perfect a first priority perfected security interest in all of the assets of Vesper and of the Subsidiaries;

                           (d) the Collateral Agent shall have received from
                  Vesper a counterpart of the Cayman Share Pledge Agreement duly executed and delivered on behalf of Vesper;

                           (e) all outstanding Equity Interests of Vesper and
                  each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to (i) in the case of Vesper, the Share Pledge Agreement, (ii) in the case of the Borrower, the Cayman Share Pledge Agreement and (iii) in the case of any Person that becomes a Subsidiary after the Effective Date, such documents as reasonably requested by the Required Lenders or any Administrative Agent, duly executed and delivered by the applicable Loan Party or Parties, and in form and substance satisfactory to the Agents to create a first priority perfected security interest in the Equity Interests of such Subsidiary and, in each case, the share pledges shall have been perfected in accordance with Brazilian, Cayman Islands or other applicable law, as applicable;

                           (f) all Primary Subordinated Obligations and other
                  Indebtedness of Vesper, the Borrower and each Subsidiary that is owing to any Sponsor, Shareholder, Loan Party or Affiliate of any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the one or more pledge agreements, duly executed and delivered on behalf of each applicable Sponsor, Shareholder, Loan Party or Affiliate of any Loan Party, as applicable, in form and substance satisfactory to the Administrative Agents, and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank or other actions required by applicable law to create a perfected Lien thereon shall have been taken;

                           (g) all documents, instruments, registrations,
                  filings and annotations required by Brazilian, Cayman Islands or other applicable law, as applicable, or reasonably requested by any Agent or the Lenders to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and to perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered, recorded, annotated or delivered to the Collateral Agent for filing, registration, annotating or recording;

                           (h) the Collateral Agent shall have received
                  counterparts of a Mortgage with respect to each Mortgaged Property that is owned or held in leasehold by any Loan Party duly executed and delivered by the record owner or lease holder of such Mortgaged Property, together with the "Certidao Vintenaria com Negativa de Onus" with respect to such Mortgaged Property issued by the appropriate real estate registry and counterparts of an assignment agreement with respect to the rights of any Loan Party under a lease that is described in the second sentence of Section 5.12(d);

                           (i) the Collateral Agent shall have received from the
                  Borrower counterparts of the Note Pledge and Security Agreement duly executed and delivered on behalf of the Borrower;

                           (j) the Notes shall have been pledged pursuant to the
                  Note Pledge and Security Agreement and the Collateral Agent shall have received all such Notes, together with instruments of transfer with respect thereto endorsed in blank;

                           (k) each Loan Party shall have obtained all consents
                  and approvals required to be obtained by it in connection with the execution and delivery of all Guarantee Agreements and Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens under such Security Documents; provided, however, that, to the extent that the consent of IBM is required to satisfy this requirement in respect of any of the Assignment of IBM Equipment Lease Agreement #1 Agreement, the Assignment of IBM Equipment Lease Agreement #2 Agreement, the Assignment of IBM Equipment Lease Agreement #3 Agreement, the Assignment of IBM Equipment Lease Agreement #4 Agreement or the Assignment of IBM Equipment Lease Agreement #5 Agreement, such requirement shall be satisfied by the use by Vesper of its best efforts to cause IBM to grant such consent; and

                           (l) each Loan Party shall have pledged or assigned to
                  the Collateral Agent or the Lenders any brokerage, deposit or similar account maintained by such Loan Party and such Loan Party shall have executed and delivered all documents, instruments, registrations, filings and annotations reasonably requested by the Collateral Agent to create, perfect or effect such pledge or assignment.

                  "Commitment" means a Tranche A Commitment, Tranche B Commitment, Tranche C Commitment, or any combination thereof (as the context requires).

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary items), plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) consolidated interest expense for such period, (b) consolidated income tax expense for such period, and (c) all amounts attributable to depreciation and amortization for such period and (d) all non-cash charges, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges" means, for any period, the sum of
(a) Consolidated Net Interest Expense for such period, (b) Capital Expenditures during such period, (c) Tax payments made by Vesper or any Subsidiary during such period, (d) scheduled principal payments of Indebtedness made by Vesper or any Subsidiary during such period to any Person other than a Loan Party, and prepayments of any such Indebtedness during such period to the extent that such prepayments reduced scheduled principal payments that would have been due within 12 months thereafter, except to the extent that such prepayments are refinanced through Long-Term Indebtedness, and (e) Restricted Payments made by the Loan Parties (other than to other Loan Parties) during such period.

                  "Consolidated Net Income" means, for any period, the consolidated net income or loss of Vesper and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than a Subsidiary) in which any other Person (other than Vesper, a Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Vesper or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Vesper or any Subsidiary or the date that such Person's assets are acquired by Vesper or any Subsidiary.

                  "Consolidated Net Interest Expense" means, for any period, the interest expense payable in cash (including the interest component in respect of Capital Lease Obligations) and accrued by Vesper and the Subsidiaries during such period, net of interest income.

                  "Consolidated Revenue" means, for any period, the consolidated revenues from operations of Vesper and the Subsidiaries for such period, determined in accordance with GAAP.

                  "Contract Assignment Agreements" means the Assignment of Know How Agreement Agreement, the Assignment of Secondment Agreement Agreement, the Assignment of Technical Services Agreement Agreement, the Assignment of Lucent Supply Contract Agreement, the Assignment of Telecom and Eletropaulo Rental Agreement, the Assignment of IBM Equipment Lease Agreement #1 Agreement, the Assignment of IBM Equipment Lease Agreement #2 Agreement, the Assignment of IBM Equipment Lease Agreement #3 Agreement, the Assignment of IBM Equipment Lease Agreement #4 Agreement, and the Assignment of IBM Equipment Lease Agreement #5 Agreement.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "CPE" means customer premises equipment.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Devaluation Amount" means, as of any date, the lesser of (a) [***] and (b) the dollar amount that results from dividing (i) the excess, if any, of (A) the Reais equivalent of the aggregate dollar amount of Funded Equity (assuming, solely for this purpose, that the Devaluation Amount in clause (b) of the definition of Funded Equity is zero) as of such date and calculated using the arithmetic average of the mid-level exchange rate of the Reais to the dollar obtained from the Bloomberg historical pricing screen (or, if such screen is not available for any reason, from such other source as the Collateral Agent shall reasonably select) for the 90-day period ending on the calculation date, over
(B) the Reais equivalent of such Funded Equity as of such date, calculated using the exchange rate of the Reais to the dollar as of such date set forth on
Schedule 1.01(a) (linearly interpolated, to the extent necessary), by (ii) such 90-day average exchange rate as of such date, such amount being determined upon the earlier of (x) the initial borrowing of Tranche B Loans and (y) the third anniversary of the Effective Date.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "Embratel" means Empresa Brasileira de Telecomunicacoes S.A..


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  "Environmental Laws" means all laws, rules, regula tions, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Excess Cash Flow" means, for any fiscal period of Vesper, the sum (without duplication) of:

                  (a) the consolidated net income (or loss) of Vesper and its consolidated Subsidiaries for such fiscal period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal period; plus

                  (c) any "Additional Fees" as such term is defined in the Know-How Agreement (or any similar performance based or other incentive fee payable to a Telecom Transferee) deducted in determining such consolidated net income (or loss) for such fiscal period; plus

                  (d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal period plus

         (ii) the net amount, if any, by which the consolidated deferred revenues of Vesper and its consolidated Subsidiaries increased during such fiscal period; minus

                  (e) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal period plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal period plus (iii) the net amount, if any, by which the consolidated deferred revenues of Vesper and its consolidated Subsidiaries decreased during such fiscal period; minus

                  (f) Capital Expenditures for such fiscal period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); minus

                  (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Vesper and its consolidated Subsidiaries during such fiscal period, excluding (i) Loans prepaid pursuant to Section 2.03(b), (c) or (e), and (ii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

                  (h) payments by Vesper to ANATEL representing the deferred purchase price for the Mirror Authorization and inspection fees payable to ANATEL from time to time as required by Law No. 5070 of July 7, 1966, amended by Article 51 of Law No. 9472 of July 16, 1997, as may be further amended from time to time; minus
                  (i) [***].

                  "Excluded Indebtedness" means unsecured Indebtedness of Vesper that matures after, does not require any payments of principal until, and does not require any payment of interest (other than in the form of additional Excluded Indebtedness) until, one year after the Tranche B Maturity Date.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Vesper.

                  "Financial Projections" means, initially, the Initial Financial Projections and, following revision thereof in accordance with Section 5.21, the Initial Financial Projections, as so revised, as the same may be amended from time to time by agreement between Vesper and the Required Lenders including as contemplated by the proviso to the definition of "Project".


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  "Financing Transactions" shall have the meaning given to such term in Section 3.03.

                  "First Ratio" shall have the meaning given to such term in
Section 6.17.

                  "Funded Equity" means the excess, if any, of (a) the sum of
(i) the amount, in dollars, of cash capital contributions made to Holdings by the Shareholders and further contributed by Holdings to Vesper in respect of Equity Interests of Vesper (excluding any such contributions made (w) pursuant to clause (b) of Section 7.02, (x) as contemplated by the proviso to exception
(vi) to Section 6.04(a) or Section 7.01(p), (y) to provide funds for any of the matters described in clauses (ii), (iii) or (iv) of the definition of "Project" or (z) as described in clause 2.3.3(e) of the Shareholders Agreement, except where paid pursuant to Section 2.3.8(A) of the Shareholders Agreement) and (ii) the principal amount of cash loans made to Vesper by a Sponsor or a Shareholder that constitute Primary Subordinated Obligations (excluding any such loans made
(w) pursuant to clause (b) of Section 7.02, (x) as contemplated by the proviso to exception (vi) to Section 6.04(a) or Section 7.01(p), (y) to provide funds for any of the matters described in clauses (ii), (iii) or (iv) of the definition of "Project" or (z) as described in clause 2.3.3(e) of the Shareholders Agreement, except where paid pursuant to Section 2.3.8(A) of the Shareholders Agreement), each calculated in dollars (at the PTAX 800 Rate prevailing at the time such contribution or loan is made, in the case of any such contribution or loan made in Reais), over (b) the Devaluation Amount; provided that, notwithstanding the foregoing, any contributions or loans made pursuant to clause (b) of Section 7.02 to cure a shortfall (the "Shortfall Amount") in Annualized EBITDA or Cumulative Consolidated EBITDA (as defined below) and excluded pursuant to item (w) of clause (a)(i) or (a)(ii) of this definition (the "Additional Contributed Amount") shall be included in this definition if (y) in the case of a Shortfall Amount in Annualized EBITDA, (I) the Consolidated EBITDA for any of the four immediately succeeding fiscal quarters exceeds the Implied Quarterly EBITDA (as defined below) for such fiscal quarter by an amount at least equal to the Shortfall Amount, and (II) the aggregate Consolidated EBITDA for the four immediately succeeding fiscal quarters exceeds the aggregate amount of the Implied Quarterly EBITDA for such four fiscal quarters by an amount at least equal to 150% of the Shortfall Amount, and (z) in the case of a Shortfall Amount in Cumulative Consolidated EBITDA, (I) the Cumulative Consolidated EBITDA for any of the four immediately succeeding fiscal quarters exceeds the Cumulative Consolidated EBITDA required for such fiscal quarter under Section 6.22 by an amount at least equal to the Shortfall Amount, and (II) the Cumulative Consolidated EBITDA at the end of the last of the four immediately succeeding fiscal quarters exceeds the Cumulative Consolidated EBITDA for such fiscal quarter by an amount at least equal to the 150% of the Shortfall Amount; provided, further, that if an Additional Contributed Amount is advanced to cure a Shortfall Amount more than once in any fifteen consecutive calendar months, only the Additional Contributed Amount advanced in respect of the first such fiscal quarter shall be included in Funded Equity, unless the Required Lenders otherwise agree. As used in this definition, the following terms have the following meanings: "Implied Quarterly EBITDA" means, for any fiscal quarter, an amount equal to (A) the Cumulative Consolidated EBITDA for such fiscal quarter less (B) the Cumulative Consolidated EBITDA for the prior fiscal quarter, in each case as set forth in the table in Section 6.22; and "Cumulative Consolidated EBITDA" means the aggregate cumulative amount of Consolidated EBITDA for any period commencing with (and including) the fiscal quarter ending on June 30, 2000 and ending on the last day of the relevant fiscal quarter, calculating Consolidated EBITDA on a cumulative basis for such period in the same manner as such calculation is performed to demonstrate compliance under Section 6.22. Subject to satisfaction of the foregoing conditions, the Additional Contributed Amount shall be included in Funded Equity at the end of the fiscal quarter in which advanced.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Approvals" means any consent or approval of, license or permit from, registration or filing with, or other action by, any Governmental Authority.

                  "Governmental Authority" means the government of the United States of America, the Federative Republic of Brazil, the Cayman Islands, Japan, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Group", when used in reference to any Loans or Borrowings, refers to whether such Loans, or the Loans comprising such Borrowings, are made under the same Participating Credit Agreement and, when used in reference to any Commitments, refers to whether such Commitments are under the same Participating Credit Agreement and, when used in reference to any Lenders, refers to whether such Lenders are in the same Lender Group.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreements" means the Parent Guarantee Agreement, the Subsidiary Guarantee Agreement and the Vesper Guarantee.

                  "Harris" means Harris Corporation.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Holdings" means Vesper Holding Sao Paulo S.A., a Brazilian sociedade por acoes.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) payments by Vesper to ANATEL representing the deferred purchase price for the Mirror Authorization and the Mirror Authorization Amendment), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement among Vesper, the Subsidiaries and the Collateral Agent, substantially in the form of Exhibit B.

                  "Initial Financial Projections" means the projections of cash flows, results of operations and other relevant information and data related to Vesper and the Initial Project, containing reasonable assumptions and prepared by Vesper in good faith, for the period from October 1, 1999, through December 31, 2009.

                  "Initial Lender" means a Lender as of the Effective Date.

                  "Initial Participating Credit Agreement" means the Lucent Credit Agreement.

                  "Initial Project" means the Project contemplated by clause (i) of the definition of "Project".

                  "Intercompany Agreements" means all intercompany agreements and arrangements between any Loan Party, on the one hand, and any Affiliate of any Loan Party (other than another

Loan Party), on the other hand, including with respect to tax sharing, management fees or sharing of facilities, services or employees, including all agreements and arrangements identified on Schedule 1.01(b).

                  "Interconnection Agreements" means the Interconnection Agreement #1, the Interconnection Agreement #2, the Interconnection Agreement #3, the Interconnection Agreement #4, the Interconnection Agreement #5 and the Interconnection Agreement #6.

                  "Interconnection Agreement #1" means the Interconnection Agreement, dated August 5, 1999, between Intelig (Bonari Holding) and Vesper.

                  "Interconnection Agreement #2" means the Interconnection Agreement, dated August 20, 1999, between Embratel and Vesper.

                  "Interconnection Agreement #3" means the Interconnection Agreement, dated August 20, 1999, between Telefonica and Vesper.

                  "Interconnection Agreement #4" means the Interconnection Agreement, dated August 20, 1999, between Compania Telefonica da Borda do Campo and Vesper.

                  "Interconnection Agreement #5" means the Interconnection Agreement, dated November 16, 1999, between BCP and Vesper.

                  "Interconnection Agreement #6" means the Interconnection Agreement, dated November 26, 1999, between Tess and Vesper.

                  "IBM" means IBM Brasil Leasing Arrendamento Mercantil S.A.

                  "IBM Equipment Lease Agreements" means the IBM Equipment Lease Agreement #1, the IBM Equipment Lease Agreement #2, the IBM Equipment Lease Agreement #3, the IBM Equipment Lease Agreement #4 and the IBM Equipment Lease Agreement #5.

                  "IBM Equipment Lease Agreement #1" means the Lease Agreement No. 99029301, between Vesper and IBM.

                  "IBM Equipment Lease Agreement #2" means the Lease Agreement No. 99030101, between Vesper and IBM.

                  "IBM Equipment Lease Agreement #3" means the Lease Agreement No. A0131399, between Vesper and IBM.

                  "IBM Equipment Lease Agreement #4" means the Lease Agreement No. AP131399, between Vesper and IBM.

                  "IBM Equipment Lease Agreement #5" means the Lease Agreement No. 99017701, between Vesper and IBM.

                  "Japanese Paying Agent" means Chase Trust Bank, as Paying Agent for the Notes under the Paying Agency Agreement.

                  "Know-How Agreement" means the Know-How Transfer and Technical Services Agreement, dated December 23, 1999, between BCI and Vesper or, in the case of a Telecom Transferee, any substantially similar agreement described in clause (e) of the definition of "Change in Control".

                  "Lender" means any Person that holds any Loan or has any Commitment under any Participating Credit Agreement.

                  "Lender Group" means all Lenders under the same Participating Credit Agreement, or the sole Lender thereunder if there is only one Lender under such Participating Credit Agreement.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" means any loan made to the Borrower pursuant to any Participating Credit Agreement.

                  "Loan Documents" means, without duplication, this Agreement, the Participating Credit Agreements, the Guarantee Agreements, the Subordination Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Collateral Agency Agreement, the Sponsor Support Agreement, the Substitute Financing Side Letter and the Note Documents.

                  "Loan Parties" means Holdings, Vesper, the Borrower and the other Subsidiaries.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Lucent" means Lucent Technologies Inc. and shall include, if the context so requires, Lucent Technologies World Services, Inc. and Lucent Technologies Network Systems Do Brasil Ltda.

                  "Lucent Credit Agreement" means the Credit Agreement dated as of December 27, 1999, among Holdings, Vesper, the Borrower, the Lenders thereunder and Societe Generale, New York Branch, as Administrative Agent. The Lucent Credit Agreement relates to the Lucent Supply Contract and any provision herein that refers to a Participating Credit Agreement and its related Supply Contract shall be construed accordingly.

                  "Lucent Supply Contract" means the Equipment Supply and Services Agreement dated September 30, 1999, between Lucent Technologies World Services, Inc., Lucent Network Systems do Brasil Ltda. and Vesper.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, results of operations or condition (financial or otherwise) of Vesper and its Subsidiaries taken as a whole, (b) the ability of any Loan Party or any Sponsor, Shareholder or any Affiliate of any Loan Party to perform any of its material obligations under any Loan Document or Project Document, (c) the validity or enforceability of any Loan Document or Project Document or the rights or remedies of any Agent or Lender, or (d) the Mirror Authorization, the rights thereto or rights to operate thereunder of Vesper (it being agreed that the imposition of penalties under or in respect of the Mirror Authorization shall not constitute a Material Adverse Effect to the extent that such imposition does not give rise to an Event of Default specified in clause
(p) of the first sentence of Section 7.01).

                  "Material Contract" means each contract to which Vesper or a Subsidiary is a party that (a)(i) requires or is reasonably likely to require the payment by Vesper of [***] or more over the term of such agreement (giving effect to extension options that are reasonably likely to be exercised) or (ii) under which the aggregate amount or value of services performed or to be performed for or by, or the aggregate amount of funds or other property transferred or to be transferred to or by, Vesper equals or could reasonably be expected to equal $10,000,000 or more or (b) is otherwise material to the installation, construction or operation of the Project (excluding any financial document) if


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

the failure to have such contract in full force and effect could reasonably be expected to have Material Adverse Effect.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding [***]. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

                  "Mirror Authorization" means the long distance and local fixed line service license dated as of May 5, 1999, covering Region 3, granted by ANATEL to Vesper, as amended by the Mirror Authorization Amendment.

                  "Mirror Authorization Amendment" has the meaning given to such term in Section 3.23.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agents.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by or leased to a Loan Party and identified on Schedule 1.01(c), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.11 or 5.12.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses (including reasonable "make ready" expenses) paid by Vesper and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation), the amount of all payments required to be made by Vesper and the Subsidiaries as a result of such event to repay


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Vesper and the Subsidiaries, and the amount of any reserves established by Vesper and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Vesper).

                  "Network Infrastructure" means equipment and improvements with respect to a network, including switches as connected to other switches and electronic hardware and software; provided, however that Network Infrastructure excludes fiber optic cable installed from routed locations to residential or commercial end-use residences (but such exclusion shall not apply to any fiber optic cable providing more than 52 access lines), CPE or Towers.

                  "Net Working Capital" means, at any date, (a) the sum of the consolidated current assets and non-current deferred income tax assets of Vesper and the Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the sum of the consolidated current liabilities and non-current deferred income tax liabilities of Vesper and the Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Note" means any intercompany note issued by Vesper to the Borrower pursuant to the Note Purchase Agreement at any time and from time to time.

                  "Note Documents" means the Notes, the Note Pledge and Security Agreement, the Cayman Share Pledge Agreement, the Capital Contribution Agreement, the Vesper Guarantee, the Note Purchase Agreement and the Paying Agency Agreement.

                  "Note Purchase Agreement" means the Note Purchase Agreement dated as of December 27, 1999, between Vesper and the Borrower.

                  "Note Pledge and Security Agreement" means the Note Pledge and Security Agreement dated as of December 27, 1999, made by the Borrower in favor of the Collateral Agent.

                  "Obligations" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Operational Transactions" shall have the meaning given to such term in Section 3.03.

                  "Operator Agreements" mean, collectively, the Know-How Agreement, the Secondment Agreement and the Technical Services Agreement.

                  "Parent Guarantee Agreement" means the Guarantee Agreement between Holdings and the Collateral Agent, substantially in the form of Exhibit C.

                  "Participating Credit Agreement" means the Initial Participating Credit Agreement or any Additional Participating Credit Agreement.

                  "Paying Agency Agreement" means the Paying Agency Agreement dated as of December 27, 1999, among the Japanese Paying Agent, Vesper and the Borrower.

                  "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Agents.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Vesper or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) money market funds managed, issued or offered by, any domestic office of any commercial bank or any financial institution organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (e) direct obligations of Brazil, or obligations the principal of and interest on which are unconditionally guaranteed by Brazil, (or by the Central Bank or any agency thereof to the extent such obligations are backed by the full faith and credit of Brazil), in each case maturing within one year from the date of acquisition thereof;

                  (f) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) major Brazilian banks or (ii) branches of international banks located in Brazil, in the case of either clause (i) or (ii) having at the date of any investment combined capital and surplus and retained earnings of not less than $500,000,000;

                  (g) money market funds managed issued or offered by, any domestic office of any commercial bank or any financial institution organized under the laws of Brazil or such other international financial institution with branches located in Brazil, which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (h) foreign-currency-indexed financial instruments, such as Brazilian Government bonds, certificates of deposits or any other fixed-rate instrument issued or offered by, any domestic office of any commercial bank or any financial institution organized under the laws of Brazil or such other international financial institution with branches located in Brazil, which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (i) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Permitted Sale-Leasebacks" has the meaning assigned to such term in Section 6.11.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Pledge Agreement" means the Pledge Agreement, dated as of December 27, 1999, by and among Holdings, Lucent, the other Lenders, the Borrower and Vesper.

                  "Prepayment Event" means:

                           (a) any sale, transfer or other disposition
                  (including pursuant to a sale and leaseback transaction) of any property or asset of Vesper or any Subsidiary, other than sales permitted by clause (i), (ii), (iii) or (iv) of Section 6.04(b);

                           (b) any casualty or other insured damage to, or any
                  taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Vesper or any Subsidiary; or

                           (c) (i) issuance by Holdings of any Equity Interest
                  or equity-linked security, other than issuances of any Equity Interests limited to a Shareholder or an Affiliate of such Shareholder, or (ii) the incurrence by any Loan Party of any Excluded Indebtedness, except, in each case, to the extent that the aggregate Net Proceeds from such issuances and incurrences, taken together, do not exceed $62,000,000.

                  "Primary Subordinated Obligation" has the meaning assigned to such term in the Subordination Agreement.

                  "Project" means (i) the initial build-out, ownership and operation by Vesper and the Subsidiaries of a fixed switch voice telephony network in 25 cities in Region III of Brazil pursuant to the Mirror Authorization (excluding the matters referred to in clause (ii)), as contemplated in the Business Plan (as of the Effective Date) and the Supply Contracts; (ii) the initial build-out, ownership and operation of a fixed switch voice telephony network covering the 28 additional cities in Region III of Brazil pursuant to the amendment to the Mirror Authorization dated August, 1999;
(iii) provision of nationwide data, packet switched data and internet access services pursuant to the authorizations issued by ANATEL to Vesper prior to the date hereof; and (iv) rendering of inter-regional and international long-distance telecommunications services; provided that none of clause (ii),
(iii) or (iv) shall constitute part of the "Project" except, with respect to any activity or series of related activities covered by any such clause (an "Additional Project"), if, (A) Vesper shall have provided the Administrative Agents with a revised Business Plan (presenting financial data on a quarterly basis), including projections approved by the Board of Directors of Vesper, reflecting the projected impact of the Loan Parties constructing and operating such Additional Project, (B) such revised Business Plan shall reflect a deviation in respect of any fiscal year of 5% or more in revenues (downwards), operating expenses (upwards) or Capital Expenditures (upwards) from those contained in the initial Business Plan or, if applicable, the revised Business Plan most recently approved in accordance with this clause (B), then such proposed revised Business Plan shall have been approved by the Required Lenders, (C) at the time such revised Business Plan has been presented to the Administrative Agents in accordance with clause (A) above, Vesper shall be in compliance with all material terms of the Mirror Authorization, (D) at the time such revised Business Plan has been presented to the Administrative Agents in accordance with clause (A) above, no Default shall exist and (E) the Board of Directors of Vesper shall have determined, in good faith and based on the projections referred to in clause (A) above, that, after giving effect to the implementation of the Business Plan, Vesper will be able to comply through the eighth anniversary of the Effective Date with the covenants set forth in Sections 6.14 to 6.22 (inclusive).

                  "Project Documents" means the Shareholders Agreement, the Operator Agreements, the Supply Contracts, the Mirror Authorization (including all other material Governmental Approvals with respect to ANATEL related thereto), the Interconnection Agreements, the Telecom and Eletropaulo Rental Agreement or any Material Contract.

                  "PTAX 800 Rate" means, for any date, the average of the exchange rates for all sales transactions and all purchase transactions for dollars under the PTAX 800 Opcao 5 on such date, as published in the Sisbacen Data System of the Central Bank or, should the same cease to be published, such generally recognized replacement rate thereof, subject to the approval of the Collateral Agent, such approval not to be unreasonably withheld.

                  "Purchase Price" means amounts paid or payable to any Vendor pursuant to invoices delivered by such Vendor pursuant to its Supply Contract for Vendor Manufactured Items, excluding any such amounts attributable to (x) Taxes (including sales or manufacturing Taxes and import duties and, with respect to the Lucent Supply Contract, any thereof incurred in connection with or with respect to Vendor Manufactured Items supplied by Harris to Lucent and, thereafter, by Lucent to Vesper) and (y) with respect to the Lucent Supply Contract in respect of Vendor Manufactured Items supplied by Harris or its Affiliates to Lucent or its Affiliates and, thereafter, by Lucent or its Affiliates to Vesper, freight and insurance. In connection with the Lucent Supply Contract the relevant amounts related to the Purchase Price are (i) with respect to Lucent (not Harris) equipment and services, the DDU and the CIP (as defined in the Lucent Supply Contract) and (ii) with respect to Harris equipment, the Harris FOB price.

                  "Put Option Credit Agreements" means the Initial Participating Credit Agreement and each Additional Participating Credit Agreement pursuant to which the lenders thereunder may require prepayment of the Tranche A Loans and Tranche B Loans thereunder on the fifth anniversary of the Effective Date in accordance with Section 8.03 of the Collateral Agency Agreement.

                  "Reais" or "R$" refers to lawful money of the Federative Republic of Brazil.

                  "Region 3" means the State of Sao Paulo, as defined in the Mirror Authorization.

                  "Registration Certificate" has the meaning given to such term in Section 5.19.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Repayment" means, in respect of any Indebtedness, the direct or indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "Repay" has a meaning correlative thereto.

                  "Required Enforcement Lenders" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Required Lenders" has the meaning assigned to such term in the Collateral Agency Agreement.

                  "Required Percentage" means (a) for any fiscal half year ending on or prior to the fifth anniversary of the Effective Date, [***] and (b) for any fiscal half year ending after the fifth anniversary of the Effective Date, (i) [***], if the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such fiscal half year is greater than 2.00 to 1.00 and (ii) otherwise, [***].

                  "Required Put Option Lenders" means, at any time, Lenders having outstanding Tranche A Loans, Tranche B Loans, Tranche A Commitments and Tranche B Commitments under the Put Option Credit Agreements representing more than 50% of the sum of the total outstanding Tranche A Loans, Tranche B Loans, Tranche A Commitments and Tranche B Commitments under the Put Option Credit Agreements at such time.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interest in any Loan Party or any option, warrant or other right to acquire any such Equity Interest in any Loan Party or (b) any Repayment in respect of any Primary Subordinated Obligation or any payment of cash interest thereon.

                  "S&P" means Standard & Poor's Ratings Service.

                  "Second Ratio" shall have the meaning given to such term in
Section 6.17.

                  "Secondary Subordinated Obligation" has the meaning assigned to such term in the Subordination Agreement.

                  "Secondment Agreement" means the Secondment Agreement, dated December 23, 1999 between BCI and Vesper or, in the case of a Telecom Transferee, any substantially similar agreement described in clause (e) of the definition of "Change in Control".

                  "Secured Parties" means the Agents and the Lenders.

                  "Security Documents" means the Collateral Agency Agreement, the Brazilian Security Documents and the Cayman Security Documents.

                  "Senior Indebtedness" means, as of any date, Total Indebtedness as of such date minus the aggregate principal amount of all Excluded Indebtedness included therein.

                  "Shareholders" means Qualcomm do Brasil Ltda., Bell Canada International (Megatel) Limited and VeloCom Cayman Brasil Holdings.

                  "Shareholders Agreement" means the Amended and Restated Shareholders Agreement, dated December 23, 1999, by and among the Shareholders and Holdings.

                  "Share Pledge Agreement" means the Share Pledge Agreement, dated as of December 27, 1999, by and among Holdings, Qualcomm do Brasil S.A., the Borrower, Vesper and the Lenders.

                  "Sponsors" means BCI, VeloCom Inc. and Qualcomm Incorporated.

                  "Sponsor Support Agreement" means the Sponsor Support Agreement, dated December 27, 1999 among the Shareholders, the Sponsors, Holdings, Vesper and the Collateral Agent.

                  "Subordination Agreement" means the Subordination Agreement among the Loan Parties, any holders of Primary Subordinated Obligations, any other Persons required to become parties thereto in accordance with the Loan Documents and the Collateral Agent, substantially in the form of Exhibit H.

                  "Subsidiary Guarantee Agreement" means the Guarantee Agreement among the Subsidiaries and the Collateral Agent, substantially in the form of
Exhibit I.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Vesper.

                  "Substitute Financing Side Letter" means the Side Letter, dated December 27, 1999, among the Sponsors, the Loan Parties, the Lenders and the Agents, with respect to substitute financing.

                  "Supply Contract" means the Lucent Supply Contract or, other than for the purposes of Section 5.10, any contract substituted therefor as described in clause (q) of Section 7.01.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Technical Services Agreement" means the Technical Services Agreement, dated July 30, 1999, between BCI and Vesper as amended by Amendment No. 1, dated December 23, 1999, between the same parties or, in the case of a Telecom Transferee, any substantially similar agreement described in clause (e) of the definition of "Change in Control".

                  "Telecom and Eletropaulo Rental Agreement" means the Telecom and Eletropaulo Rental Agreement, dated October 22, 1999, by and among Vesper, Eletropaulo Telecomunicac_es Ltda. and Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.

                  "Telecom Transferee" means a transferee of BCI's and its Affiliates' Equity Interests in Holdings and BCI's and its Affiliates' rights and obligations under the Loan Documents and the Project Documents, provided that such transferee at the time of such transfer is (x) an experienced internationally recognized multinational telecommunications company that has outstanding unsecured, unsupported, long-term dollar senior debt securities (that are not subject to any Guarantee or other credit enhancement) rated not less than BBB+ by S&P and Baa1 by Moody's or (y) a subsidiary of a Person described in clause (x) whose obligations under the Loan Documents and Project Documents are absolutely and unconditionally guaranteed by such Person pursuant to a guarantee agreement in form and substance reasonably satisfactory to the Collateral Agent.

                  "Telefonica" means Telecomunicacoes de Sao Paulo S.A.

                  "Total Capitalization" means, as of any date, the sum of (i) Total Indebtedness as of such date, and (ii) Funded Equity as of such date.

                  "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of Vesper and the Subsidiaries outstanding as of such date (excluding Indebtedness that constitutes a Primary Subordinated Obligation), in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of Vesper and the Subsidiaries outstanding as of such date (excluding Indebtedness that constitutes a Primary Subordinated Obligation) that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis; provided that, for purposes of clause (b) above, the term "Indebtedness" shall not include contingent obligations of Vesper or any Subsidiary as an account party in respect of any letter of credit or letter of guaranty unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness.

                  "Total Subscribers" means, as of any date, the aggregate number of customers of Vesper and the operating

Subsidiaries that are receiving fixed switch telephony service pursuant to a service contract.

                  "Towers" means towers (including bases and rooftops), tower signal and antenna related equipment and support, power measurement devices, related real estate improvements (including tower bases, fences and lightning protection) and equipment shelters (but excluding antennae or electronic equipment housed within such shelters).

                  "Tranche A Availability Period" means, with respect to any Participating Credit Agreement, the period from and including the Effective Date to but excluding the earlier of the Tranche A Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche A Commitments under such Participating Credit Agreement.

                  "Tranche A Availability Termination Date" means the date that is the fourth anniversary of the Effective Date.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Loans under a Participating Credit Agreement, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Loans to be made by such Lender thereunder, as such commitment may be (a) reduced or increased from time to time pursuant to such Participating Credit Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to such Participating Credit Agreement.

                  "Tranche A Loans" means (a) Loans under the Initial Participating Credit Agreement designated therein as "Tranche A Loans" or (b) Loans under any Additional Participating Credit Agreement that refinance or replace Tranche A Loans under the Initial Participating Credit Agreement.

                  "Tranche A Maturity Date" means December 27, 2007.

                  "Tranche B Availability Period" means, with respect to any Participating Credit Agreement, the period from and including the last day of the Tranche A Availability Period for such Participating Credit Agreement to but excluding the earlier of the Tranche B Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche B Commitments under such Participating Credit Agreement.

                  "Tranche B Availability Termination Date" means the date that is the fifth anniversary of the Effective Date.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Loans under a Participating Credit Agreement, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Loans to be made by such Lender thereunder, as such commitment may be (a) reduced or increased from time to time pursuant to such Participating Credit Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to such Participating Credit Agreement.

                  "Tranche B Loans" means (a) Loans under the Initial Participating Credit Agreement designated therein as "Tranche B Loans" or (b) Loans under any Additional Participating Credit Agreement that refinance or replace Tranche B Loans under the Initial Participating Credit Agreement.

                  "Tranche B Maturity Date" means December 27, 2007.

                  "Tranche C Availability Period" means, with respect to any Participating Credit Agreement, the period from and including the Effective Date to but excluding the earlier of the Tranche C Availability Termination Date and the date of termination (including by reason of full utilization) of the Tranche C Commitments under such Participating Credit Agreement.

                  "Tranche C Availability Termination Date" means the date that is the third anniversary of the Effective Date.

                  "Tranche C Commitment" means a Tranche C-1 Commitment, a Tranche C-2 Commitment or a combination thereof (as the context requires).

                  "Tranche C-1 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C-1 Loans under any Participating Credit Agreement, expressed as an amount representing the maximum aggregate principal amount of the Tranche C-1 Loans to be made by such Lender thereunder, as such commitment may be (a) reduced from time to time pursuant to such Participating Credit Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to such Participating Credit Agreement.

                  "Tranche C-2 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche C-2 Loans under any Participating Credit Agreement, expressed as an amount representing the maximum aggregate principal amount of the Tranche C-2 Loans to be made by such Lender thereunder, as such commitment may be (a) reduced from time to time pursuant to such Participating Credit Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to such Participating Credit Agreement.

                  "Tranche C Loans" means Tranche C-1 Loans and Tranche C-2
Loans.

                  "Tranche C-1 Loans" means (a) Loans under the Initial Participating Credit Agreement designated therein as "Tranche C-1 Loans" or (b) Loans under any Additional Participating Credit Agreement that refinance or replace Tranche C-1 Loans under the Initial Participating Credit Agreement.

                  "Tranche C-2 Loans" means (a) Loans under the Initial Participating Credit Agreement designated therein as "Tranche C-2 Loans" or (b) Loans under any Additional Participating Credit Agreement that refinance or replace Tranche C-2 Loans under the Initial Participating Credit Agreement.

                  "Tranche C Maturity Date" means December 27, 2004.

                  "Transactions" means (a) the execution, delivery and performance by the Loan Parties, the Sponsors, any Affiliates of the Loan Parties, and the Shareholders of the Loan Documents and Project Documents, the borrowing of Loans and the use of the proceeds thereof by any Loan Party and (b) the installation, construction and operation of the Project.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate (in each case, as defined in any Participating Credit Agreement).

                  "Value" means, with respect to any Permitted Sale- Leaseback at any time, (x) if such Permitted Sale-Leaseback is accounted for as a Capital Lease Obligation, the capitalized amount that would have been set forth in respect of such Capital Lease Obligation on the consolidated balance sheet of Vesper most recently delivered by Vesper pursuant to Section 5.01(a) or (b) (if such balance sheet had been prepared in accordance with GAAP), as the case may be (or, with respect to any Capital Lease Obligation entered into after the date of such balance sheet most recently delivered, such amount as would have been set forth thereon if such Permitted Sale-Leaseback had been consummated on the date of such balance sheet most recently delivered), and (y) with respect to any other Permitted Sale-Leaseback, an amount equal to the net proceeds received by Vesper from the purchaser (and lessor) of the relevant property pursuant to such Permitted Sale-Leaseback at the time such Permitted Sale-Leaseback is consummated.

                  "Vendor Manufactured Items" means, with respect to any Supply Contract, equipment manufactured by the Vendor thereunder (or such Vendor's Affiliates) or services performed by such Vendor or its Affiliates thereunder; provided that, with respect to the Lucent Supply Contract, for purposes of this definition, Vendor shall, also, include Harris and Affiliates of Harris with respect to equipment and services of Harris or its Affiliates with a Purchase Price not in excess of $7,620,500 in the aggregate.

                  "Vendor" means, collectively, Lucent Technologies World Services, Inc. and Lucent Technologies Network Systems Do Brasil Ltda.

                  "Vesper" means Vesper Sao Paulo S.A., a sociedade por acoes.

                  "Vesper Guarantee" means the Loan Guarantee dated as of December 27, 1999, made by Vesper in favor of the Collateral Agent.

                  "Voting Agreement" means the Voting Agreement, dated as of December 27, 1999, by and among Holdings, Qualcomm do Brasil Ltda., Lucent, the other Lenders, Vesper and the Borrower.

                  "Working Capital/CPE Facility" means a credit facility providing for loans to Vesper to finance working capital and/or CPE.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Loan") or by Type (e.g., a "LIBOR Loan") or by Class and Type (e.g., a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Borrowing") or by Type (e.g., a "LIBOR Borrowing") or by Class and Type (e.g., a "Tranche A LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns and, in the case of a Governmental Authority, succeeding to the relevant functions thereof, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with, and any reconciliation of financial statements to GAAP referred to in Section 5.01 shall be based upon, GAAP, as in effect on the date hereof, unless the Borrower and the Collateral Agent otherwise agree. Any restriction, limitation or condition under any Loan Document that is determined by reference to any financial statement shall be determined as if such financial statement had been prepared in accordance with GAAP as in effect on the date hereof, unless the Borrower and the Collateral Agent otherwise agree.

                                   ARTICLE II

                                    The Loans

                  SECTION 2.01. Accession of Additional Participating Credit Agreements. The Administrative Agent under each Additional Participating Credit Agreement shall become a party hereto, and such Administrative Agent and the Lender Group thereunder shall become bound by this Agreement, in accordance with the procedure set forth in Section 2.01 of the Collateral Agency Agreement.

                  SECTION 2.02. Termination, Increase and/or Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments shall terminate at 5:00 p.m, New York City time, on the Tranche A Availability Termination Date, (ii) the

Tranche B Commitments shall terminate at 5:00 p.m, New York City time, on the Tranche B Availability Termination Date and (iii) the Tranche C Commitments shall terminate at 5:00 p.m, New York City time, on the Tranche C Availability Termination Date.

                  (b) On the date of each Loan of any Group and Class made by any Lender, such Lender's Commitment of such Group and Class shall be reduced by an amount equal to such Loan.

                  (c) The Tranche A Commitment of each Lender shall be increased by an aggregate amount equal to the proceeds of any Tranche A Loan made by such Lender that are applied to pay any regularly scheduled payment of principal of any Tranche A Loans under the same Participating Credit Agreement (or under any Additional Participating Credit Agreement that refinanced or replaced Tranche A Loans under such Participating Credit Agreement) prior to the Tranche A Availability Termination Date. The Tranche B Commitment of each Lender shall be increased by an aggregate amount equal to the proceeds of any Tranche B Loan made by such Lender that are applied to pay any regularly scheduled payment of the principal of any Tranche A Loans or Tranche B Loans under the same Participating Credit Agreement (or under any Additional Participating Credit Agreement that refinanced or replaced Tranche A Loans or Tranche B Loans under such Participating Credit Agreement) prior to the Tranche B Availability Termination Date.

                  (d) In the event that a prepayment would be required pursuant to paragraph (b), (c) or (e) of Section 2.03, Commitments then in effect shall be reduced by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans outstanding immediately prior to giving effect to such prepayment.

                  (e) The Borrower may at any time terminate, or from time to time reduce, the Commitments upon at least three Business Days notice to the Administrative Agents; provided that, prior to any such termination or reduction, the Borrower shall demonstrate, to the reasonable satisfaction of the Required Lenders, either (i) availability of alternative funds on a dollar-for-dollar basis and on terms reasonably satisfactory to the Required Lenders or (ii) that such terminated or reduced portions of the Commitments are no longer required by Vesper to complete the Project as contemplated by the Business Plan; provided that each reduction of less than all remaining Commitments pursuant to this paragraph (e) shall be in an amount that is an integral multiple of $1,000,000 and not less than

$5,000,000. The Borrower shall not have the right optionally to terminate or reduce any Commitments except as provided herein.

                  (f) The Borrower shall notify the Administrative Agents of any election to terminate or reduce the Commitments of any Class under paragraph (e) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, each Administrative Agent shall advise the Lenders in its Lender Group of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction or termination of the Commitments pursuant to paragraph (d) or (e) of this Section shall be applied: first against all Tranche C Commitments under all Participating Credit Agreements then in effect ratably, except to the extent any Lender holding a Tranche C Commitment elects not to accept such reduction in which case any remaining reduction shall be applied against all remaining Tranche C Commitments (other than any held by Lenders that shall have made such election) until reduced to zero; and second to the extent of any remaining reduction in Commitments, to all Tranche A and Tranche B Commitments under all Participating Credit Agreements then in effect ratably, except to the extent any Lender holding Tranche A or Tranche B Commitment elects not to accept such reduction in which case any remaining reduction shall be applied against all remaining Tranche A and Tranche B Commitments (other than any held by Lenders that shall have made such election) until reduced to zero; provided that, in the case of a reduction or termination being effected in connection with the lending commitments under an Additional Participating Credit Agreement becoming effective, all reductions or termination of commitments shall be made solely under the Initial Participating Credit Agreement.

                  SECTION 2.03. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that each partial prepayment shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of Vesper or any Subsidiary in respect of any Prepayment Event or any BNDES Financing, the Borrower shall, within three Business Days after such Net Proceeds are received (subject to paragraph (h) of this Section), but subject to the terms of Section 6.01(c) with respect to any BNDES Financing, prepay Borrowings in an aggregate principal amount equal to such Net Proceeds; provided that the Borrower shall not be required to prepay Borrowings in connection with any event described in clause
(a) or (b) of the definition of "Prepayment Event", unless the Net Proceeds therefrom exceed [***] and the Borrower shall only be required to prepay Borrowings in connection with any event described in clause (c) of the definition of "Prepayment Event" to the extent that such Net Proceeds exceed [***] as provided in clause (c) of the definition of "Prepayment Event"; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term "Prepayment Event", if Vesper shall deliver to the Administrative Agents a certificate of a Financial Officer to the effect that Vesper and the Subsidiaries elect to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of Vesper and the Subsidiaries (in the case of an event described in clause (a) of the definition of the term "Prepayment Event") or to repair, restore or replace the affected property or asset (in the case of an event described in clause (b) of the definition of the term "Prepayment Event"), and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that Vesper shall not be permitted to make elections pursuant to the immediately preceding proviso with respect to Net Proceeds from any event described in clause (b) of the definition of "Prepayment Event" if such Net Proceeds exceed [***]. At or prior to the end of any 180-day period referred to above, Vesper shall notify the Administrative Agents of the application of the Net Proceeds required to have been applied within such period.

                  (c) Following the end of each fiscal half-year of Vesper, commencing with the fiscal half-year ending on June 30, 2000, the Borrower shall prepay Borrowings in an aggregate principal amount equal to the Required Percentage of Excess Cash Flow for such fiscal half-year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal half year for which Excess Cash Flow is being calculated (and in any event within the period required under Section 5.01 for the delivery of financial statements with


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

respect to the fiscal period ended at the end of such fiscal half-year), subject to paragraph (h) of this Section.

                  (d) If required pursuant to Section 8.03 of the Collateral Agency Agreement, the Borrower shall, on the fifth anniversary of the Effective Date, prepay Tranche A Borrowings and Tranche B Borrowings under the Put Option Credit Agreements in an aggregate amount equal to all outstanding Tranche A Borrowings and Tranche B Borrowings under each of the Put Option Credit Agreements, other than Tranche A Loans and Tranche B Loans of Lenders that elect not to participate in such prepayment pursuant to Section 8.03 of the Collateral Agency Agreement.

                  (e) In the event and on each occasion that Vesper or any Subsidiary Repays any Indebtedness of Vesper or any Subsidiary, then the Borrower shall, within three Business Days after the date of such Repayment (subject to paragraph (h) of this Section), prepay Borrowings in an aggregate amount equal to the product of (x) the sum of the aggregate principal amount of the Loans outstanding at the time, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Total Indebtedness immediately prior to such Repayment (excluding Indebtedness in respect of the Loans and Indebtedness outstanding under revolving credit facilities); provided that prepayments of Borrowings shall not be required pursuant to this paragraph in respect of (i) Repayments of Loans, (ii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring other Indebtedness that complies with clauses (A) through (F) (inclusive) in the proviso to exception (v) to Section 6.01(a), (iii) any Repayment of Indebtedness outstanding under a revolving credit facility (x) if such revolving credit facility is the Additional Facility, if such Repayment occurs at such time as the Additional Facility shall not be required to be in effect hereunder and (y) in the case of any other revolving credit facility, if and to the extent that (A) the commitments of the lenders to make loans thereunder remain in effect after giving effect to such Repayment or are replaced by commitments under a replacement revolving credit facility and (B) such commitments are not reduced within six months thereafter,
(iv) payment of regularly scheduled interest, fees and principal payments as and when due in respect of any Indebtedness and (v) Repayments of any Indebtedness at the scheduled maturity thereof.

                  (f) Prior to any optional or mandatory prepayment of Borrowings, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that the Borrower shall select Borrowings to be prepaid such that any such prepayment shall be applied: first against all then outstanding Tranche C Loans under all Participating Credit Agreements ratably, except to the extent any Lender holding Tranche C Loans elects not to accept such prepayment in which case any remaining prepayment amount shall be applied against all remaining Tranche C Loans (other than any held by any Lenders that shall have made such election) until reduced to zero and; second, to the extent of any remaining prepayment amount, against all then outstanding Tranche A and Tranche B Loans under all Participating Credit Agreements ratably, except to the extent any Lender holding Tranche A or Tranche B Loans elects not to accept such prepayment in which case any remaining prepayment amount shall be applied against all remaining Tranche A and Tranche B Loans (other than any held by any Lenders that shall have made such election) until reduced to zero; provided further that, in the case of any prepayment that is effected using the proceeds of Loans under an Additional Participating Credit Agreement, all prepayments shall be made solely under the Initial Participating Credit Agreement.

                  (g) The Borrower shall notify the Administrative Agents by telephone (confirmed by telecopy) of any prepayment not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, each Administrative Agent shall advise the Lenders in its Lender Group of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in the Participating Credit Agreement, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments of Borrowings shall be accompanied by the payment of accrued interest on the amount prepaid.

                  (h) In the event and on each occasion that the Borrower is required to make any prepayment pursuant to paragraph (b), (c) or (e) of this Section, the Borrower may, subject to the terms and conditions set forth in this paragraph, defer the date on which such prepayment is required to be made if, and only if, (i) it is necessary for the Borrower to exercise a put option with respect to an equivalent principal amount of the Notes pursuant to the Note Purchase Agreement in order to obtain funds to make such prepayment and the exercise of such put option is not permitted under the Note Purchase Agreement at the time and

(ii) no Event of Default has occurred and is continuing on the date that such prepayment is required to be made; provided that the Borrower may not defer any prepayment in an aggregate principal amount exceeding [***] or that would result in the aggregate principal amount of all prepayments that have been deferred hereunder and have not yet been made exceeding [***]. As a condition to the deferral of any prepayment that the Borrower may elect to defer pursuant to this paragraph, the Borrower shall notify the Agents of such deferral prior to the date on which such prepayment otherwise would be required and Vesper shall transfer to the Collateral Agent, for deposit in the "Loan Prepayment Suspense Account" (as defined in the Collateral Agency Agreement), funds in an aggregate amount equal to the aggregate principal amount of Loans the prepayment of which is being deferred (which deposit may be made in Reais in an amount equivalent to such aggregate principal amount of Loans, based upon prevailing exchange rates as determined by the Collateral Agent). Any deferral of a prepayment in accordance with this paragraph shall terminate (and the Borrower shall be required to make the prepayment that was deferred) on the earlier of (i) the first date after such prepayment was deferred on which the put option may be exercised under the Note Purchase Agreement with respect to any of the Notes,
(ii) the first date after such prepayment was deferred on which any prepayment of principal in respect of the Loans is made, or is required to be made and is not deferred in accordance with this paragraph, and (iii) the date that is three months after the date on which such prepayment was deferred; provided that (A) the Borrower may elect to make any prepayment that has been deferred in accordance with this paragraph prior to the date otherwise required pursuant to this sentence and (B) in the event that clause (i) above applies but the principal amount of Notes with respect to which the put option is exercisable is less than the principal amount of the applicable prepayment that has been deferred, the prepayment then required shall be limited to such principal amount of Notes, but without affecting the Borrower's obligations hereunder with respect to the balance of the deferred prepayment. On each date on which the Borrower is required to make (or elects to make) a prepayment that has been deferred pursuant to this paragraph, the Collateral Agent shall release the funds deposited in the Loan Prepayment Suspense Account in respect of such deferred prepayment and apply such funds to make such prepayment (or, in the case of funds deposited in Reais, to purchase dollars, which shall be applied to make such prepayment) in accordance with instructions received from Vesper; provided that neither any deficiency of the funds so released, nor any delay in the release or application of such funds, shall relieve the Borrower of its obligation to make any prepayment required to be made hereunder as and when due, in the full amount required.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                   ARTICLE III

                         Representations and Warranties

                  Each of Holdings, Vesper and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Loan Parties, Shareholders and Sponsors is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing, where applicable, in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions entered into or to be entered into by each Loan Party, Sponsor, Shareholder or any Affiliate of any Loan Party are within such Loan Party's, Shareholder's, Sponsor's or such Affiliate of any Loan Party's powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by Holdings, Vesper and the Borrower and constitutes, and each other Loan Document and Project Document to which any Loan Party, Sponsor, Shareholder or any Affiliate of any Loan Party is or is to be a party constitutes (or, when executed and delivered by it, will constitute) a legal, valid and binding obligation of Holdings, Vesper, the Borrower, such Loan Party, Sponsor, Shareholder or any Affiliate of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. (a) The Transactions (i) described in clause (a) of the definition of "Transactions" (the "Financing Transactions") do not require any Governmental Approvals, except
(A) such as have been obtained or made and are in full force and effect and (B) filings necessary to perfect Liens created under the Security Documents, (ii) described in clause (b) of the definition of Transactions (the "Operational Transactions") do not require any material Governmental Approvals, in the case of clauses (i) and

(ii) of this Section 3.03(a), except the Governmental Approvals described on
Schedule 3.03, (iii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party, Sponsor, Shareholder or any Affiliate of any Loan Party or any order of any Governmental Authority, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (v) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Documents.

                  (b) Schedule 3.03, as amended from time to time by Vesper to reflect any Governmental Approval required as a result of (1) any change in applicable law or (2) the inclusion within the definition of "Project" of any Additional Project in accordance with the terms of the definition of "Project", in the case of (1) or (2) since the later of (x) the date of execution and delivery of this Agreement and (y) the most recent date as of which this representation and warranty shall be deemed to have been made pursuant to
Section 4.02, sets forth all Governmental Approvals required in connection with the Financing Transactions and all material Governmental Approvals required in connection with the Operational Transactions. Except as described on Schedule 3.03, all such Governmental Approvals have been obtained, made or taken (as the case may be) and are valid and in full force and effect, and each of the Loan Parties, Sponsors, Shareholders and each Affiliate of any Loan Party is in compliance with the terms and conditions thereof, except where the failure so to comply would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Each of the Borrower and Vesper has no reason to believe that any such Governmental Approvals that (i) has not been obtained, made or taken (as the case may be) will not be obtained, made or taken in due course at or prior to the time when needed, free from any conditions or requirements that cannot be satisfied, and (ii) has been obtained was based on materially inaccurate or incomplete information that was supplied by any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) Each of Holdings and Vesper has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings or Vesper (as the case may be) and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to above.

                  (b) Since September 30, 1999, there has been no event, development or circumstance that has had or would be reasonably likely to have a Material Adverse Effect, other than continuing operating losses of Vesper as contemplated by the Business Plan in effect on the date of this Agreement.

                  SECTION 3.05. Properties. (a) Each of Vesper and the Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or proposed to be conducted.

                  (b) Each of Holdings, Vesper and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, Vesper and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

                  (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, Vesper or any of its Subsidiaries as of the Effective Date. As of the Effective Date, neither Holdings, Vesper nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation or similar proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  (d) The information set forth on Schedule 6.04 is true and accurate in all material respects.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings, Vesper or the Borrower, threatened against or affecting any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party or seeking to nullify, rescind, terminate, modify or suspend any consent, approval, license, permit, registration, filing or other action set forth on Schedule 3.03 (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents, the Project Documents, the Transactions or the Mirror Authorization.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, none of the Loan Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Loan Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. None of the Loan Parties, Shareholders, Sponsors or any of their respective subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves.

                  SECTION 3.10. Disclosure. Holdings, Vesper and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties, Shareholders, Sponsors or any of their respective subsidiaries is subject that, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect. As of the Effective Date, none of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings, Vesper and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.11. Subsidiaries. Holdings does not have any subsidiaries other than Vesper and the Subsidiaries. Schedule 3.11 sets forth as of the Effective Date the name of, and the ownership interest of Vesper in, each Subsidiary.

                  SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums then due and payable in respect of such insurance have been paid.

                  SECTION 3.13. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of Holdings or Vesper, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of any applicable law dealing with such matters. All material payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

                  SECTION 3.14. Supply Contracts. Each Supply Contract is in full force and effect. Vesper is in compliance in all material respects with the terms and conditions of each Supply Contract.

                  SECTION 3.15. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of Holdings, Vesper and the Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which Holdings', Vesper's or the Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, have been completed. The cost to Holdings, Vesper and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Holdings, Vesper and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect.

                  SECTION 3.16. No Burdensome Restrictions. None of Holdings, Vesper, the Borrower or any other Loan Party is party to any agreement that contains any materially burdensome restrictions on its ability to construct, install and operate the Project as contemplated by, and in compliance with the terms of, the Project Documents or in a manner consistent with the Business Plan, or to conduct its business as presently conducted or as intended to be conducted.

                  SECTION 3.17. No Sovereign Immunity Defense. Each of the Loan Parties, Sponsors, the Shareholders and their respective subsidiaries is subject to private commercial law and suit, and no such Person is entitled to sovereign immunity under any such laws. Neither the Loan Parties, Sponsors, Shareholders or their respective subsidiaries nor their respective assets have the right of immunity from suit, attachment or execution on the grounds of sovereignty within the Federative Republic of Brazil, the Cayman Islands or in any other jurisdiction.

                  SECTION 3.18. Ownership of Holdings. Schedule 3.18 sets forth all Persons that beneficially own Equity Interests in Holdings and the percentage of (a) the ordinary voting power of and (b) the equity value of Holdings beneficially owned by each such Person, in each case as of the Effective Date.

                  SECTION 3.19. Project Documents, etc. As of the Effective Date, the Project Documents (together with the Loan Documents) constitute and include all material contracts and agreements relating to the Transactions to which any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party is a party. The Project Documents and the Loan Documents constitute and include all material contracts and agreements necessary for the construction, installation and operation of the Initial Project as contemplated by the Business Plan and in a manner consistent with applicable law. The services to be performed, the materials to be supplied and the rights to be granted under the Project Documents and Loan Documents comprise all of the rights and interests necessary for the construction, installation and operation of the Project in a manner consistent with the Business Plan and applicable law. Holdings has delivered to the Lenders true and correct copies of each Project Document in effect as of the Effective Date. Neither any Loan Party nor, to the knowledge of Holdings, Vesper and the Borrower, any other party to any Project Document, is in default in the performance of any obligation set forth in any Project Document that would reasonably be likely to result in a Material Adverse Effect. To the best knowledge of Holdings, Vesper and the Borrower, no event has occurred that could reasonably be expected to give rise to the termination of any Project Document that would reasonably be likely to result in a Material Adverse Effect. All conditions precedent to the obligations of the respective parties to each Project Document have been waived or satisfied, except for any such conditions that by their terms are not to be met until a later stage of the implementation of the Project, and Vesper does not have any reason to believe that any such condition to be satisfied in the future will not be satisfied at or prior to the time required.

                  SECTION 3.20. Withholding and Other Taxes. As of the date hereof:

                  (a) Other than Cayman Islands stamp duty, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the Cayman Islands or any political subdivision or taxing authority thereof or therein (i) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement or any of the other Loan Documents or (ii) on any payment to be made by the Subsidiaries pursuant to this Agreement or any of the other Loan Documents.

                  (b) Any and all payments of interest with respect to any Note Document shall be subject to (i) income tax withholding, which rate will be reduced to zero if the issuance of Notes in connection with any Note Document if the closing of the foreign exchange transaction in connection with such issuance has occurred on or before December 31, 1999; if such reduced rate is not applicable, such payments shall be subject to income tax withholding at a rate of 15%, unless payment is made to a Person that is resident in (w) a "tax haven" (defined for Brazilian tax law purposes as a country that does not tax income or taxes income at a rate under 20%), in which case the applicable withholding rate is 25%; or (x) a country that has a tax treaty with Brazil pursuant to which such withholding rate is reduced; (ii) Tax on Currency Exchange Transactions ("IOF"), which, notwithstanding its current zero rate, may be increased at any time by a decision of the Minister of Finance of Brazil; and (iii) Tax on Bank Transactions ("CPMF"), which is imposed at the rate of 0.38% on any and all bank account debit transactions.

                  (c) All payments made under any Guarantee Agreement, as well as all and any payments of expenses and fees to Persons outside of Brazil, shall be subject to income tax withholding in Brazil at a rate of 15%, unless payment is made to a Person that is resident in (y) a "tax haven" (defined for Brazilian tax law purposes as a country that does not tax income or taxes income at a rate under 20%), in which case the applicable rate is 25%; or (z) a country that has a tax treaty with Brazil pursuant to which such withholding rate is reduced.

                  SECTION 3.21. Ranking of Loans. The obligations of each Loan Party, Sponsor and Shareholder under the Loan Documents rank in right of payment at least pari passu with all other unsubordinated Indebtedness of such Loan Party, Sponsor and Shareholder.

                  SECTION 3.22. Spectrum Clearance. The rights granted to Vesper by ANATEL pursuant to the Mirror Authorization provide Vesper with adequate rights in respect of the radio frequency spectrum to enable Vesper to operate the Project as contemplated by the Project Documents and the Business Plan. Vesper has undertaken all investigations customary in the telecommunications industry to determine whether any interference with or use of (by any Person other than Vesper) the portion of the spectrum that will be used in connection with the operation of the Project as contemplated by the Project Documents and the Business Plan exists. Vesper has adequate spectrum clearance to operate the Project as contemplated by the Project Documents and the Business Plan, except for such interference with or use of such spectrum that could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.23. Service to 28 Additional Cities. The amount of Capital Expenditures required to be made by Vesper in order to meet the minimum requirements of ANATEL under the amendment to the Mirror Authorization (the "Mirror Authorization Amendment") referred to in clause (ii) of the definition of "Project" (and thereby avoid, among other things, loss of the rights associated with such amendment and the imposition of penalties by ANATEL) is not, in the reasonable judgment of

Vesper, in excess of [***] (such calculation having been made in good faith by Vesper, after due inquiry and based upon assumptions believed to be reasonable by Vesper). Any failure by Vesper to comply with any of its obligations under the Mirror Authorization Amendment would not, as a matter of law, impair Vesper's rights or increase Vesper's obligations or liabilities under the Mirror Authorization insofar as such rights, obligations or liabilities relate to the Initial Project.

                  SECTION 3.24. Security Documents. The Security Documents create in favor of the Collateral Agent or, where specified, the Lenders, for the benefit of the Secured Parties, legal, valid, binding, enforceable and first priority perfected Liens in all Collateral, except for Collateral as to which the Security Document creating a Lien in such Collateral provides for the periodic filing of Liens in respect of Collateral acquired or created after the Effective Date and such periodic filing has not yet been required to be made in accordance with the terms of such Security Document.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans under the Initial Participating Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

                  (a) The Administrative Agents (or their counsel) shall have received from each party hereto or thereto either (i) a counterpart of this Agreement and the Initial Participating Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to such Agent (which may include telecopy transmission of a signed signature page) that such party has signed a counterpart of this Agreement or the Initial Participating Credit Agreement (as applicable). The Initial Participating Credit Agreement shall be satisfactory in form and substance to the Agents and Lenders that are not parties thereto.

                  (b) The Administrative Agents shall have received a favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of (i) Milbank, Tweed, Hadley & McCloy LLP, United States counsel for the Loan Parties, the Sponsors and the Shareholders substantially in the form of Exhibit I-1, (ii) Pinheiro Neto, Brazilian


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         counsel for the Loan Parties, the Sponsors and the Shareholders substantially in the form of Exhibit I-2, (iii) Walkers, Cayman counsel for the Loan Parties, the Sponsors and the Shareholders substantially in the form of Exhibit I-3 and (iv) such opinions from counsel for each of the Shareholders and Sponsors as the Agents may reasonably require, and, in each case, covering such other matters relating to the Loan Parties, the Shareholders, the Sponsors, the Loan Documents, the Transactions or the Project as any Agent shall reasonably request. Holdings, Vesper and the Borrower hereby request their counsel referred to in this paragraph to deliver such opinions.

                  (c) The Administrative Agents shall have received such documents and certificates as such Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the Sponsors and the Shareholders, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents, the Sponsors, the Shareholders or the Transactions, all in form and substance satisfactory to such Agent and its counsel.

                  (d) The Administrative Agents shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of Vesper, confirming compliance with the conditions set forth in paragraphs (a), (b), (c), (d), (e) and
         (f) of Section 4.02.

                  (e) The Administrative Agents and the Initial Lenders shall have received all fees and other amounts due and payable to them on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses (including reasonable legal fees and expenses) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Lenders shall be satisfied with the corporate and legal structure and capitalization of Holdings, Vesper, the Borrower and the other Subsidiaries, including the charter and by-laws of Holdings, Vesper, the Borrower and each other Subsidiary and each agreement or instrument evidencing Indebtedness of each such Person.

                  (g) The Collateral and Guarantee Requirement shall have been satisfied and the Agents shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of Vesper, together with all attachments contemplated thereby.

                  (h) The Administrative Agents shall have received evidence satisfactory to them that the insurance required by Section 5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Loan Parties constituting the Collateral.

                  (i) The Mirror Authorization shall have been duly granted to Vesper and shall be in full force and effect. No event shall have occurred that would subject the Mirror Authorization or any other material Governmental Approval to be revoked, terminated or suspended by ANATEL or any other Governmental Authority.

                  (j) All Intercompany Agreements shall be reasonably satisfactory in form and substance to the Lenders. True and correct copies of all Intercompany Agreements shall have been delivered to the Lenders.

                  (k) The Collateral Agent shall have received a counterpart of the Subordination Agreement duly executed and delivered on behalf of each party thereto and such Agreement shall be in full force and effect.

                  (l) The Supply Contract shall have been executed and delivered by Vesper and the applicable Vendor and shall be in full force and effect and any conditions to its effectiveness shall have been satisfied.

                  (m) The Sponsor Support Agreement shall have been executed and delivered by each of the parties thereto and such Agreement shall be in full force and effect. A true and correct copy of the Sponsor Support Agreement shall have been delivered to the Lenders.

                  (n) Vesper shall have delivered evidence satisfactory to each Agent and the Lenders of the receipt by Vesper of net cash equity proceeds of at least US $65,431,509.

                  (o) The Administrative Agents shall have received copies of all agreements, instruments and other documents then in existence (i) evidencing or governing the Loans and any other Indebtedness of any Loan Party existing or entered into on the Effective Date (other than the Indebtedness created under the Loan Documents) and (ii) relating to the Equity Interests of the Loan Parties (including shareholder agreements related thereto) and such Indebtedness, equity and documentation shall be on terms reasonably satisfactory in form and substance to the Lenders.

                  (p) The Borrower, Holdings and all other parties thereto (other than the Lenders and the Agents) will have received from the applicable Brazilian Government Authority an acknowledgment in form and substance reasonably satisfactory to the Lenders regarding the registration of the security interest on the Collateral pursuant to the Collateral and Guarantee Requirement.

                  (q) The Collateral Agency Agreement shall have been executed and delivered by each party thereto and shall be in full force and effect.

                  (r) Vesper shall have signed interconnection agreements with Embratel and Telefonica for operating the Project in Region 3 as contemplated by the Project Documents and the Business Plan.

                  (s) No change in applicable law shall have occurred adversely affecting the legality, validity or enforceability of this Agreement or the Initial Participating Credit Agreement, the extension of credit thereunder or the making of the Loans.

                  (t) Copies of the Project Documents shall have been delivered to the Lenders, executed in a form and in substance reasonably satisfactory to the Lenders, provided that the copies of the Supply Contracts delivered to the Lenders may be redacted to exclude confidential competitive information.

                  (u) (i) The board of directors of VeloCom shall have allocated (and such allocation shall not have been revoked, terminated or otherwise canceled) not less than US$75,000,000 to fund VeloCom Inc.'s equity contribution commitment to the Project and shall have received committed capital or financing commitments necessary to satisfy such allocation, and (ii) VeloCom Inc. shall have received irrevocable commitments in an amount of not less than US$200,000,000 in a private securities offering.

                  (v) The Substitute Financing Side Letter shall have been executed and delivered by each of the parties thereto and such Letter shall be in full force and effect. A true and correct copy of the Substitute Financing Side Letter shall have been delivered to the Lenders.

                  (w) Vesper shall have arranged the initial Working Capital/CPE Facility providing for loan commitments to Vesper thereunder in an aggregate principal amount not less than $50,000,000, with a maturity no earlier than the date that is 12 months after the Effective Date and not secured by Liens other than Liens applying to accounts receivable (and related collection accounts) or CPE, as applicable, of Vesper. The terms and conditions of such initial Working Capital/CPE Facility shall be satisfactory to the Lenders, and true and correct copies of all agreements relating thereto shall have been delivered to the Lenders.

                  (x) The Borrower and Vesper shall have established, to the satisfaction of the Administrative Agents, a cash collection system, including a cash collateral account in relation to which the Collateral Agent shall have received a power of attorney permitting it to exercise control over the funds contained therein when an Event of Default has occurred and is continuing, as contemplated by the Assignment of Credit Rights Agreement.

                  (y) Any additional conditions to the effectiveness of the Initial Participating Credit Agreement as set forth therein shall have been satisfied or waived.

                  (z) Each of the Capital Contribution Agreement, the Note Purchase Agreement and the Paying Agency Agreement shall have been executed and delivered by each party thereto and shall be in full force and effect.

                  (aa) The following actions or approvals shall have been taken or received:

                           (i) the prior authorization of the Central Bank
                  approving the financial terms of the transactions contemplated by the Intercompany Notes and authorizing Vesper to close foreign exchange contracts with respect to the proceeds in Dollars to be received from the Borrower pursuant thereto, which has been duly obtained and is in full force and effect;

                           (ii) the letter of non-opposition issued by the
                  Central Bank with respect to the Vesper Guarantee;

                           (iii) the translation of the Loan Documents (other
                  than the Notes and the Intercompany Notes) into Portuguese by a sworn translator, which is required for such Loan Documents to be in proper legal form under the laws of Brazil for the enforcement thereof in any competent Brazilian court;

                           (iv) the registration of the Loan Documents in the
                  appropriate registry in Brazil and the corporate register of Vesper, respectively, which filing shall occur prior to the date of the initial Loan.

The Administrative Agents shall notify the Borrower, Vesper and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans under the Initial Participating Credit Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 3:00 p.m., New York City time, on December 31, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing under any Participating Credit Agreement is subject to the satisfaction of the following conditions:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties, Shareholders and Sponsors set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (or, if any representation or warranty relates to another date, on and as of such other date).

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

                  (c) At the time of such Borrowing, Vesper and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such Borrowing, with the covenants contained in Sections 6.16 and 6.17.

                  (d) At the time of and immediately after giving effect to such Borrowing, no moratorium or other action by any Governmental Authority which restricts the ability of any Loan Party to make any payment when due under any Loan Document or to transfer US dollars to the United States shall have occurred, other than administrative requirements that can be routinely satisfied.

                  (e) At the time of and immediately after giving effect to such Borrowing, the aggregate principal amount of all Tranche A Loans and Tranche B Loans made under any Participating Credit Agreement (whether or not repaid) shall not exceed 150% of the Borrowing Base relating to such Participating Credit Agreement.

                  (f) At the time of and immediately after giving effect to such Borrowing, the aggregate principal amount of all Tranche A Loans and Tranche B Loans made under any Participating Credit Agreement (whether or not repaid) for the purposes described in clauses (b), (c), (d) with respect to any optional prepayment of any Tranche C Borrowing and (e) of the first sentence of Section 5.10 shall not exceed 50% of the aggregate principal amount of Tranche A Loans and Tranche B Loans made thereunder (whether or not repaid) for the purposes described in clause
         (a) of the first sentence of Section 5.10; provided that the condition set forth in this paragraph (f) shall not apply to any Borrowing that is made solely to finance (x) import taxes and duties for Vendor Manufactured Equipment which has been ordered pursuant to a binding purchase order under the related Supply Contract or (y) fees payable under the applicable Participating Credit Agreement and closing expenses payable under the applicable Participating Credit Agreement on the Effective Date. For purposes of paragraphs (e) and (f), Loans made under the Initial Participating Credit Agreement and Loans made under any Additional Participating Credit Agreement to replace Loans that would have been made under the Initial Participating Credit Agreement shall be deemed to have been made under the same Participating Credit Agreement.

                  (g) Concurrent with such Borrowing, Vesper shall issue and the Borrower shall purchase, in accordance with the terms of the Note Purchase Agreement, a Note (i) in principal amount equal to the amount of such Borrowing and (ii) bearing an interest rate at least equal to the interest rate applicable to such Borrowing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b), (c), (d), (e), (f) and (g) of this Section 4.02.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Participating Credit Agreements shall have been paid in full, each of Holdings, Vesper and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Informa tion. The Borrower and Vesper will furnish to each Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year of Vesper, the audited consolidated balance sheet of each of the Borrower and Vesper and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, in each case presented in US dollars, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized international standing (without a "going concern" or like qualification or exception with respect to any fiscal year commencing with the fiscal year with respect to which Consolidated EBITDA is a positive number and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each of the Borrower and Vesper and its consolidated Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles in Brazil consistently applied, accompanied by an unaudited reconciliation of such statements to GAAP;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Vesper, the consolidated balance sheet of each of the Borrower and Vesper and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, in each case presented in US dollars, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers as presenting fairly in all material respects the financial condition and results of operations of each of the Borrower and Vesper and its consolidated Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles in Brazil consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, accompanied by an unaudited reconciliation of such statements to GAAP;

                  (c) within 30 days after the end of each fiscal month of Vesper, a report substantially in the form of Schedule 5.01(c);

                  (d) concurrently with any delivery of Vesper's financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Vesper (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demon strating compliance with Sections 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23 and 6.24, and
         (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Vesper's financial statements referred to in Section 3.04 that would have a material effect on the determination of compliance by any Loan Party with its obligations hereunder;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) promptly after the same become available but in any event within 45 days after the end of each fiscal year of Vesper, the Budget with respect to the current fiscal year;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

                  (h) promptly following any request therefor, such other information regarding the operations, business, affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as any Agent or any Lender may reasonably request; and

                  (i) promptly after execution thereof, copies of any agreement, instrument or other document evidencing or governing any Loans, the Working Capital/CPE Facility, the Additional Facility, and any other arrangement or series of related arrangements providing financing in an aggregate amount in excess of $7,500,000 in order to complete and operate the Project or any Project Document and of any amendment or modification to any thereof or waiver under any thereof.

                  SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to each Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, Vesper, the Borrower or any Affiliate thereof that, if adversely determined, would be reasonably likely to result in a Material Adverse Effect; and

                  (c) any other development that results in, or would be reasonably likely to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Vesper setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) Vesper will furnish to the Agents prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to the Collateral or any premises where any asset constituting Collateral is installed or situated (including the installation of any asset constituting Collateral at a location where Collateral has not previously been located) or (iii) in any Loan Party's identity or corporate structure. Holdings, Vesper and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings or other actions have been made or taken that are required, in connection with or as a result of such change, in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority Lien in all the Collateral. Holdings, Vesper and the Borrower also agree promptly to notify the Agents if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements for Vesper with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Vesper shall deliver to the Agents a certificate of a Financial Officer certifying that all appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to protect and perfect the Liens under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any documents or instruments to be filed within such period).

                  SECTION 5.04. Existence; Conduct of Business. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, the Mirror Authorization and the rights, licenses, permits, privileges, franchises and Governmental Approvals material to the conduct of the business of Holdings, Vesper, the Borrower and the other Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03.

                  SECTION 5.05. Payment of Taxes. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, Vesper, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. (a) Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, reasonably satisfactory to the Collateral Agent from time to time, insurance in at least such amounts, relative to the size of the assets and business of Vesper and the Subsidiaries, of such character and against at least such risks, and with such risk retentions, as is usually maintained by companies engaged in the same or a similar business in the same general area.

                  (b) Such insurance shall include:

                  (i) "all risk" insurance, including landslides, windstorm and flood, for an amount per occurrence of not less than the full replacement cost of all assets that could reasonably be expected to be subject to any single risk occurrence, with a maximum deductible per occurrence under such policy that is available at reasonable cost, such amounts to be reasonably satisfactory to the Collateral Agent from time to time;

                  (ii) equipment and machinery breakdown insurance covering breakdown and resulting damage including towers, antennas, switches, computer equipment, amplifiers, rotating equipment such as generators and compressors as well as electrical equipment, including transformers, switchgear and electrical apparatus, in each case for their full value;

                  (iii) business interruption insurance covering risk of loss as a result of the cessation or material interruption of the business of Vesper or any Subsidiary due to physical damage to the property required to be insured under clause (i) or (ii) above, for an indemnity period of at least three months, and providing for the payment of the insured period of at least the gross revenues of Vesper and the Subsidiaries from their largest revenue producing city for such insured period, less any non-continuing costs and expenses during the relevant indemnity period; and

                  (iv) third-party liability, including liability insurance for bodily injury and property damage, having a reasonable limit available at a reasonable cost of not less than $5,000,000 per occurrence, with an aggregate for products liability of not less than $5,000,000, and with a cross-liability clause with respect to any operations of Vesper or any Subsidiary.

                  (c) Vesper will cause all liability insurance policies maintained by or for the benefit of any Loan Party to name the Secured Parties as additional insured. In addition to any requirements under the Security Documents, all property loss or damage or other casualty insurance policies maintained by or for the benefit of any Loan Party with respect to any assets of any Loan Party shall contain lenders' loss payable endorsements in favor of the Collateral Agent on behalf of the Secured Parties in form and substance satisfactory to the Collateral Agent, which shall provide that all insurance proceeds (x) in excess of $7,500,000 or (y) payable at any time that a Default with respect to Section 7.01(a) or (b)(i) caused by the failure to pay amounts due or an Event of Default shall be continuing, shall be payable directly to the Collateral Agent on behalf of all the Secured Parties. All such policies also shall provide that none of the Loan Parties, the Agents nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as any Agent may reasonably require from time to time to protect the interests of the Secured Parties. Each such policy also shall (A) with respect to casualty policies, provide that it shall not be canceled, reduced in amount, materially adversely modified in coverage or otherwise or not renewed for any reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent, (B) insure the interests of the Secured Parties regardless of any breach of or violation by any Loan Party or any other Person of any warranties, declarations or conditions contained therein, and (C) provide that the Secured Parties shall not have any obligation for liability for premiums, commissions, assessments or calls in connection with such insurance or in connection with any representation or warranty made by any Loan Party in connection with obtaining such insurance. Vesper shall deliver to each Agent, prior to the cancelation, reduction, materially adverse modification or nonrenewal of any such policy of insurance, a certificate of insurance from the provider of such renewal or replacement policy together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

                  (d) Vesper shall notify the Agents immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party, and shall promptly deliver to the Agents a duplicate original copy of such policy or policies.

                  (e) Vesper shall furnish to each Agent within thirty days after each policy anniversary, or as requested by any Agent from time to time, certificates of insurance in respect of all insurance required to be maintained for the next term, stating the names of the insurance companies, the amounts of insurance, the dates of expiration thereof, the assets and risks covered thereby and otherwise demonstrating compliance with clauses
(b), (c) and (d) of this Section 5.07. Such certificates shall (i) be executed by an authorized representative of each insurer and (ii) certify that such insurance is fully paid for or payable by installment or otherwise not subject to cancelation by the insurer except as permitted hereby.

                  SECTION 5.08. Books and Records; Inspection Rights. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants provided an officer of Holdings, Vesper or the Borrower, as the case may be, is afforded an opportunity to be present, all during normal business hours but as often as reasonably requested.

                  SECTION 5.09. Compliance with Laws and Agreements; Maintenance and Enforcement of Project Documents. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) applicable to it or its property and with all indentures, agreements and other instruments binding upon it or its property (including each Supply Contract, the other Project Documents and each Material Contract), except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. Each of Holdings, Vesper and the Borrower will, and will cause each of the Subsidiaries to, maintain in full force and effect in all material respects each of the Project Documents and diligently enforce, to the fullest extent permitted thereunder, all its material rights, remedies and benefits under such Project Documents; provided that the termination, voidness or unenforceability of a Supply Contract for any reason set forth in clause (q)(iii) of the first sentence of Section
7.01 shall not give rise to an Event of Default if the conditions set forth in clauses (A) and (B) of the proviso to clause (q) of the first sentence of
Section 7.01 shall



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

have been satisfied with respect to such termination, voidness or unenforceability.

                  SECTION 5.10. Use of Proceeds. The proceeds of Tranche A Loans and Tranche B Loans under each Participating Credit Agreement will be applied by the Borrower to purchase Notes, the proceeds of which Vesper will apply or cause to be applied solely to (a) make the payments due to the applicable Vendor for the Purchase Price of Vendor Manufactured Items pursuant to the Supply Contract related to such Participating Credit Agreement, (b) pay duties, taxes and payments for civil works related solely to such Supply Contract, (c) pay interest and fee payments under such Participating Credit Agreement, (d) make regularly scheduled payments of principal in respect of Loans under such Participating Credit Agreement as and when due prior to the date that is 60 months after the Effective Date or make an optional prepayment of any Tranche C Borrowing under such Participating Credit Agreement and (e) finance working capital. The proceeds of Tranche C-1 Loans under any Participating Credit Agreement will be applied by the Borrower to purchase Notes, the proceeds of which Vesper will apply or cause to be applied solely to finance interest payable under such Participating Credit Agreement on Tranche A Loans and Tranche B Loans thereunder and fees on Tranche A Commitments, Tranche B Commitments and Tranche C Commitments thereunder. The proceeds of Tranche C-2 Loans under any Participating Credit Agreement will be applied by the Borrower to purchase Notes, the proceeds of which Vesper will apply or cause to be applied solely to finance interest payable under such Participating Credit Agreement on Tranche C Loans thereunder. Notwithstanding the foregoing sentences of this Section 5.10, the proceeds of any Loans that are to be applied to make any commitment fee payments payable pursuant to any Participating Credit Agreement shall be so applied by the Borrower and shall not be applied by the Borrower to purchase Notes. Without limitation of the foregoing, no Loans under any Participating Credit Agreement may be used, directly or indirectly (through the purchase of Notes or otherwise), to finance the purchase of CPE or equipment or services provided by a competitor of the Vendor under the Supply Contract (in effect on the date hereof) related to such Participating Credit Agreement (including any Vendor under any other Supply Contract), unless such Supply Contract encompasses equipment or services provided by such a competitor. The proceeds of each Borrowing shall be applied to the purposes, and in the amounts, set forth in the Borrowing Request delivered under the applicable Participating Credit Agreement with respect to such Borrowing on the date on which such Borrowing shall have been made. The proceeds of each Borrowing will be deposited into bank accounts, held and transferred in the manner described in the Collateral Agency Agreement.

                  SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, Vesper will, within fifteen calendar days after such Subsidiary is formed or acquired, (a) notify the Agents and the Lenders thereof, (b) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, Sponsor, Shareholder or any Affiliate thereof and (c) cause such Subsidiary to become a party to the Subordination Agreement.

                  SECTION 5.12. Collateral Further Assurances. (a) Holdings, Vesper and the Borrower will, and will cause each Subsidiary to, execute any and all documents, financing statements, agreements and instruments, and take all actions, which may be required under any applicable law, or which any Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings, Vesper and the Borrower also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Administrative Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any assets (excluding any real property or improvements thereto or any interest therein and accounts receivable) are acquired by Vesper or any Subsidiary after the Effective Date, Vesper will, on the earlier of (i) the most recent three month anniversary of the Effective Date and (ii) the date on which the aggregate cost of such assets acquired since the previous such notification exceeds [***] (which aggregate amount shall be calculated by excluding the assets described in the proviso below), notify the Agents and the Lenders thereof, and Vesper will cause such assets to be subjected to a first priority perfected Lien securing the Obligations and will take, and cause the Subsidiaries to take, such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; pro vided, that no asset with a cost of less than [***] (unless such asset is acquired pursuant to a Supply Contract) shall be subjected to such Liens and no actions shall be required with respect to such assets, provided further, however, that the sum of (x) the aggregate cost of the assets exempted from Liens pursuant to the immediately preceding proviso


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

and (y) the sum of (1) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (x) of the Definition of "Value" at any time outstanding and (2) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (y) of the definition of "Value" at any time entered into (whether or not thereafter outstanding), in each case, except for Permitted Sale-Leasebacks that are subject to an agreement assigning the rights under such Permitted Sale-Leaseback to the Collateral Agent or the Lenders, shall not exceed
[***].

                  (c) On the date of the most recent monthly anniversary of the Effective Date, Vesper will cause all the then-existing accounts receivable of Vesper and its Subsidiaries to be subjected to a Lien securing the Obligations pursuant to the Pledge of Receivables Agreement or a substantially similar agreement and will take, and cause the Subsidiaries to take, such actions as shall be necessary or reasonably requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  (d) Vesper shall grant, or cause each Subsidiary to grant, a Mortgage with respect to each parcel of real property and improvements thereto legally or beneficially owned by any Loan Party or in respect of which any Loan Party has an interest; provided that either the cost to any Loan Party acquiring such parcel and improvements or the value of such parcel and improvements included on the consolidated balance sheet of Vesper shall equal or exceed [***]. Vesper shall or shall cause each Subsidiary to, grant a first priority perfected Lien over or enter into an assignment agreement with respect to Vesper's or any Subsidiary's rights in each leasehold interest of Vesper or such Subsidiary in real property and improvements thereto, in each case, in favor of the Collateral Agent or the Lenders, if (i) the assets of any Loan Party located or held at or in such real property and improvements (x) are switches constituting part of the Network Infrastructure, (y) constitute any part of the network control center for the Project or (z) have an aggregate cost equal to or greater than [***] or (ii) the assets located or held at or in such real property and improvements are part of a Permitted Sale-Leaseback arrangement that has been assigned to the Collateral Agent.

                  (e) Vesper shall grant a first priority perfected Lien over the Mirror Authorization to the Collateral Agent or, if specified by the Collateral Agent, the Lenders, for the benefit of the Secured Parties, securing the Obligations, if and when it is permitted under applicable Brazilian law to do so.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (f) Unless prohibited by applicable law, Vesper shall, and shall cause each Subsidiary to, enter into an assignment agreement in favor of the Collateral Agent, or, if specified by the Collateral Agent, the Lenders, with respect to Vesper's or any Subsidiary's rights under (i) any Project Document (other than the Mirror Authorization and the Interconnection Agreements) or (ii) any Permitted Sale-Leaseback, the Value of which was greater than or equal to [***] at the time such Permitted Sale-Leaseback was entered into. Any such assignment agreement shall be in a form reasonably satisfactory to the Administrative Agents and shall be accompanied by all necessary counterparty consents.

                  SECTION 5.13. Casualty and Condemnation. (a) Vesper will furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by Vesper or any Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent; provided that, if at the time of such collection or receipt, a Default caused by the failure to pay amounts due or an Event of Default shall not have occurred and be continuing, then such Net Proceeds shall be retained by, or paid over to, Vesper if such Net Proceeds shall not exceed $7,500,000. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property or purchasing additional property constituting Collateral in accordance with the terms of this Agreement and the applicable provisions of the Security Documents, subject to the provisions of the Security Documents regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.03(b) in respect of the event resulting in such Net Proceeds, then such Net Proceeds shall be applied to prepay Borrowings as provided in Section 2.03(b).

                  SECTION 5.14. Interest Rate Protection. Vesper will maintain a prudent hedging policy in accordance with industry standards, which policy shall include a meeting to be held at least quarterly between the Chief Financial Officer and other


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

appropriate Financial Officers of Vesper and the Finance Committee of the Advisory Committee of Holdings (as such terms are defined in the Shareholders Agreement). Vesper shall, at the request of the Collateral Agent, promptly send a copy of the minutes of any such meeting to the Collateral Agent.

                  SECTION 5.15. Year 2000. The Borrower will use its best efforts to ensure that any computer systems or software used in the operation of Vesper's or any of the Subsidiaries' businesses is modified or replaced to the extent necessary to prevent or avoid the occurrence of any Material Adverse Effect as a result of the commencement of the year 2000.

                  SECTION 5.16. Working Capital/CPE Facility; Additional Facility. Vesper shall maintain in effect (and borrowings there under shall be available (other than by reason, at any time, of such facility having been fully drawn down)), from the Effective Date until the fifth anniversary of the Effective Date, the Working Capital/CPE Facility in an aggregate principal amount not less than [***], such Facility to be on terms substantially the same as (or, with respect to economic terms, more favorable than) those contained in the Working Capital/CPE Facility in effect on the Effective Date. Prior to the first anniversary of the Effective Date Vesper shall obtain and satisfy all conditions to the availability of, and thereafter shall maintain in effect for a period of at least one year, an additional credit facility providing for loans to Vesper in an aggregate principal amount of not less than [***] (each "Additional Facility"). The Additional Facility (a) shall provide working capital funds for Vesper and (b) shall be in form and substance reasonably satisfactory to the Required Lenders.

                  SECTION 5.17. The Project. Vesper shall, and shall cause the Subsidiaries to, develop, construct, install, complete, operate and maintain the Project (x) in all material respects consistent with, and as contemplated by, the Business Plan and the Operator Agreements and (y) in a manner in all material respects consistent with the relevant assumptions in the Business Plan and complying with Vesper's obligations under the terms of the Mirror Authorization and other material Governmental Approvals applicable to the Project. Without limiting, but in furtherance of the foregoing, Vesper shall, and shall cause the Subsidiaries to, (a) construct and complete the Project in compliance in all material respects with all applicable national, state and local engineering, construction, safety and insurance underwriter's codes and standards and the terms of the Project Documents and (b) conduct its business in compliance with all applicable laws, including all relevant Governmental Approvals, Environmental Laws, telecommunications laws and the Mirror


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Authorization, except where any failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except that Vesper or any such Subsidiary may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such applicable law, so long as (i) none of the Agents, Lenders or Loan Parties would be subject to any criminal liability for failure to comply therewith, (ii) all proceedings to enforce such applicable law against the Agents, Lenders, or Loan Parties, its Subsidiaries or the Project or any part thereof, shall have been duly stayed and (iii) such contest does not involve any risk of the sale, forfeiture or loss of any of the assets, rights or interests of the Loan Parties (including the Mirror Authorization and all other material Governmental Approvals with respect to ANATEL related thereto). Vesper shall not, and shall not permit any of the Subsidiaries to, engage in any Additional Project, unless and until the conditions set forth in clauses (A) through (E) (inclusive) of the definition of "Project" shall have been satisfied with respect to such Additional Project and, prior to such conditions having been satisfied with respect to any Additional Project, neither Vesper nor the Subsidiaries shall, with respect to such Additional Project, (x) incur or make any expenditures, or enter into any commitments in respect thereof, in an aggregate amount in excess of $1,000,000, (y) obtain any Governmental Approval (or amend or exercise any option or rights under any existing Governmental Approval), the aggregate monetary obligations or liabilities (including for penalties) in respect of which could exceed $100,000 or (z) commence services.

                  SECTION 5.18. Availability and Transfer of Foreign Currency. Vesper will ensure that all requisite foreign exchange control approvals and other authorizations, if any, by the Republic of Brazil, the Cayman Islands or any Governmental Authority therein will be kept current and in full force and effect to assure the ability of Vesper to purchase and transfer dollars to enable each Loan Party to satisfy all its obligations under the Loan Documents and Project Documents in accordance with their respective terms.

                  SECTION 5.19. Central Bank. (a) Vesper shall obtain the issuance by the Central Bank of a certificate of registration (the "Registration Certificate") indicating the amount and the payment dates of each payment of principal, interest, fees and expenses payable under the Notes no more than 30 days from each date the proceeds of the Notes shall have entered Brazil.

                  (b) Vesper shall use its best efforts to cause the Central Bank to issue all necessary applicable authorizations in the event Vesper is required to make any payments under the Vesper Guarantee following a demand on the Vesper Guarantee.

                  SECTION 5.20. Notarization, Consularization and Translation. Vesper shall cause the notarization and consular ization by a Brazilian consular official and the translation into Portuguese by a sworn translator of the Loan Documents executed outside of Brazil which notarization, consularization and translation shall occur at its expense within 30 days after the date of the initial Loan.

                  SECTION 5.21. Financial Projections. Within 90 days after the date hereof, Vesper shall produce and provide to the Administrative Agents revised financial projections on a quarterly basis for the same period as covered by the Initial Financial Projections and with such scope and in such format and detail as shall be reasonably required by the Required Lenders. Such revised financial projections shall be accompanied by a financial model that shall be reasonably acceptable to the Required Lenders. Following review of such revised financial projections and related financial model by the Lenders and approval of such revised financial projections by the Required Lenders, such approval not to be unreasonably withheld, such revised financial projections shall constitute the Financial Projections hereunder. In the event that the Financial Projections, revised in accordance with the preceding two sentences, indicate a material deviation from the Initial Financial Projection in respect of the assumptions and projections upon which the numerical components of the covenants set forth in Sections 6.15 through 6.24 (inclusive) were established, the parties hereto agree to consider in good faith appropriate revisions to such numerical components.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable under the Participating Credit Agreements have been paid in full, each of Holdings, Vesper and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Preferred Stock; Senior Indebtedness. (a) Holdings, Vesper and the Borrower will not, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness or issue any preferred stock, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) subject to Section 6.04, Indebtedness of Vesper to any Subsidiary (other than the Borrower) and of any Subsidiary (other than the Borrower) to Vesper or any other Subsidiary (other than the Borrower);

                  (iii) subject to Section 6.04, Guarantees by Vesper of Indebtedness of any Subsidiary;

                  (iv) Indebtedness of Vesper or any Subsidiary (other than the Borrower) incurred to finance the acquisition, construction or improvement of office equipment, computer systems and vehicles and for leasehold improvements for office space, in each case, used in Vesper's business, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (B) any such Indebtedness incurred in connection with any particular acquisition, construction or improvement shall not exceed 90% of the cost of such acquisition, construction or improvement; provided further that the aggregate principal amount of such Indebtedness (and Indebtedness incurred to refinance such Indebtedness permitted by clause (v) below) shall not exceed [***] at any time outstanding;

                  (v) Indebtedness of Vesper incurred to refinance any Indebtedness referred to in clause (iv) above and Indebtedness of any Subsidiary (other than the Borrower) incurred to refinance any Indebtedness of such Subsidiary referred to in clause (iv) above; provided that (A) the principal amount of any such Indebtedness does not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby,
         (B) any such Indebtedness has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (C) any such Indebtedness has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (D) any such Indebtedness does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into account in determining


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         compliance with clause (C) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, (E) any such Indebtedness shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby, and shall not be Guaranteed by any Subsidiary other than any Subsidiary that Guaranteed the Indebtedness being refinanced thereby, and (F) if the Indebtedness being refinanced is subordinated to the Obligations, then such refinancing Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the Indebtedness being refinanced;

                  (vi) Indebtedness of Vesper that constitutes a Primary Subordinated Obligation;

                  (vii) other Indebtedness of Vesper under credit facilities maintained by Vesper, including obligations under the Working Capital/CPE Facility and the Additional Facility, in an aggregate principal amount at any time outstanding not exceeding the excess, if any, of (A) the excess of (1) [***] over (2) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (y) of the definition of "Value" at any time entered into (whether or not thereafter outstanding) over (B) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (x) of the definition of "Value" from time to time outstanding; provided that (i) at any time not more than [***] of unsecured Indebtedness included in such other Indebtedness shall be subject to scheduled repayment (at maturity or otherwise) within the succeeding twelve month period and (ii) with respect to the Working Capital/CPE Facility, such Facility is on terms substantially the same as those terms contained in the Working Capital/CPE Facility in effect on the Effective Date;

                  (viii) Excluded Indebtedness; and

                  (ix) Indebtedness of the Borrower that constitutes both a Primary Subordinated Obligation and a Commitment Fee Funding Amount (as such term is defined in the Sponsor Support Agreement).

                  (b) Notwithstanding paragraph (a) above, Holdings, Vesper and the Borrower will not, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Senior Indebtedness that would result in the aggregate principal amount of all outstanding Senior Indebtedness exceeding (x) [***] at any time prior to the commencement of the Tranche


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

B Availability Period and satisfaction of all conditions to the initial Tranche B Borrowing and (y) [***] at any time thereafter, less, in the case of (x) and
(y), the aggregate Value of all Permitted Sale-Leasebacks referred to in clause
(y) of the definition of "Value" at any time entered into (whether or not thereafter outstanding).

                  (c) Notwithstanding any other provision in this Agreement to the contrary, the parties agree that, in the event that BNDES provides financing to Vesper and the Subsidiaries through a credit facility or otherwise (a "BNDES Financing"), then (i) the first [***] of such financing (including any unfunded commitment to make such financing available to Vesper and the Subsidiaries) shall be allocated (x) 50% of the net proceeds thereof to refinance Loans outstanding under the Initial Participating Credit Agreement or to replace Loans that would have been borrowed under the Initial Participating Credit Agreement and (y) to the extent that the Indebtedness giving rise to such net proceeds is then permitted pursuant to the terms of Section 6.01(a)(vii), 50% of the net proceeds thereof to be used by Vesper as otherwise permitted by this Agreement in connection with the Project as Vesper determines in its sole discretion (including for the purposes specified in clause (i)(x) above), (ii) any amount in excess of [***] shall be used for the purposes specified in clause (i)(x) above; provided that, if, at any time that BNDES commits itself to provide any such financing to Vesper and the Subsidiaries, Vesper is unable to use the net proceeds of such financing for the purposes specified in clause (i)(y) above (because the Indebtedness giving rise to such net proceeds is not then permitted pursuant to the terms of Section 6.01(a)(vii) or otherwise), then such net proceeds shall be used for the purposes set forth in clause (i)(x) above and
(iii) neither Vesper nor the Subsidiaries will be permitted to incur any BNDES Financing that may not be prepaid at any time at the option of the borrower thereof, without payment of any premium or penalty.

                  SECTION 6.02. Liens. (a) Holdings, Vesper and the Borrower will not, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Security Documents;

                  (ii) Permitted Encumbrances;


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (iii) any Lien on any property or asset of Vesper or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of Holdings, Vesper, the Borrower or any other Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof;

                  (iv) any Lien existing on any property or asset prior to the date that such property or asset was first acquired by Vesper or any Subsidiary (other than the Borrower) or any Affiliate thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of Holdings, Vesper or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings thereof that satisfy the criteria set forth in clause (v) of Section 6.01(a);

                  (v) Liens on office equipment, computer systems and vehicles and on leasehold improvements for office space acquired, constructed or improved by Vesper or a Subsidiary (other than the Borrower); provided that (A) such Liens secure only Indebtedness permitted by clause (iv) of Section 6.01(a) or a refinancing thereof permitted by clause (v) of
         Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such office equipment, computer systems, vehicles or office space and (D) such Liens shall not apply to any other property or assets of Vesper or any Subsidiary;

                  (vi) Liens securing Indebtedness (excluding any Indebtedness arising in connection with BNDES Financing) permitted under clause
         (vii) of Section 6.01(a); provided that (x) such Liens shall apply only to accounts receivable (and related collection accounts), CPE or Towers of Vesper and the Subsidiaries, (y) such Liens applying to accounts receivable (and related collection accounts) or Towers shall not at any time secure an aggregate principal amount of such Indebtedness (including any undrawn amounts of Indebtedness under any relevant existing credit facility) in excess of the lesser of (1) [***] and (2) the excess of (I) [***] over (II) the sum of (a) the aggregate principal amount of Indebtedness arising in connection with BNDES Financings secured by Liens as described in clause (vii) below and (b) the lesser of (m) [***] and (n) the sum of
         (i) the aggregate principal amount of Indebtedness referred to in this clause (y) outstanding at such time prior to any calculation hereunder and (ii) the sum outstanding at such time referred to in the second proviso to this clause (vi), and (z) such Liens applying to CPE shall not at any time secure any aggregate principal of such Indebtedness (including any undrawn amounts of Indebtedness under any relevant existing credit facility) in excess of [***]; provided further that the sum from time to time outstanding of (A) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (x) of the definition of "Value" from time to time outstanding and (B) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (y) of the definition of "Value" at any time entered into (whether or not thereafter outstanding) shall be applied at any time to reduce, first, such [***] and, to the extent that such sum exceeds from time to time [***], to reduce, second, such [***]; provided further that any Lien applying to accounts receivable (and related collection accounts) securing Indebtedness referred to in clause (vi) or (vii) of this
         Section 6.02(a) shall be granted or otherwise created either (X) pursuant to an agreement in form and substance substantially similar to the Assignment of Credit Rights Agreement or (Y) any other agreement reasonably satisfactory to the Administrative Agents, provided that, in this latter case, in the event that the Collateral Agent shall so require, Vesper shall, and shall cause the Subsidiaries, to grant or otherwise create a Lien, covering accounts receivables (and related collection accounts) of Vesper and the Subsidiaries in favor of the Secured Parties and securing the Obligations pursuant to an agreement in form and substance substantially similar to such other agreement referred to in this clause (Y); and

                  (vii) Liens applying only to accounts receivable (and related collection accounts) of Vesper and the Subsidiaries securing Indebtedness arising in connection with BNDES Financing; provided that such Liens shall not at any time secure an aggregate principal amount of such Indebtedness greater than the excess, if any, of (x) [***] over
         (y) the lesser of (1) [***] and (2) the sum of (A) the aggregate principal amount of Indebtedness referred to in clause (y) of the first proviso to Section 6.02(a)(vi)


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         outstanding at such time and (B) the sum outstanding at such time referred to in the second proviso to Section 6.02(a)(vi); provided further that any Lien applying to accounts receivable (and related collection accounts) securing Indebtedness referred to in clause (vi) or (vii) of this Section 6.02(a) shall be granted or otherwise created either (X) pursuant to an agreement in form and substance substantially similar to the Assignment of Credit Rights Agreement or (Y) any other agreement reasonably satisfactory to the Administrative Agents, provided that, in this latter case, in the event that the Collateral Agent shall so require, Vesper shall, and shall cause the Subsidiaries, to grant or otherwise create a Lien, covering accounts receivables (and related collection accounts) of Vesper and the Subsidiaries in favor of the Secured Parties and securing the Obligations pursuant to an agreement in form and substance substantially similar to such other agreement referred to in this clause (Y).

                  (b) Notwithstanding the foregoing, Vesper will not, nor will it permit any Subsidiary to, create incur, assume or permit to exist any Lien (other than Liens created under the Security Documents) on the Mirror Authorization.

                  SECTION 6.03. Fundamental Changes. (a) Neither Holdings, Vesper nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary (other than the Borrower) may merge into Vesper or a Subsidiary (other than the Borrower), (ii) any Subsidiary (other than the Borrower) may sell, transfer, lease or otherwise dispose of its assets to Vesper or to another Subsidiary (other than the Borrower) or (iii) any Subsidiary (other than the Borrower) may liquidate or dissolve if Vesper determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the Lenders.

                  (b) Vesper will not, nor will it permit any of its Subsidiaries to, engage in any business other than the Project.

                  (c) The Borrower will not engage at any time in any business or activities other than borrowing the Loans, the acquisition and holding of the Notes and the entering into and performing of the Loan Documents to which it is a party and activities incidental thereto required to maintain its corporate existence. The Borrower will not own or acquire any assets (other than cash, Permitted Investments and Notes) or incur any liabilities other than under the Loan Documents and imposed by law.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions; Asset Sales. (a) Vesper will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i) Permitted Investments, provided that the aggregate dollar-equivalent value of any such Permitted Investments denominated in Reais shall not exceed (A) [***] at any time prior to the first anniversary of the Effective Date, (B) [***] at any time thereafter prior to the second anniversary of the Effective Date, (C) [***] at any time thereafter prior to the third anniversary of the Effective Date,
         (D) [***] at any time thereafter prior to the fourth anniversary of the Effective Date, or (E) [***] at any time thereafter, in each case such dollar-equivalent value being calculated by reference to the PTAX 800 Rate for such date of calculation;

                  (ii) subject to Section 6.12, investments by Vesper and its Subsidiaries (other than the Borrower) in Equity Interests in their respective Subsidiaries;

                  (iii) loans or advances made by Vesper to any Subsidiary (other than the Borrower) and made by any Subsidiary (other than the Borrower) to Vesper or any other Subsidiary (other than the Borrower);

                  (iv) Guarantees by Vesper of obligations of the Subsidiaries;

                  (v) excluding the Borrower, investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (vi) excluding the Borrower, minority interest investments not to exceed [***] in the aggregate prior to January 1, 2002, and [***] thereafter; provided that any increase in such minority interest investments in excess of [***] shall (x) not be permitted to be made in any fiscal quarter of Vesper, if, during any of the four fiscal quarters preceding such fiscal quarter, (1) an Event of Default related to any covenant contained in Sections 6.15 to 6.22 (inclusive) shall have previously occurred (whether or not the same shall be continuing at such time) or (2) any deemed remedy of the failure to observe or perform any such covenant shall have been effected pursuant to Section 7.02, (y) not be permitted to be made at any time that a Default shall have occurred and be continuing and (z) shall be disclosed in writing by Vesper to the Collateral Agent; provided further that any of Vesper and the Subsidiaries (other than the Borrower) may make a minority interest investment in any amount at any time if (a) such amount is funded solely with additional cash equity contributions to Vesper not related to the obligations of the Shareholders with respect to the Total Equity Commitment (as such term is defined in the Sponsor Support Agreement), (b) during any of the four fiscal quarters preceding the fiscal quarter of Vesper in which such minority interest investment is proposed to be made either of the events described in clause (x)(1) or
         (x)(2) of the immediately preceding proviso shall not have occurred,
         (c) a Default shall not be continuing at such time and (d) such minority interest investment, the amount thereof and the source of funds therefor shall have been disclosed in writing by Vesper to the Collateral Agent.

                  (vii) pursuant to the Subsidiary Guarantee Agreement; and

                  (viii) the Notes issued by Vesper to the Borrower.

                  (b) Vesper will not, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest in any other Person owned by it, nor will Vesper permit any Subsidiary to issue (other than to Vesper or a wholly owned Subsidiary) any additional Equity Interest in such Subsidiary, except:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  (i) sales of CPE, obsolete, uneconomic or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

                  (ii) transfers constituting investments permitted by paragraph
         (a) of this Section;

                  (iii) sales, transfers and dispositions to Vesper or a Subsidiary (other than the Borrower); and

                  (iv) the sale of any real property listed on Schedule 6.04 or a Tower in a Permitted Sale-Leaseback complying with Section 6.11;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than pursuant to clause (iii) above) shall be made for fair value and solely for cash consideration.

                  SECTION 6.05. Hedging Agreements. None of Holdings, Vesper or the Borrower will, nor will they permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into by Vesper in the ordinary course of business to hedge or mitigate risks to which Vesper or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. Neither Holdings, Vesper nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except
(a) Vesper may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock and (b) Subsidiaries (other than the Borrower) may declare and pay dividends and distributions ratably with respect to their capital stock.

                  SECTION 6.07. Transactions with Affiliates. (a) Neither Holdings, Vesper nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into any agreement with, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Vesper or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Vesper and its Subsidiaries (other than the Borrower) not involving any other Affiliate,
(c) any Restricted Payment permitted by Section 6.06, and (d) transactions expressly contemplated by the

Intercompany Agreements that are conducted in accordance with the terms of the Intercompany Agreements. Notwithstanding the foregoing, neither Holdings, Vesper nor the Subsidiaries shall pay any management or other similar fees to any Affiliate of Vesper other than pursuant to the Know-How Agreement in effect on the date hereof.

                  (b) Neither Holdings nor Vesper will, nor will they permit any of the Subsidiaries to, create, incur, assume or permit to exist any Indebtedness (or any other obligation or liability of the type defined as a "Subordinated Obligation" in the Subordination Agreement) owing to or for the benefit of any Affiliate of Holdings, Vesper or any Subsidiary, unless (i) excluding the Borrower, such Affiliate shall have become a party to the Subordination Agreement and agreed to subordinate such Indebtedness (or such other obligation or liability) as provided therein and (ii) in the case of any such Indebtedness, such Indebtedness is evidenced by one or more promissory notes or similar instruments that are pledged pursuant to the Pledge Agreement.

                  SECTION 6.08. Restrictive Agreements. None of Holdings, Vesper or the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

                  SECTION 6.09. Repayment of Indebtedness. None of Holdings, Vesper or the Borrower will, nor will they permit any Subsidiary to, make any Repayment in respect of, or make any payment in violation of any subordination terms of, any Indebtedness of Vesper or any Subsidiary except (a) any Repayment of Indebtedness resulting in a prepayment of Loans pursuant to Section 2.03(d) and (b) Repayments described in any of the clauses of the proviso to Section 2.03(e).

                  SECTION 6.10.  [Intentionally Omitted.]

                  SECTION 6.11. Limitation on Sale-Leaseback Trans actions. None of Holdings, Vesper or the Borrower will, nor will they permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, other than (a) any such arrangement that relates solely to any real property listed in Schedule 6.04 that is sold and leased back by Vesper on or prior to 90 days after the Effective Date for a term of not less than eight years from the Effective Date or (b) any such arrangement that relates solely to Towers that are sold and leased back by Vesper for a term of not less than eight years from the Effective Date (clauses (a) and (b), collectively, "Permitted Sale-Leasebacks"); provided that sum of (1) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (x) of the definition of "Value" at any time outstanding and (2) the aggregate Value of all Permitted Sale-Leasebacks referred to in clause (y) of the definition of "Value" at any time entered into (whether or not thereafter outstanding) shall not exceed [***].

                  SECTION 6.12. Subsidiaries. Vesper will not have any Subsidiary that is not wholly owned (directly or indirectly) by Vesper taking into account any qualifying shares held by any director in accordance with applicable law.

                  SECTION 6.13. Amendment of Material Documents. (a) None of Holdings, Vesper or the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (i) any Intercompany Agreement,
(ii) its certificate of incorporation, by-laws or other organizational documents, (iii) any Project Document (other than the Supply Contracts), or (iv) any Material Contracts in each case in any manner that would impair in any material respect the value of the interests or rights of any Loan Party thereunder (after taking into account any benefit received by any such Loan Party in connection with any such amendment, modification or waiver of its rights) or that would impair in any material respect the rights or interests of any Agent or any Lender.

                  (b) None of Holdings, Vesper or the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under any Supply Contract, other than such amendments, modifications or waivers that do not have (i) a material adverse effect on the Loan Parties' ability to construct or operate the Project as contemplated by the Project Documents and the Business Plan, (ii) materially impair the Lenders' rights or benefits hereunder or under the Loan Documents or (iii) have a Material Adverse Effect.


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  SECTION 6.14. Business of Holdings. Holdings will not engage in any business or activity other than the ownership of all the outstanding Equity Interests of Vesper and activities incidental thereto. Holdings will not own or acquire any assets (other than Equity Interests of Vesper, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents and imposed by law, including tax liabilities and other liabilities incidental to its existence).

                  SECTION 6.15. Capital Expenditures. (a) Vesper will not permit the aggregate cumulative amount of Capital Expenditures made by Vesper and the Subsidiaries for all quarterly periods since inception through (and including) any quarterly period ending on any date set forth below to exceed the amount set forth below opposite such date; provided, however, that this clause (a) shall not apply during any period when the ratio of Senior Indebtedness to Annualized EBITDA for such period is [***] to 1 or less:

                      Date                                                              Amount
                      ----                                                              ------
                  March 31, 2000                                                     $[***]
                  June 30, 2000                                                      $[***]
                  September 30, 2000                                                 $[***]
                  December 31, 2000                                                  $[***]
                  March 31, 2001                                                     $[***]
                  June 30, 2001                                                      $[***]
                  September 30, 2001                                                 $[***]
                  December 31, 2001                                                  $[***]
                  March 31, 2002                                                     $[***]
                  June 30, 2002                                                      $[***]
                  September 30, 2002                                                 $[***]
                  December 31, 2002                                                  $[***]
                  March 31, 2003                                                     $[***]
                  June 30, 2003                                                    $[***]
                  September 30, 2003                                               $[***]
                  December 31, 2003                                                $[***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                      Date                                                              Amount
                      ----                                                              ------
                  March 31, 2004                                                   $[***]
                  June 30, 2004                                                    $[***]
                  September 30, 2004                                               $[***]
                  December 31, 2004                                                $[***]
                  March 31, 2005                                                   $[***]
                  June 30, 2005                                                    $[***]
                  September 30, 2005                                               $[***]
                  December 31, 2005                                                $[***]
                  March 31, 2006                                                   $[***]
                  June 30, 2006                                                    $[***]
                  September 30, 2006                                               $[***]
                  December 31, 2006                                                $[***]
                  March 31, 2007                                                   $[***]
                  June 30, 2007                                                    $[***]
                  September 30, 2007                                               $[***]
                  December 31, 2007                                                $[***]

                  (b) Vesper will not make any Capital Expenditures for Network Infrastructure in excess of [***] in the aggregate related to a single contract (or other arrangement) or a series of related contracts (or other arrangements) with a Person (and/or Affiliates of such Person) supplying or otherwise providing such Capital Expenditure, unless such Capitalized Expenditures are financed with Indebtedness, the proceeds of which are paid to such Person (and/or such Affiliates).

                  SECTION 6.16. Total Indebtedness to Total Capitalization. Vesper will not permit the ratio of Total Indebtedness to Total Capitalization as of any date to exceed (a) [***] to 1.00 or (b) with respect to any date on or after the earlier of (i) the third anniversary of the Effective Date and (ii) the date on which the initial Tranche B Borrowing has been made, [***] to 1.00 if as of such date of determination the ratio of Total Indebtedness to Annualized EBITDA shall be less than [***] to 1.00.

                  SECTION 6.17. Senior Indebtedness to Total Capitalization. Vesper will not permit the ratio of Senior Indebtedness to Total Capitalization as of any date to exceed (a) if such date is


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

prior to the third anniversary of the Effective Date and no undrawn Tranche A Commitments exist and a Tranche B Borrowing has been requested by the Borrower,
(i) [***] to 1.00, if both the ratio of Senior Indebtedness to Annualized EBITDA (the "First Ratio") as of such date shall be equal to or less than [***] to 1.00 and the ratio of Annualized EBITDA to Annualized Net Interest Expense (the "Second Ratio") as of such date shall be equal to or greater than [***] to 1.00,
(ii) [***] to 1.00, if both the First Ratio as of such date shall be greater than [***] to 1.00, but equal to or less than [***] to 1.00, and the Second Ratio as of such date shall be equal to or greater than [***] to 1.00 and (iii) [***] to 1.00, if either the First Ratio as of such date shall be greater than [***] to 1.00 or the Second Ratio at such date shall be less than [***] to 1.00, or (b) if such date is on or after the third anniversary of the Effective Date,
(i) [***] to 1.00, if both the First Ratio as of such third anniversary shall be equal to or less than [***] to 1.00 and the Second Ratio as of such third anniversary shall be equal to or greater than [***] to 1.00, (ii) [***] to 1.00, if both the First Ratio as of such third anniversary shall be greater than [***] to 1.00, but equal to or less than [***] to 1.00, and the Second Ratio as of such third anniversary shall be equal to or greater than [***] to 1.00 and (iii) [***] to 1.00, if either the First Ratio as of such third anniversary shall be greater than [***] to 1.00 or the Second Ratio as of such third anniversary shall be less than [***] to 1.00.

                  SECTION 6.18. Senior Indebtedness to Annualized EBITDA. Vesper will not permit the ratio of Senior Indebtedness to Annualized EBITDA at any time during any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter (a) if the ratio of Senior Indebtedness to Total Capitalization at such time is being determined pursuant to clause (a)(i) or
(b)(i) of Section 6.17, on the table under the heading "Table One" below or (b) if the ratio of Total Senior Indebtedness to Total Capitalization at such time is being determined pursuant to clause (a)(ii) or (b)(ii) of Section 6.17, on the table under the heading "Table Two" below or (c) if the ratio of Senior Indebtedness to Total Capitalization at such time is being determined pursuant to clause (a)(iii) or (b)(iii) of Section 6.17, on the table under the heading "Table Three" below:

                                    Table One
                                    ---------

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  March 31, 2002                                                      [***]
                  June 30, 2002                                                       [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  September 30, 2002                                                  [***]
                  December 31, 2002                                                   [***]
                  March 31, 2003                                                      [***]
                  June 30, 2003                                                       [***]
                  September 30, 2003                                                  [***]
                  December 31, 2003                                                   [***]
                  March 31, 2004                                                      [***]
                  June 30, 2004                                                       [***]
                  September 30, 2004                                                  [***]
                  December 31, 2004                                                   [***]
                  March 31, 2005                                                      [***]
                  June 30, 2005                                                       [***]
                  September 30, 2005                                                  [***]
                  December 31, 2005                                                   [***]
                  March 31, 2006                                                      [***]
                  June 30, 2006                                                       [***]
                  September 30, 2006                                                  [***]
                  December 31, 2006                                                   [***]
                  March 31, 2007                                                      [***]
                  June 30, 2007                                                       [***]
                  September 30, 2007                                                  [***]
                  December 31, 2007                                                   [***]

                                    Table Two
                                    ---------

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  March 31, 2002                                                      [***]
                  June 30, 2002                                                       [***]
                  September 30, 2002                                                  [***]
                  December 31, 2002                                                   [***]
                  March 31, 2003                                                      [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  June 30, 2003                                                       [***]
                  September 30, 2003                                                  [***]
                  December 31, 2003                                                   [***]
                  March 31, 2004                                                      [***]
                  June 30, 2004                                                       [***]
                  September 30, 2004                                                  [***]
                  December 31, 2004                                                   [***]
                  March 31, 2005                                                      [***]
                  June 30, 2005                                                       [***]
                  September 30, 2005                                                  [***]
                  December 31, 2005                                                   [***]
                  March 31, 2006                                                      [***]
                  June 30, 2006                                                       [***]
                  September 30, 2006                                                  [***]
                  December 31, 2006                                                   [***]
                  March 31, 2007                                                      [***]
                  June 30, 2007                                                       [***]
                  September 30, 2007                                                  [***]
                  December 31, 2007                                                   [***]

                                   Table Three
                                   -----------

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  March 31, 2002                                                      [***]
                  June 30, 2002                                                       [***]
                  September 30, 2002                                                  [***]
                  December 31, 2002                                                   [***]
                  March 31, 2003                                                      [***]
                  June 30, 2003                                                       [***]
                  September 30, 2003                                                  [***]
                  December 31, 2003                                                   [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                  Ratio
                  ---------------------                                                  -----
                  March 31, 2004                                                      [***]
                  June 30, 2004                                                       [***]
                  September 30, 2004                                                  [***]
                  December 31, 2004                                                   [***]
                  March 31, 2005                                                      [***]
                  June 30, 2005                                                       [***]
                  September 30, 2005                                                  [***]
                  December 31, 2005                                                   [***]
                  March 31, 2006                                                      [***]
                  June 30, 2006                                                       [***]
                  September 30, 2006                                                  [***]
                  December 31, 2006                                                   [***]
                  March 31, 2007                                                      [***]
                  June 30, 2007                                                       [***]
                  September 30, 2007                                                  [***]
                  December 31, 2007                                                   [***]

                  SECTION 6.19. Total Indebtedness to Annualized EBITDA. Vesper will not permit the ratio of Total Indebtedness to Annualized EBITDA at any time to exceed (i) [***] to 1.00 if the ratio of Total Indebtedness to Total Capitalization at such time is greater than [***] to 1.00, or (ii) otherwise, the ratio set forth below opposite the period then applicable:

                  Fiscal Quarter Ending                                                    Ratio
                  ---------------------                                                    -----
                  March 31, 2002                                                        [***]
                  June 30, 2002                                                         [***]
                  September 30, 2002                                                    [***]
                  December 31, 2002                                                     [***]
                  March 31, 2003                                                         [***]
                  June 30, 2003                                                          [***]
                  September 30, 2003                                                     [***]
                  December 31, 2003                                                      [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                    Ratio
                  ---------------------                                                    -----
                  March 31, 2004                                                         [***]
                  June 30, 2004                                                          [***]
                  September 30, 2004                                                     [***]
                  December 31, 2004                                                      [***]
                  March 31, 2005                                                         [***]
                  June 30, 2005                                                          [***]
                  September 30, 2005                                                     [***]
                  December 31, 2005                                                      [***]
                  March 31, 2006                                                         [***]
                  June 30, 2006                                                          [***]
                  September 30, 2006                                                     [***]
                  December 31, 2006                                                      [***]
                  March 31, 2007                                                         [***]
                  June 30, 2007                                                          [***]
                  September 30, 2007                                                     [***]
                  December 31, 2007                                                      [***]

                  SECTION 6.20. Minimum Fixed Charge Coverage Ratio. Vesper will not permit the ratio of Annualized EBITDA as of the last day of any fiscal quarter set forth below to Annualized Fixed Charges as of the last day of such fiscal quarter to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending                                                 Ratio
                  ---------------------                                                 -----
                  March 31, 2002                                                     [***]
                  June 30, 2002                                                      [***]
                  September 30, 2002                                                 [***]
                  December 31, 2002                                                  [***]
                  March 31, 2003                                                     [***]
                  June 30, 2003                                                      [***]
                  September 30, 2003                                                 [***]
                  December 31, 2003                                                  [***]
                  March 31, 2004                                                     [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                 Ratio
                  ---------------------                                                 -----
                  June 30, 2004                                                      [***]
                  September 30, 2004                                                 [***]
                  December 31, 2004                                                  [***]
                  March 31, 2005                                                     [***]
                  June 30, 2005                                                      [***]
                  September 30, 2005                                                 [***]
                  December 31, 2005                                                  [***]
                  March 31, 2006                                                     [***]
                  June 30, 2006                                                      [***]
                  September 30, 2006                                                 [***]
                  December 31, 2006                                                  [***]
                  March 31, 2007                                                     [***]
                  June 30, 2007                                                      [***]
                  September 30, 2007                                                 [***]
                  December 31, 2007                                                  [***]

                  SECTION 6.21. Minimum Annualized EBITDA to Annualized Net Interest Expense. Vesper will not permit the ratio of Annualized EBITDA to Annualized Net Interest Expense as of the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter (i.e. a less positive number or a more negative number):

                  Fiscal Quarter Ending                                             Ratio
                  ---------------------                                             -----
                  September 30, 2001                                                [***]
                  December 31, 2001                                                 [***]
                  March 31, 2002                                                    [***]
                  June 30, 2002                                                     [***]
                  September 30, 2002                                                [***]
                  December 31, 2002                                                 [***]
                  March 31, 2003                                                    [***]
                  June 30, 2003                                                     [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                             Ratio
                  ---------------------                                             -----
                  September 30, 2003                                                [***]
                  December 31, 2003                                                 [***]
                  March 31, 2004                                                    [***]
                  June 30, 2004                                                     [***]
                  September 30, 2004                                                [***]
                  December 31, 2004                                                 [***]
                  March 31, 2005                                                    [***]
                  June 30, 2005                                                     [***]
                  September 30, 2005                                                [***]
                  December 31, 2005                                                 [***]
                  March 31, 2006                                                    [***]
                  June 30, 2006                                                     [***]
                  September 30, 2006                                                [***]
                  December 31, 2006                                                 [***]
                  March 31, 2007                                                    [***]
                  June 30, 2007                                                     [***]
                  September 30, 2007                                                [***]
                  December 31, 2007                                                 [***]

provided, however, that Vesper will not permit such ratio to be less than [***] to 1.00 as of the last day of any fiscal quarter on which the ratio of Senior Indebtedness to Total Capitalization is permitted under Section 6.17 to exceed [***] to 1.00.

                  SECTION 6.22. Minimum EBITDA. Vesper will not permit the aggregate cumulative amount of Consolidated EBITDA for any period commencing with (and including) January 1, 2000 and ending on the last day of each period set forth below (calculating Consolidated EBITDA on a cumulative basis for each such period) to be less (i.e. a less positive number or a more negative number) than the amount set forth below opposite such period:


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Period Ending                                             Amount
                  -------------                                             ------
                  June 30, 2000                                          $[***]
                  September 30, 2000                                     $[***]
                  December 31, 2000                                      $[***]
                  March 31, 2001                                         $[***]
                  June 30, 2001                                          $[***]
                  September 30, 2001                                     $[***]
                  December 31, 2001                                      $[***]
                  March 31, 2002                                         $[***]
                  June 30, 2002                                          $[***]
                  September 30, 2002                                     $[***]
                  December 31, 2002                                      $[***]
                  March 31, 2003                                          $[***]
                  June 30, 2003                                           $[***]
                  September 30, 2003                                     $[***]
                  December 31, 2003                                      $[***]
                  March 31, 2004                                         $[***]
                  June 30, 2004                                          $[***]
                  September 30, 2004                                     $[***]
                  December 31, 2004                                      $[***]

                  SECTION 6.23. Minimum Consolidated Revenue. Vesper will not permit Consolidated Revenue for any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter:

                  Fiscal Quarter Ending                                                           Amount
                  ---------------------                                                           ------
                  June 30, 2001                                                                $[***]
                  September 30, 2001                                                           $[***]
                  December 31, 2001                                                            $[***]
                  March 31, 2002                                                               $[***]
                  June 30, 2002                                                                $[***]
                  September 30, 2002                                                           $[***]
                  December 31, 2002                                                            $[***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                  Fiscal Quarter Ending                                                           Amount
                  ---------------------                                                           ------
                  March 31, 2003                                                               $[***]
                  June 30, 2003                                                                $[***]
                  September 30, 2003                                                           $[***]
                  December 31, 2003                                                            $[***]
                  March 31, 2004                                                               $[***]
                  June 30, 2004                                                                $[***]
                  September 30, 2004                                                           $[***]
                  December 31, 2004                                                            $[***]
                  March 31, 2005                                                               $[***]
                  June 30, 2005                                                                $[***]
                  September 30, 2005                                                           $[***]
                  December 31, 2005                                                            $[***]
                  March 31, 2006                                                               $[***]
                  June 30, 2006                                                                $[***]
                  September 30, 2006                                                           $[***]
                  December 31, 2006                                                            $[***]
                  March 31, 2007                                                               $[***]
                  June 30, 2007                                                                $[***]
                  September 30, 2007                                                           $[***]
                  December 31, 2007                                                            $[***]

                  SECTION 6.24. Minimum Total Subscribers. Vesper will not permit the Total Subscribers at any time during any period set forth below to be less than the number set forth opposite such period:

                                            Period                                     Number of Subscribers
                                            ------                                     ---------------------
                  June 30, 2001 to and including September 29, 2001                           [***]
                  September 30, 2001 to and including December 30, 2001                       [***]
                  December 31, 2001 to and including March 30, 2002                           [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                            Period                                     Number of Subscribers
                                            ------                                     ---------------------
                  March 31, 2002 to and including June 29, 2002                               [***]
                  June 30, 2002 to and including September 29, 2002                           [***]
                  September 30, 2002 to and including December 30, 2002                       [***]
                  December 31, 2002 to and including March 30, 2003                           [***]
                  March 31, 2003 to and including June 29, 2003                               [***]
                  June 30, 2003 to and including September 29, 2003                           [***]
                  September 30, 2003 to and including December 30, 2003                       [***]
                  December 31, 2003 to and including March 30, 2004                           [***]
                  March 31, 2004 to and including June 29, 2004                               [***]
                  June 30, 2004 to and including September 29, 2004                           [***]
                  September 30, 2004 to and including December 30, 2004                       [***]
                  December 31, 2004 to and including March 30, 2005                          [***]
                  March 31, 2005 to and including June 29, 2005                              [***]
                  June 30, 2005 to and including September 29, 2005                          [***]
                  September 30, 2005 to and including December 30, 2005                      [***]
                  December 31, 2005 to and including March 30, 2006                          [***]
                  March 31, 2006 to and including June 29, 2006                              [***]
                  June 30, 2006 to and including September 29, 2006                          [***]
                  September 30, 2006 to and including December 30, 2006                      [***]
                  December 31, 2006 to and including March 30, 2007                          [***]


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                            Period                                     Number of Subscribers
                                            ------                                     ---------------------
                  March 31, 2007 to and including June 29, 2007                              [***]
                  June 30, 2007 to and including September 29, 2007                          [***]
                  September 30, 2007 to and including December 30, 2007                      [***]
                  December 31, 2007 to and including March 30, 2008                          [***]

                                   ARTICLE VII

                                Events of Default

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) (i) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, or (ii) any Shareholder shall fail to pay (or cause to be paid) any amount required to be paid under the provisions of Section 3.01 or
         Section 4.01 or 4.02 of the Sponsor Support Agreement, when and as the same shall have become due and payable, and such failure shall continue unremedied for a period of, in the case of clause (i) or, with respect to Section 3.01(d), 4.01 or 4.02 of the Sponsor Support Agreement, clause (ii), three Business Days (it being understood that amounts payable under Section 3.01(d), 4.01 or 4.02 of the Sponsor Support Agreement shall not be deemed to be due and payable for purposes of this paragraph (b) until the expiration of the five Business Day period set forth in the Sponsor Support Agreement for the payment of such amounts) or, with respect to Section 3.01(a), (b) or (c) of the Sponsor Support Agreement, seven Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party, Sponsor or Affiliate of


[*] Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

         any Sponsor in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; provided that, if such representation or warranty shall have been incorrect solely due to the failure of any Loan Party to observe or perform any covenant, condition or agreement contained in any Loan Document and if any party that made (or was deemed to have made) any such representation or warranty provides to the Collateral Agent reasonably satisfactory evidence that such failure shall have been remedied, within the period of time, if any, specified in any relevant clause of this Section 7.01 to effect a remedy of such failure, then the making of such incorrect representation or warranty shall be deemed to not have constituted an Event of Default hereunder;

                  (d) Subject to Section 7.02, Holdings, Vesper or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower and Vesper), 5.05, 5.07, 5.10, 5.16 or 5.21 or in Article VI;

                  (e) any Loan Party, Sponsor or Affiliate of any Sponsor shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause
         (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Collateral Agent to the Borrower and Vesper (which notice will be given at the request of any Administrative Agent or any Lender);

                  (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, "concordata" or other relief in respect of any Loan Party, Shareholder or Sponsor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party, Shareholder or Sponsor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that any event or condition specified in any of clause (h), (i), (j) or (k) that occurs with respect to any Sponsor or its related Shareholder shall not result in an Event of Default so long as at any time during the continuance of such event or condition (x) such Shareholder's Outstanding Equity Commitment (as such term is defined in the Sponsor Support Agreement) is zero and (y) such Sponsor and such Shareholder shall not exercise any voting power, direct or indirect, in or through any Equity Interests in Holdings, Vesper or the Subsidiaries.

                  (i) subject to the proviso to clause (h) of this Section 7.01, any Loan Party, Shareholder or Sponsor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, "concordata" or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party, Shareholder or Sponsor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) subject to the proviso to clause (h) of this Section 7.01, any Loan Party, Shareholder or Sponsor shall



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         become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) subject to the proviso to clause (h) of this Section 7.01, one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 shall be rendered against any Loan Party, Shareholder or Sponsor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party, Shareholder or Sponsor to enforce any such judgment;

                  (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party that is a party thereto not to be, in any material respect, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

                  (m) any Loan Document shall cease to be, or shall be asserted by any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party not to be, in any material respect, the legal, valid, binding and enforceable obligation of any Loan Party, Sponsor, Shareholder or Affiliate of any Loan Party;

                  (n) there shall have occurred any condemnation, seizure, compulsory acquisition, expropriation or nationalization of all or a material part of the assets of Vesper and the Subsidiaries, taken as a whole, or any capital stock of any Loan Party; provided that the condemnation, seizure, compulsory acquisition, expropriation or nationalization of any capital stock of any Subsidiary (other than the Borrower) shall not constitute an Event of Default if (i) such event would not be reasonably likely to result in a Material Adverse Effect, and (ii) such event would not be reasonably likely to materially adversely effect the rights and interests of the Lenders;

                  (o) a Change in Control shall occur; provided that if (other than with respect to clause (a) or (b) of the



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         definition of Change of Control) no Default has occurred and is continuing on the date that is the later of (i) the fifth anniversary of the Effective Date and (ii) the date on which all remaining Commitments have been utilized or terminated and the aggregate principal amount of the outstanding Loans are less than 25% of the aggregate amount of Loans that were outstanding as of the date on which the remaining Commitments were terminated, a Change of Control shall not constitute an Event of Default after such date;

                  (p) the loss, revocation, suspension, voidness, unenforceability or material impairment (including (x) material adverse modification or non-renewal thereof or (y) imposition of aggregate penalties in excess of $25,000,000 under or in respect of the Mirror Authorization or any other Governmental Approvals with respect to ANATEL (excluding from the amount of such penalties (i) any amount payable out of additional cash equity contributions to Vesper not related to the obligations of the Shareholders with respect to the Total Equity Commitment (as such term is defined in the Sponsor Support Agreement) and (ii) any indemnity payment received by Vesper from any third party (excluding each Loan Party, Sponsor, Shareholder and Affiliate of each Loan Party) in respect of such penalties, in the case of either (i) or (ii) to the extent that Vesper shall have notified the Collateral Agent of (1) the timing, amount and purpose of such equity contributions or (2) the receipt and amount of any such indemnity payment) of the Mirror Authorization or any other Governmental Approval named on Schedule 3.03 shall occur;

                  (q) in relation to any Supply Contract, (i) any Vendor shall terminate its Supply Contract as a result of any default or breach by Vesper thereunder, or (ii) Vesper shall terminate any Supply Contract other than as a result of a material breach by the applicable Vendor, or (iii) any Supply Contract shall be terminated by either party thereto for any other reason or shall become void or unenforceable; provided that, in the case of clause (iii) above, such termination shall not constitute an Event of Default if (A) Vesper has executed, within 90 calendar days after such termination, an agreement to replace such Supply Contract on terms and conditions (including in respect of the scope of equipment supplied, services provided and economic terms) no less favorable to Vesper than the terms and conditions of such replaced Supply Contract and (B) such replacement Supply Contract will enable Vesper to complete construction, installation, completion and operation of the Project as contemplated by the Business Plan and the Mirror Authorization (including the application to ANATEL in respect thereof);



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                  (r) any Loan Party or Affiliate of any Loan Party shall fail to comply with any of its obligations under any Project Document (excluding any payment obligation of any Shareholder under the Shareholders Agreement in respect of which there is a corresponding obligation under the Sponsor Support Agreement), except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, or any Project Document (excluding the Mirror Authorization and each Supply Contract) is terminated or shall become void or unenforceable;

                  (s) Brazil shall declare a moratorium on the payment of external debt or take other action generally or impose any obligation on Vesper in respect of the Mirror Authorization, or otherwise that, in any case, is reasonably likely to result in a Material Adverse Effect;

                  (t) Vesper suspends or ceases or threatens to suspend or cease to carry on its business, or the Project is at any time wholly or substantially abandoned or suspended, whether or not in stages and whether or not by reason of force majeure beyond the control of Vesper or any other Person;

                  (u) any decision taken by any Sponsor with respect to or affecting either the Borrower or Vesper shall not have been taken in good faith without regard to the affiliations (or lack thereof) of such Sponsor to any other telecommunications project in Brazil in which such Sponsor has any ownership or other interest, direct or indirect, other than the Project, unless the consequences of such decision shall have been fully reversed within 30 days after such decision shall have been taken; or

                  (v) any condition set forth in Schedule 4.01 is not satisfied by the date set forth in Schedule 4.01 with respect thereto;

then, and in every such event (other than an event with respect to the Borrower or Vesper described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Collateral Agent may, and at the request of the Required Enforcement Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the



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Loans then outstanding to be due and payable in whole, and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or Vesper described in clause (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h), (i), (j) or (k) of this Section that occurs with respect to any Sponsor or its related Shareholder (assuming for this purpose the absence of any proviso to clause (h) of this Section) and at any time thereafter during the continuance of such event, the Collateral Agent may, and at the request of the Required Enforcement Lenders shall, by notice to the Borrower, terminate the Commitments, and thereupon the Commitments shall terminate immediately. If any Loans are declared due and payable pursuant to clause (ii) above or if the Collateral Agent commences the exercise of remedies under any of the Security Documents to foreclose upon or sell any Collateral while an Event of Default has occurred and is continuing, then the Commitments shall automatically terminate.

                  SECTION 7.02. Remedy Requirements for Financial Covenants. Notwithstanding anything in this Agreement to the contrary, for the purposes of clause (b), solely with respect to the failure of any Shareholder to comply with any obligations contained in clause (b) of the first sentence of Section 3.01 of the Sponsor Support Agreement, and clause (d) of Section 7.01, any failure to observe or perform any covenant contained in Section 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, or 6.22 (and any related failure of any Shareholder as aforesaid that gives rise to a breach of any covenant contained in Section 6.17 or 6.18) shall be deemed remedied if but only if:

                  (a) with respect to a failure to observe or perform any such covenant in Section 6.16, 6.17, 6.18 or 6.19, as applicable, a contribution by the Shareholders to Holdings and further contributed by Holdings to paid up capital of Vesper, or a loan to Vesper by the Sponsors or Shareholders constituting a Primary Subordinated Obligation, is made, in cash, within seven Business Days of any Loan Party having knowledge of such failure in an amount sufficient to reduce



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         (and which shall be applied to reduce) Senior Indebtedness or Total
         Indebtedness, as applicable, to a level resulting in compliance with such covenant; or

                  (b) with respect to a failure to observe or perform any such covenant, as applicable, a contribution by the Shareholders to Holdings and further contributed by Holdings to paid up capital of Vesper, or a loan to Vesper by the Sponsors or Shareholders constituting Primary Subordinated Obligations, is made, in cash, within seven Business Days of any Loan Party having knowledge of such failure in an amount sufficient to increase Annualized EBITDA or, in the case of Section 6.22, Consolidated EBITDA such that if such contribution had been made on the date at which Annualized EBITDA or Consolidated EBITDA, as applicable, was calculated for purposes of such Section, such Annualized EBITDA or Consolidated EBITDA, as applicable, would have been increased to a level resulting in compliance with such covenant;

provided, that (i) such amounts contributed and such loans made pursuant to clause (b) of this Section 7.02 shall not be included for purposes of calculating Funded Equity, (ii) the remedies described in clauses (a) and (b) above may not be exercised in more than (x) two consecutive fiscal quarters and
(y) four fiscal quarters in the aggregate, (iii) in any four fiscal quarter period, there must be a period of at least two consecutive fiscal quarters during which such remedies have not been exercised and (iv) no more than $8,000,000 for each remedy and $25,000,000 in the aggregate for all such remedies may be applied to effect the remedies described above.

                  SECTION 7.03. Remedy Requirements for Certain Share holder Defaults. Notwithstanding anything in this Agreement to the contrary, for the purposes of clause (b) (ii) of Section 7.01, any Event of Default with respect to any Shareholder specified therein shall be deemed remedied, if but only if, a contribution by another Shareholder to Holdings and further contributed by Holdings to paid-up capital of Vesper, or a loan to Vesper by the Sponsor related to another Shareholder or by another Shareholder constituting a Primary Subordinated Obligation, is made, in cash, on the date of such Event of Default in an amount equal to the amount that such defaulting Shareholder shall have failed to pay, which failure shall have given rise to such Event of Default; provided that no more than $25,000,000 in the aggregate (excluding from such aggregate amount any amount that any defaulting Shareholder shall have reimbursed or otherwise repaid within seven days to the Shareholder or Sponsor which shall have made such contribution or



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loan) for all the remedies described in this Section 7.03 may be applied to effect the remedies described herein.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Notices. All notices and other communi cations provided for herein shall be given as provided in Section 11.01 of the Collateral Agency Agreement.

                  SECTION 8.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except in accordance with Section 8.01 of the Collateral Agency Agreement.

                  SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Initial Lender and each Agent, including the reasonable fees, charges and disbursements of counsel for each of the Initial Lenders and Agents, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby are consummated), (ii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with



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the enforcement or protection of its rights in connection with the Loan
Documents, including its rights under this Section, or in connection with the Loans, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all reasonable out-of-pocket expenses of the Initial Lenders and the Agents with respect to syndication of the Loans and Commitments to other Lenders, including printing and travel expenses and reasonable fees, charges and disbursements of counsel for the Initial Lenders or the Agents.

                  (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property at any time owned or operated by the Borrower, Holdings or any of its other Subsidiaries, or any Environmental Liability related in any way to the Borrower, Holdings or any of its other Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Collateral Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata



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share" shall be determined based upon its share of the sum of the total outstanding Loans and Commitments at the time.

                  (d) To the extent permitted by applicable law, none of the Borrower, Vesper or Holdings shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

                  SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrower, Vesper or Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower, Vesper or Holdings without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under its Participating Credit Agreement and the other Loan Documents in accordance with such Participating Credit Agreement.

                  SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee



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or any other amount payable under any Participating Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. Counterparts; Integration; Effective ness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the Borrower's and other Persons' agreement to cooperate with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to the Initial Lenders or any Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the



                                      108
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obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the Borrower, Vesper and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, Vesper or Holdings or its properties in the courts of any jurisdiction.

                  (c) Each of the Borrower, Vesper and Holdings hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement, other than as hereinafter provided, irrevocably consents to service of process in the manner provided for notices in Section 8.01. Each of Holdings, Vesper and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the



                                      109
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date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its
designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each of Holdings, Vesper and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.10. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH LOAN PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 8.09(b), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.



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                  SECTION 8.12. Confidentiality. Each of the Agents and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any Participating Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower or Vesper. For the purposes of this Section, "Information" means all information received from the Borrower or Vesper relating to the Borrower, Vesper or the Project, other than any such information that is publicly available or available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or Vesper. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       VESPER SAO PAULO S.A.,

                                         by
                                           --------------------------
                                           Name:
                                           Title:


                                       VESPER HOLDING SAO PAULO S.A.,

                                         by
                                           --------------------------
                                           Name:
                                           Title:

                                       VESPER SAO PAULO CAYMAN,

                                         by
                                           --------------------------
                                           Name:
                                           Title:

                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                         by
                                           --------------------------
                                           Name:
                                           Title:


                                       SOCIETE GENERALE, NEW YORK BRANCH,
                                       as Administrative Agent,

                                         by
                                           --------------------------
                                           Name:
                                           Title:

                                       BANCO CITIBANK S.A., as Collateral
                                       and Intercreditor Agent,

                                         by
                                           --------------------------
                                           Name:
                                           Title:

                                SCHEDULE 1.01(A)

                                 EXCHANGE RATES

-----------------------------------------------------------------------------------------------------------
                       Period                                            Exchange Rates
                       ------                                            --------------
-----------------------------------------------------------------------------------------------------------
                  December 31, 1999                                          1.8500
-----------------------------------------------------------------------------------------------------------
                   March 31, 2000                                            1.8710
-----------------------------------------------------------------------------------------------------------
                    June 30, 2000                                            1.8920
-----------------------------------------------------------------------------------------------------------
                 September 30, 2000                                          1.9441
-----------------------------------------------------------------------------------------------------------
                  December 31, 2000                                          1.9962
-----------------------------------------------------------------------------------------------------------
                   March 31, 2001                                            2.0231
-----------------------------------------------------------------------------------------------------------
                    June 30, 2001                                            2.0500
-----------------------------------------------------------------------------------------------------------
                 September 30, 2001                                          2.0740
-----------------------------------------------------------------------------------------------------------
                  December 31, 2001                                          2.0979
-----------------------------------------------------------------------------------------------------------
                   March 31, 2002                                            2.1140
-----------------------------------------------------------------------------------------------------------
                    June 30, 2002                                            2.1300
-----------------------------------------------------------------------------------------------------------
                 September 30, 2002                                          2.1380
-----------------------------------------------------------------------------------------------------------
                  December 31, 2002                                          2.1460
-----------------------------------------------------------------------------------------------------------
                   March 31, 2003                                            2.1630
-----------------------------------------------------------------------------------------------------------
                    June 30, 2003                                            2.1800
-----------------------------------------------------------------------------------------------------------
                 September 30, 2003                                          2.1908
-----------------------------------------------------------------------------------------------------------
                  December 31, 2003                                          2.2015
-----------------------------------------------------------------------------------------------------------
                   March 31, 2004                                            2.2158
-----------------------------------------------------------------------------------------------------------
                    June 30, 2004                                            2.2300
-----------------------------------------------------------------------------------------------------------
                 September 30, 2004                                          2.2371
-----------------------------------------------------------------------------------------------------------
                  December 31, 2004                                          2.2442
-----------------------------------------------------------------------------------------------------------
                   March 31, 2005                                            2.2551
-----------------------------------------------------------------------------------------------------------
                    June 30, 2005                                            2.2660
-----------------------------------------------------------------------------------------------------------
                 September 30, 2005                                          2.2769
-----------------------------------------------------------------------------------------------------------
                  December 31, 2005                                          2.2878
-----------------------------------------------------------------------------------------------------------
                   March 31, 2006                                            2.2989
-----------------------------------------------------------------------------------------------------------
                    June 30, 2006                                            2.3100
-----------------------------------------------------------------------------------------------------------
                 September 30, 2006                                          2.3211
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                       Period                                            Exchange Rates
                       ------                                            --------------
-----------------------------------------------------------------------------------------------------------
                  December 31, 2006                                          2.3322
-----------------------------------------------------------------------------------------------------------
                   March 31, 2007                                            2.3436
-----------------------------------------------------------------------------------------------------------
                    June 30, 2007                                            2.3549
-----------------------------------------------------------------------------------------------------------
                 September 30, 2007                                          2.3662
-----------------------------------------------------------------------------------------------------------
                  December 31, 2007                                          2.3775
-----------------------------------------------------------------------------------------------------------
                   March 31, 2008                                            2.3891
-----------------------------------------------------------------------------------------------------------
                    June 30, 2008                                            2.4006
-----------------------------------------------------------------------------------------------------------
                 September 30, 2008                                          2.4122
-----------------------------------------------------------------------------------------------------------
                  December 31, 2008                                          2.4237
-----------------------------------------------------------------------------------------------------------
                   March 31, 2009                                            2.4355
-----------------------------------------------------------------------------------------------------------
                    June 30, 2009                                            2.4472
-----------------------------------------------------------------------------------------------------------
                 September 30, 2009                                          2.4590
-----------------------------------------------------------------------------------------------------------
                  December 31, 2009                                          2.4708
-----------------------------------------------------------------------------------------------------------

                                SCHEDULE 1.01(B)

                             INTERCOMPANY AGREEMENTS


         July 30, 1999 - Technical Services Agreement - BCI and Vesper Sao Paulo S.A.

         December 23, 1999 - Know How Agreement - BCI and Vesper Sao Paulo S.A.

         December 23, 1999 - Secondment Agreement - BCI and Vesper Sao Paulo
S.A.

                                SCHEDULE 1.01(C)

                              MORTGAGED PROPERTIES

                             No Mortgaged Properties

                                SCHEDULE 1.01(D)

                                PROJECT DOCUMENTS


Shareholders Agreement
Know-How Agreement
Secondment Agreement
Technical Services Agreement
Amendment No. 1 to the Technical Services Agreement
Lucent Supply Contract
Mirror Authorization
Interconnection Agreements

         1.   Between Vesper and Intelig (Bonari Holding), dated August 5, 1999.

         2.   Between Vesper and Embratel, dated August 10, 1999.

         3.   Between Vesper and Telefonica, dated August 20, 1999.

         4. Between Vesper and Companhia Telefonica da Borda do Campo, dated August 20, 1999.

         5.   Between Vesper and BCP, dated November 16, 1999.

         6.   Between Vesper and Tess, dated November 26, 1999.

The Telecom and Eletropaulo Rental Agreement

                                  SCHEDULE 3.03

                              GOVERNMENT APPROVALS

                             Financing Transactions

         o    ANATEL - approval of execution of Voting Agreement

         o    Public Registry - filings

         o Central Bank - filings (prior approvals for subsequent Note issuances)

         o    Central Bank - prior acknowledgement of the Vesper Guarantee


                            Operational Transactions

         o    Board of Commerce filings, corporate acts

                                  SCHEDULE 3.05

                                  REAL PROPERTY

See attached list of leased real property.

                                  SCHEDULE 3.06

                                DISCLOSED MATTERS


No Disclosed Matters.

                                  SCHEDULE 3.11

                                  SUBSIDIARIES


Subsidiary:                                  Vesper Sao Paulo Cayman

Ownership interest of Vesper Sao Paulo S.A.: 100%

                                  SCHEDULE 3.12

                               EXISTING INSURANCE


1)       Third Party Insurance

2)       Property Insurance

[ACE logo]                       ACE Seguradora                   [Handwritten]:
                                 Rue Liboro Sedaro, 377 16th floor
                                      Sao Paulo - SP                 [illegible]
                                      01074-900                           Araujo
                                      Brazil                               Costa
                                      Fax
                                 11 3111-0600 Tel.
                                 11 3106-8210 Fax


To: Mark A. King                                                 From:    Marolo J. Guarrato
-------------------------------------------------------------    -----------------------------------------------------
Company: Dept. Marsh Corretora de Seguros                        Fax:  3106-8210
-------------------------------------------------------------    -----------------------------------------------------
[illegible]:  Nurik Costa                                        Tel: 3111-0618
-------------------------------------------------------------    -----------------------------------------------------
Fax:  3741-1563 / 3024-7501                                      Date:  December 22, 1999
-------------------------------------------------------------    -----------------------------------------------------
Tel:  3741-3994 / 3024-7422                                      E-mail:  [illegible]
-------------------------------------------------------------    -----------------------------------------------------
Fax number: CAS/VESPER/002-99                                    Pages, including cover:
-------------------------------------------------------------    -----------------------------------------------------

Dear Gentlemen:

We inform you that our proposal to issue policies for the period of 90 (ninety) days was approved by IRB-Brazil Re., considering the coverage, limits and deductibles presented in our letter CAS/VESPER/001-99 OF 12/22/99, with the following conditions:

o Net Premium = US$ 39,607.61 (90 days), emphasizing collection of 7% referring to I.O.F. and cost of the policy of R$ 25.00.

o  Payment at 30 days without interest.

In light of the above, we thank you and keep ourselves at your disposal for any clarifications.

Sincerely,

[signature]

                            Certificate of Insurance

This Certificate is issued exclusively for information, and does not grant any right to its possessors. This Certificate does not amend, extend or alter the coverage granted under the policy issued.

Broker:  Marsh Corretora de Seguros Ltda

Insured:  VESPER Holding Sao Paulo S.A. / VESPER Sao Paulo S.A.

                                    COVERAGE

This document certifies that the insurance policy mentioned below was issued in favor of the insured in reference for the indicated period, and will cover claims for damage arising from the insured's civil liability, as defined in the specifications enclosed with said policy. The insurance contracted under the policy described below is subject to all terms, exclusions and conditions of the policy.

Scope of Coverage:     Civil Liability, Commercial and/or Industrial Operations
                       (Occurrence Basis)

Term of the Policy             Beginning Date                 Ending Date

      Issued                  December 23, 1999              March 22, 2000

Liability Limit:  US$ 10,000,000.00
                    With sublimit of 20% for Moral Damage

CANCELLATION: This insurance may be cancelled before its expiration, whereby the Insurance Company must communicate such cancellation in writing, 15 days in advance, to the holder of the certificate. Any possible delay in communicating the cancellation will not create any obligation or responsibility of any type for this Insurance Company, its directors, representatives or employees.

                                   [signature]
                                   Authorized Representative;
                                   ACE Seguradora S.A.

Grupo Bradesco
de Seguros

                                                                                        Branch
                                                                                         416
                                                                                        Sao Paulo

To                                                   Date                               Pages incl. this page
Mr. Mark Andrew King                                 12/23/1999                         1

Company                                              From                               Fax
Marsh Corredora de Seguros                           Katia Mattos                       416-2989/[illegible]

Location                                             Alameda Santos. 1420 - 7th floor
Sao Paulo                                            01418-100 Sao Paulo SP, Brazil

Receiver's Fax                              Sender's Fax                        Sender's Telephone
                                            0066-11-289-4121                    0055-11-253-8881

Subject                                                       E-mail
VESPER Sao Paulo                                              katiamattos@bradescoseguros.com.br


Dear Sir,

We inform you that IRB, by fax SEINC-5822189 of 12/23/1999, confirmed the coverage for insurance of Operating Risks of VESPER Sao Paulo, in accordance with the values reported in our fax 415-2392/99 of 12/22/1999. The term of the policy considered is from 12/22/1999 to 4/1/2000.

The final structure (taxes, etc.), Clauses, General and Special Conditions will be confirmed later by the said reinsurer.

Sincerely,

[signature]                                       [signature]

Sergio R. Tinguely                                Katia Mattos

Grupo Bradesco
de Seguros


                                                                                        Branch
                                                                                         416
                                                                                        Sao Paulo

To                                                   Date                       Pages incl. this page
Mr. Mark Andrew King                                 12/22/1999                 2

Company                                              From                       Fax
Marsh Corredora de Seguros                           Katia Mattos               416-2382/99

Location                            Alameda Santos. 1420 - 7th floor
Sao Paulo                           01418-100 Sao Paulo SP, Brazil

Receiver's Fax                              Sender's Fax               Sender's Telephone
3741-1663                                   0066-11-288-4121           0055-11-253-8881

Subject                                              E-mail
Vesper Sao Paulo                                     katiamattos@bradescoseguros.com.br


According to our understanding, we inform you that the insurance with the conditions mentioned below is in the process of approval by IRB and, for the coverage to be confirmed, we need only and exclusively to have it approved. We expect approval by 12/23/99, subject to alterations. The "net" estimated annual premium is US$ 102,795.07, for the operating risk policy. The inclusion of the Theft coverage will have an additional premium of US$ 15,000.00.

1.       AMOUNTS AT RISK

Office                                                                 US$      6,701,504.48
Call Center/Switch                                                     US$     80,968,251.00
Cell Sites                                                             US$     93,095,535.00
Work Centers                                                           US$      3,076,923.08
Stores                                                                 US$      2,051,282.00
Warehouses                                                             US$     28,717,949.00

2.       LMIS

New Acquisitions                                                       US$     25,000,000.00
Rubble Removal                                                         US$      5,000,000.00
Properties not under Roof                                              US$     30,000,000.00
Theft of Goods                                                         US$      1,000,000.00
Reconstruction of [illegible]                                          US$      5,000,000.00
Accounts Receivable                                                    US$      1,000,000.00
Extraordinary [illegible]                                              US$      1,000,000.00

Loss of Rent                                                           US$      5,000,000.00
Damage to vehicles as a consequence of
covered risks                                                          US$        500,000.00
Unspecified premises                                                   US$      1,000,000.00
ERBs movables during installation,
assembly and disassembly                                               US$      1,400,000.00

As to the All Hazard Policy (Blanket), we agree with the following conditions:

o  RD Amounts (in and out of the establishment)       LMI of R$ 75,000.00

   Deductible                                         10% of the loss, with a minimum of
                                                      R$ 500.00

o  RD All Risks - Operating/portable equipment (including that installed in vehicles), conditions: RD
   Movable Equipment plus Fall, Breakage and Simple Theft.

                                                      LMI of R$ 550,000.00

   Deductible                                         10% of the loss, with a minimum of
                                                      R$ 500.00


Notes:

o Values - single item covering values in the establishment and in transit. It is understood and agreed that values transported by third parties will also be covered, provided there is a service contract signed between Vesper S.A. and such third party.

o    We decline coverage for telephone cards.

o RD - Operating equipment - in accordance with the conditions proposed by Marsh.

o    We will be confirming in due time the premiums for the RD policies.

Sincerely,

[signature]                              [signature]
Sergio Tinguely   [handwritten: for]  Katia Mattos

GENERAL CONDITIONS FOR OPERATIONAL RISKS

CLAUSE 1 -MAXIMUM INDEMNITY LIMIT AND SUBLIMITS

The liability of the INSURER is limited in each accident to the Maximum Indemnity Limit referring to Sections I and II, as specified in the policy, or to the Sublimits, if applicable. The Sublimits appearing in the policy must not be added to the Maximum Indemnity Limit, and are an integral part thereof.

The sum of all indemnities and expenses payable under this contract for all losses, may not exceed under any circumstances the Maximum Indemnity Limit and/or Sublimits, whereby this contract will be automatically cancelled when such limit is reached.

CLAUSE 2 -FIRST RELATIVE RISK

In the coverage for Fire/Lightning and Loss of Profit (all events), the Insurer will be liable for damage covered up to the maximum indemnity limit specified in the policy, provided the value at risk declared in the policy is equal or higher than 80% (eighty percent) of the value at risk calculated at the time of loss. Otherwise, the Insured will pay the proportional part of the damage corresponding to the difference between the Value at risk calculated at the time of the loss and the Value at risk expressly declared in the policy.

In the other coverage granted under this policy, the Insurer will fully pay for the damage covered, regardless of the values at risk of the objects insured guaranteed by the policy, up to the respective maximum indemnity limit established in the specifications, complying with the other clauses and conditions of the policy.

CLAUSE 3 -INSPECTION OF RISKS AND SUSPENSION OF COVERAGE

The LEADER INSURER or its REINSURER(S) is in charge of periodic inspection for purposes of survey, risk control and prevention of LOSSES, with the obligation of supplying to the INSURED the report of said inspection. The date of the inspection will be previously announced by the LEADER INSURER to the INSURED, who will supply all necessary collaboration and support for the inspection.

As a consequence of this risk inspection, the INSURER has the right to suspend coverage at any time during the term of this policy, with prior notice, in the event that it finds any severe situation or imminent danger in which the INSURED, after they were found, did not take the applicable or recommendable measures to remedy such situation. The coverage may be reinstated by express decision of the INSURER, which must reimburse to the INSURED the premium corresponding to the period during which the coverage was suspended, on a pro rata temporis basis.



                                                                            1/18

CLAUSE 4 -FORFEIT OF RIGHTS

Without prejudice to the provisions of the Particular, Special and General Conditions - Sections I and II of this policy, and to the provisions of the Law, the INSURED will forfeit all and any right in relation with this policy in the following cases:

01 - If he engages in any illicit act, with the purpose to obtain undue advantages or damage the INSURER, committed by his own actions, or through his employees.

02 - If he fails to submit the commercial and/or tax books, kept and in good standing according to current legislation, as well as any documentation required and indispensable to prove the claim for indemnity submitted or to survey the damage.

03 - If, without prior express approval of the INSURER, he makes any modification or alteration in the insured establishment, or in the INSURED OBJECTS, or even in his field of activity, resulting in an aggravation of the risk for the INSURER.

04 - If he fails to take any measure that is his obligation or that is entirely in his reach, in order to avoid, reduce or not aggravate the damage arising from a LOSS.

05 - If he gives any inexact declaration or omission that may directly or indirectly affect the knowledge, analysis and acceptance of the risk and of the premium rate, unless he proves just cause of error, whereby the INSURED will not be obligated to refund any premium already paid.

06 - If he fails to comply with any of the Clauses and Conditions of this policy in connection with his obligations and responsibilities.

07 - In addition to the provisions of clause 6 -Losses, of the General Conditions of this policy, if any asset insured affected by a loss is kept or made operational without being repaired.

08 - In addition to the above, the INSURER will have the right to suspend payment of any indemnity at any time if:

         a) there is any doubt as to the right of the INSURED to receive the indemnity, until the appropriate settlement is made;

         b) there is an investigation against the INSURED, conducted by any police authority, until an investigation is carried out by the court of jurisdiction.

CLAUSE 5 -SAFETY MEASURES

Under penalty of forfeit of any right, the INSURED pledges to take all safety measures and precautions in order to avoid any damage to the INSURED OBJECTS and to comply with all current rules and regulations relative to his operation, as well as maintain them under good maintenance and preservation conditions.

                                                                            2/18

CLAUSE 6 -LOSSES

In the event of accident which may be indemnified by this policy, under penalty of forfeiting the right to the indemnity, the Insured or its substitute must:

         a) communicate, immediately after he becomes aware and within the terms set forth in the Brazilian Civil Code, by the quickest means available to him, without prejudice to written communication which must be sent as quickly as possible;

         b) to include in the written communication: date, hour, place, goods lost, probable causes of the loss and estimated damage;

         c) take the measures deemed urgent to protect the common interests and reduce the damage until the arrival of the representative of the Insurer;

         d) the Insured himself, without prior notice from the Insurer, may immediately replace the equipment damaged, in order to avoid reducing the efficiency of his services or the normal continuation of the activities of the business insured, without prejudice to issuing notice pursuant to item "a." However, such substitution may be made only if it does not impair the evidence of the loss for the Insurer, in order to make it possible to determine the factors which causes the accident;

         e) all the representative of the Insurer access to the place of the accident and give him the information or clarifications requested, making available to him documentation to prove the survey of the damage;

         f) preserve the damages parts and allow the inspection thereof by the representative of the Insurer.

CLAUSE 7 -PROOF OF LOSS (ACCIDENT)

1 - Payment of any indemnity based on this policy may only be made after the Insured presents the circumstances in which the accident occurred, indicating its causes, proving the amounts to be indemnified or the right to receive indemnity, whereby the Insured will give all assistance for the performance of these actions.

2 - All expenses made in order to prove the accident and for authorization documents will be paid by the Insured, except for those directly made by the Insurer.

3 - The Insurer may request an attestation or certificates from competent authorities, as well as the results of the investigations or lawsuits filed in connection with the facts which produced the accident.

4 - The acts or steps taken by the Insurer after the accident have no impact by themselves on the acknowledgement of the obligation to pay the claimed indemnity.


                                                                            3/18

CLAUSE 8 -SALVAGES

In the event of an accident to the assets described in this policy, the Insured may not abandon the salvage but must take immediately the appropriate measures to protect and minimize the loss and, by mutual agreement with the Insurer, endeavor to obtain best use thereof; however, this does not imply an acknowledgement by the Insurer of the obligation to indemnify the damage incurred.

If the Insurer uses the option to take possession of the salvage, the Insured reserves the right to first remove from the salvage his emblems, guarantees, serial number, name and any other evidence of its interests therein or in relation therewith. The Insurer waives its rights to take possession of the salvage from which it is impossible or impractical to destroy all evidence of the interest of the Insured therein.

CLAUSE 9 -PROPORTIONAL CONTRIBUTION -OTHER INSURANCE POLICIES

Without prejudice to the provisions of these Conditions, it is understood that, in the presence of another insurance policy on the same risks and objects insured covered by this policy, in the event of accident, the INSURER will pay the share of the indemnity for the damage incurred by the INSURED in the same proportion it is committed to cover.

CLAUSE 10 -SUBROGATION OF RIGHTS

1 - The Insurer, after the payment of the indemnity for the accident, is subrogated, up to the amount of such indemnity, in the rights and actions of the Insured against third parties whose acts or facts caused the loss indemnified, whereby it may require from the Insured at any time the instrument of transfer or valid documents for the exercise of such rights.

2 - The Insured may not engage in any act that impairs the subrogation right of the Insurer, nor enter into an agreement or settlement with third parties responsible for the accident, except with prior express authorization from the Insurer.

CLAUSE 11 -PAYMENT OF THE PREMIUM

1 - It is understood and agreed that any indemnity under this contract may be owed only after payment of the premium by the Insured, which must be made at the maximum up to the due date set forth for this purpose in the insurance Slip.

2 - The due date for payment of the premium may not exceed 30 days from the issue of the policy, invoice or monthly account, renewal rider, riders or endorsements showing an increase of the premium.

3 - When the due date falls on a non-banking day, the premium may be paid on the first business-banking day.

4 - In addition, it is understood and agreed that, should the loss occur within the payment term of the premium without payment thereof, the right to indemnity will not be impaired if the respective premium is still paid within said term.



                                                                            4/18

5 - Non-payment of the premium on site, in policies with single premium, or non-payment of the first installment, in case of policies with installment premium, on the terms referred to in previous items, will imply automatic cancellation of the policy or rider referred to it. However, in policies with installment premiums, non-payment of any installments subsequent to the first, within the terms set forth in previous items, guarantees to the Insured coverage for a validity term proportional to the ratio between the premium actually paid and the annual premium owed.

6 -      This Clause prevails over any other conditions to the contrary.

CLAUSE 12 -INDEMNITY OR REPLACEMENT

1 - The Insurer has the right to indemnify the Insured by paying in money or by repairing or replacing the damaged goods, in order to restore them to the condition they had immediately before the accident, up to the indemnity limits established in the policy.

2 - The Insured pledges to provide to the Insurer plans, specifications and any other clarifications necessary for the replacement referred to in the previous items.

3 - Under no circumstances will the Insurer be responsible for any alterations, expansions, improvements or revision made in the repair of the object which suffered the accident.

CLAUSE 13 -VALIDITY AND CANCELLATION OF THE CONTRACT

1 - This contract is valid for the term set forth in the specifications of this policy, and may be cancelled or terminated totally or partially only in the cases set forth in these conditions or in the Law, by agreement between the contracting parties. In this event, the premium to be retained by the Insurer will be calculated on a pro rata temporis basis.

2 - The contract will be cancelled automatically, without any responsibility of the Insurer for this insurance in the event of dolus, fraud or attempted fraud by the Insured.

CLAUSE 14 -PRESCRIPTION

The prescription, or its interruption of this policy will be governed by the Brazilian Civil Code.

                                                                            5/18

SECTION 1

SPECIAL CONDITIONS FOR MATERIAL DAMAGE

CLAUSE 1 -OBJECT OF THE INSURANCE

1.1 The object of this insurance guarantees in each accident the damage incurred by the Insured as a consequence of the covered risks under these conditions, up to the unit value of the insured assets, or up to the maximum limit of indemnity and/or sublimits established in the Policy (if lower than the unit value of the insured assets).

1.2      The coverage under this policy applies only:

         1.2.1 - the insured assets, when they are in the premise(s) defined in the policy;

         1.2.2 - in the case of recently installed factories, as of the time they have license to operate or are in operation for their planned purpose, i.e. factories in which the testing period has been completed.

CLAUSE 2 -RISKS COVERED

2.1 - Subject to the provisions of this Special Conditions and General Conditions of the policy, Covered Risk is considered to be the "ACCIDENT" which requires repair or replacement of the insured assets so as to enable it to continue working or operating normally.

2.2 - For the purposes of this insurance, "ACCIDENT" must be understood as impairment, loss or material damage from a sudden, unforeseen and accidental origin, suffered by the insured asset, except as a consequence of the risks mentioned in Clause 3 - RISKS EXCLUDED below:

CLAUSE 3 -RISKS EXCLUDED

It is understood and agreed that this policy does not cover accident arising from:

         a) war, act of foreign enemy, war hostilities or operations, civil war, insurrection, rebellion, revolution, conspiracy or act of military authority or usurpers of authority;

         b) malicious acts of any person or persons, acting in connection with any political, religious or ideological organization and others meant to instigate the fall of the de jure or de facto government by acts of terrorism or subversion;

         c) permanent or temporary loss of property arising from confiscation, nationalization, injunction, requisition by order of any legally constituted authority;

         d) effects of nuclear weapons, ionizing radiation or contamination arising from radioactivity of any nuclear fuel or any nuclear residue, resulting from nuclear fission, as well as the cost of decontamination;

                                                                            6/18

         e) robbery, theft, or simple disappearance, provided such events do not produce a covered risk, when the losses and damage arising therefrom are covered;

         f) absence of electricity, fuel, water, gas, steam or any raw material used in the process, caused by occurrence outside the premises described in this policy, provided these events do not cause a covered risk, in which case the losses and damage arising therefrom will be covered;

         g) transportation operations or moving of insured assets outside the premise or site of operation expressly indicated in this policy;

         h) preexisting failures or defects before the validity date of this insurance, which were already known to the Insured or its employees, regardless of whether or not they were known to the Insurer;

         i) intentional acts, negligence, fraudulent act or omission of the Insured, his directors, or persons acting for his benefit;

         j) disintegration due to centrifugal force and short circuit (electrical damage), provided such events do not cause a covered risk, in which case the losses or damage arising therefrom will be covered;

         k) physical or dry explosion, occurring in the insured asset, understood as the breakage or deformation of the walls of a recipient containing gas, steam or liquid, as the exclusive consequence of internal expansion or compression forces of such gases, steam or liquids, causing a sudden and unforeseen balance between the internal and external pressures of said container, provided such event does not cause a covered risk, in which case the losses and damage arising therefrom will be covered;

         l) overload, understood as voluntary situations in which the specifications established in the project for the operation of the machines, equipment or installations insured are exceeded;

         m) improper handling, understood as a situation in which the Insured voluntarily fails to comply with the minimum recommendations established by the manufacturer;

         n) mechanical or electrical defect, provided such events do not cause a covered risk, in which case the losses and damage arising therefrom will be covered;

         o) repair, substitution and replacements normal for the operation of the plant, with coverage, however, for the damage arising from such repairs, substitutions and replacements.

CLAUSE 4 -ASSETS NOT INSURED

1 - Credit papers, art objects, jewelry, precious metals or precious stones, bonds in general, certificates or documents of any type, stamps, coins, bank notes, checks, letters, accounting books and any other commercial books.

2 -      Land.

                                                                            7/18

3 -      Aircraft of any type, vessels.

4 - Motor vehicles licensed for use on public roads, with the understanding and agreement, however, for due legal purposes, that the vehicles of third parties or of the insured, when parked in risk locations listed in the policy, will be covered by the policy of insurance against damage arising from covered accidents, up to the limit of US$ 500,000.00.

5 - Dams, stored water, roads, railroad tracks, trees, lawn, woods, animals.

6 - Underground mines and other deposits located below the surface of the ground.

7 -      Goods in transit (outside of the insured premises).

CLAUSE 5 -INDEMNIFIABLE LOSSES

5.1- The following are indemnifiable up to the limits established in Clause 1 -sub item 1.1.

         5.1.1 - rubble removal expenses, understood as the expenses necessary to remove rubble, including loading, transport and unloading in the proper site. Such removal may be represented by pumping, excavation, dismounting, dismantling, raking, propping and even simple cleaning.

         5.1.2 - rubble is understood as an accumulation of remains resulting from the damaged parts of the object insured, or material foreign to it, such as for example alluvial residue, rock, mud, water, trees, plants and other detritus;

         5.1.3 - expenses for disassembly and reassembly arising from a covered accident;

         5.1.4 - expenses acknowledged by the Insurer as indispensable, related to the costs of protection of the assets insured against any additional damage, imminent after the occurrence of a covered accident;

         5.1.5 - expenses for temporary repairs provided such repairs are directly related to a covered accident and are part of the final repairs, not implying an increase of the total recovery costs;

         5.1.6 - expenses for customs duties, import tax, normal round trip freight from the repair shop and similar rates, related to the acquisition of materials and services for replacement and new operating authorization;

5.2-     However, the following will not be considered indemnifiable losses:

         5.2.1 - fines, interest or other financial charges arising from delay or interruption in production process;

         5.2.2 - any burden arising from damage to third parties in connection with services and goods guaranteed by the policy, even if arising from an accident;

         5.2.3 - any burden arising from the temporary substitution of damaged machines;


                                                                            8/18

         5.2.4 - additional cost of repair or replacement required by any rule, regulation, statute or law which restricts the repair, alteration, use, operation, construction, reconstruction or installation in or of the property insured;

         5.2.5 - loss of profit or consequential damage of any nature, even if arising from a risk covered by the policy, whereby consequential damage is considered to be the impairment, loss, damage and expenses not directly related to the repair or replacement of the assets insured, such as: fines, interest, and other financial charges arising from the loss, delays of any type and loss of market;

         5.2.6 - costs of excavation, leveling, filling, dredging and paving.

CLAUSE 6 -CALCULATION OF THE LOSS AND INDEMNITY

1 - To determine the indemnifiable losses, pursuant to the express conditions of this policy, the responsibility of the Insurer is limited:

         a) To the New Value corresponding to the repair, reconstruction or replacement of the same size, type, capacity and quality of the damaged asset, which may not under any circumstances be higher than twice the indemnity for the current value (new value less depreciation for use, age and state of preservation of the asset).

         b) If the assets damaged or destroyed were not, for any reason, reconstructed or replaced, in the same premises or in other premises, within 2 (two) years from the date of the loss, the Insurer will be exclusively responsible for the actual Current Value (New Value less Depreciation) of the damaged assets;

         c) For any equipment leased or rented by the Insured, with or without purchase option, to the value agreed upon between the Insured and the Lessor, but under no circumstances will the Insurer be responsible for a value in excess of the cost of repair or replacement, as established in items "a" and "b" above;

         d) In the case of films, records, manuscripts, drawings and material used for saving information for data processing equipment, to the New Value of such assets, plus the costs of reproduction of the information contained therein and lost. The cost of programs (software) is not included in indemnifiable losses.

         e) In the case of raw materials and finished products owned by the Insured or third parties in possession of the Insured, provided they are stored in an expressly indicated place, as well as products in process:

                  e.1 - To the value of the raw materials and labor expended, plus the due proportion of administrative (indirect) expenses for the goods in process;

                  e.2 - To the replacement cost of raw materials, supplies and other merchandise not manufactured by the Insured;

                                                                            9/18

                  e.3 - Concerning finished products, to the cost of production as of the date of the loss.

2 - For the establishment of the indemnity, the value of the deductible, as well as any damaged part of the asset lost with economic value, when in possession of the Insured, must be deducted from the loss.

CLAUSE 7 -DEDUCTIBLES

         7.1 - Correction at the expense of the Insured for the first damage in connection with each loss, up to the limit of the deductible for material damage specified in the policy, whereby the Insurer will indemnify only the amount in excess of said deductible.

         7.2 - If two or more deductibles set forth in this policy are applicable to a single occurrence, the highest deductible must be used, unless otherwise provided.


                                                                           10/18
                                       16

SECTION II

PARTICULAR CONDITIONS FOR BREAKAGE OF MACHINERY

CLAUSE 1 -RISKS COVERED

Notwithstanding the provisions in Clause 3 - paragraphs f/j/k/ and r, the Risks Excluded from the Special Conditions for Material Damage - Section I of this policy, it is understood and agreed that this policy also covers, against payment of an additional premium, damage arising from:

o   mechanical or electric damage;
o   manufacture and material defect and design error;
o   error in assembly, lack of ability, negligence and sabotage;
o   disintegration by centrifugal force and short circuit (electrical damage);
o physical or dry explosion in the asset insured, understood as the disintegration or deformation of the walls of a gas, vapor or liquid receptacle, in exclusive consequence of forces of internal expansion or compression of these said gases, vapors or liquids, that begin to provoke an sudden and unforeseen equilibrium between the internal and external pressures of this same receptacle;

CLAUSE 2 -RISKS EXCLUDED

It is understood and agreed that, in connection with this Section II - Particular Conditions for Breakage of Machinery, this policy does not cover accidents arising:

a) directly from normal wear and tear, gradual deterioration of any part of the object insured, including any effects or influence from the atmosphere, oxidation, rust, scaling, incrustation, pitting and corrosion of mechanical, thermal or chemical origin. However, it is understood and agreed that accidents consequent to such normal wear and tear, gradual deterioration, etc. are covered, still excluding from coverage the cost of replacement or repair of the part affected by normal wear and tear, gradual deterioration, etc., which causes the accident;

b) loss of profit or consequential damage of any nature, even if arising from loss covered by the policy, namely:

         b.1) -lack of utilization or deterioration of raw material and/or supplies;

         b.2) -production which is inferior, qualitatively or quantitatively to that projected;

         b.3) -fines, interest and other financial charges arising from delay or interruption in production process;

c) losses or damage arising from events covered under Section I of this policy.

                                                                           11/18

CLAUSE 3 -ASSETS NOT INSURED

In addition to the exclusions mentioned in Clause 4 -Assets Not Included in the Special Conditions -Material Damage -Section I, it is understood and agreed that, in connection with the coverage for breakage of machinery, the following will not be considered Assets Insured:

1 - belts, pulleys, joints, filters, chains, metal sheets, saws, blades, cylinders, air chambers, matrices, molds, stamping cylinders, cliches or any tools or parts which, in order to operate, require frequent replacements;

2 - objects or parts made of glass, porcelain, ceramic, textile and substances in general (such as oils and lubricants, fuels and catalysts;

3 - fuses, heating resistances, lamps of any nature, cathodic tubes in electronic equipment, electrical wires and conduits or any other components which, by their nature, require frequent changes;

4 - equipment using radioactive materials (any computer, X-ray machines, spectrograph or other devices using radioactive materials).

It is understood and agreed that damage to the goods described herein are covered under Section I - Material Damage of this policy, pursuant to the provisions of paragraph "a" - Clause 3 - Risks Excluded.

                                                                           12/18

SPECIAL CLAUSES OF THE INSURANCE FOR OPERATING RISKS

01 - ADDITIONAL CLAUSE FOR INCLUSIONS/EXCLUSIONS OF GOODS/PREMISES AND CHANGES IN VALUES

It is understood and agreed that the inclusions/exclusions of assets/premises and Changes in Value at Risk (increase/reduction/ transfer) will be automatically covered by this insurance up to the limit of US$ 25,000,000.00 per premises, provided the Insured notifies the Insurer in writing within a maximum term of 60 days from the date of the event. Collection/refund of the premium for such events will take place within the maximum term of 30 days immediately following the expiration of this contract, based on the list to be sent by the Insured by the termination date of this policy.

02 -     PARTICULAR CLAUSE FOR EXISTING PROTECTION SYSTEMS

It is understood and agreed that the provisions of SUSEP Circular 06/92 -

         "Regulation for granting discounts in the risks having their own means to detect and fight fires must be complied with," taking into consideration that the conditions set forth in this policy take into consideration the discounts referring to existing protection systems.

If the Insured stops fully or partially complying with the provisions of SUSEP Circular 06/92, he will be penalized as indicated below:

o Reduction of the indemnity: the indemnity to which he would be entitled, should he have complied with the above provisions, will be reduced by the same proportion between the premium paid and the premium owed, calculated taking into account the non-compliance with the provisions of said Circular.

o        Establishment of the premium for renewal.

03 -     ADDITIONAL CLAUSE OF LOSS OF PREMIUM

It is understood and agreed that the coverage set forth in this policy responds for the loss of premium and compensation arising from the partial or total cancellation of the policy as a consequence of a loss.

04 -     AUTOMATIC REINSTATEMENT CLAUSE

It is understood and agreed that, in the case of a loss, the Maximum Indemnity Limit will automatically be reinstated to the value of the indemnity paid, by payment of an additional premium calculated proportionately to the period lapsed between the date of the loss and the expiration of the policy.

                                                                           13/18

05 -     ADDITIONAL CLAUSE FOR EXPENSES FOR INSTALLATION IN NEW PREMISES

If, following a loss covered by this policy, the insured establishment has to move, definitively to another location, the following expenses will be guaranteed up to limit of the amount insured under this guarantee:

a) adaptation work;

b) construction of display windows, balconies, fixtures and other installations;

c) business fund it must pay to obtain a new location, equivalent to the damaged location;

d) transport for moving.

All the terms of the general conditions which were not amended by this additional coverage are confirmed.

06 - ADDITIONAL CLAUSE FOR SMALL ENGINEERING WORK, EXPANSIONS, REPAIRS OR REFURBISHING

Notwithstanding the provisions to the contrary of this policy, it is understood and agreed that the coverage granted herein is extended to include any damage caused to the insured assets in the event of expansion, repair or refurbishing work, in a sum of the values at risk of the work not exceeding US$ 1,400,000.00, plus US$ 1,400,000.00, including equipment already mounted, in mounting or dismounting, in compliance with the General Conditions and Special Conditions approved by SUSEP for methods of Civil Works in construction and Installation and Mounting of the Engineering Risks Line, enclosed with this Policy.

07 -     ADDITIONAL CLAUSE FOR UNSPECIFIED PREMISES

It is understood and agreed that the goods of the Insured will also be covered in unspecified premises, up to the limit of US$ 1,000,000.00, provided they are outside the industrial or commercial premises thereof. Unspecified premises will not be understood as general warehouses and those over which the Insured has actual control through a lease contract, including temporary.

08 -     CLAUSE OF EXCLUSION OF "DATA INTERPRETATION BY ELECTRONIC EQUIPMENT"

It is understood and agreed that this insurance does not cover any impairment, damage, destruction, loss and/or claim of liability of any type, nature or interest, provided it is duly proven by the Insurer that they may be directly or indirectly originating from, or consisting of:

1 - Failure or malfunction of any computer equipment and/or program and/or electronic data computation system in recognizing and/or correctly interpreting and/or processing and/or distinguishing and/or saving any date as real and correct calendar date, provided it continues to function correctly after that date.

                                                                           14/18

2 - Any act, failure, unsuitability, incapacity, inability or decision of the insured or of a third party in connection with the non-utilization or non-availability of any property or equipment of any type, kind or quality, following the risk of recognition, interpretation or processing of calendar dates.

For all purposes, computer equipment or program is understood to be electronic circuits, micro-chips, integrated circuits, micro-processors, imbedded systems, hardware (computer equipment), software (programs used or to be used or possibly used in computer equipment), firmware (resident programs in computer equipment), programs, computers, data processing equipment, telecommunications systems or equipment or any other similar equipment, whether or not they are owned by the insured.

This clause contains and fully cancels any provision of the insurance contract conflicting or contradicting it.

09 -     ACCOUNTS RECEIVABLE

This Policy also covers any lack of collection of Accounts Receivable, arising from direct physical losses or damage covered by this policy to records, subject to conditions below. The indemnity under this policy will be part of, and will not increase the Liability Limit, as mentioned in Representations.

         a. In the event of loss under this policy, the Insured must use all reasonable diligence and speed, including legal action if necessary, to collect pending Accounts Receivable whose records were destroyed and, in the event of additional costs incurred in connection therewith, these will constitute a claim provided they reduce the covered loss. The Insurer will also pay interest on any loan to compensate damaged pending collection of payments of the amounts unrecoverable as a result of such damage or destruction.
         b. Interest not gained and expenses for the service of deferred receivables and normal loss of credit for unrecoverable debts will be deduced when calculating recovery under this policy.
         c. The settlement of any loss under this policy will take place within ninety (90) days from the date of presentation and acceptance by the Company of the proof of the loss, sworn by the Insured, and all amounts recovered by the Insured in Accounts Receivable pending as of the date of such damage or destruction must belong and be paid to this Company by the Insured up to a total not exceeding the value of the loss payable under this policy; but all recovery in excess of this amount will be kept by the Insured and will belong to him. The Company will accept or reject the proof of loss within thirty
                  (30) days from presentation.
         d. If it is possible to reconstitute the Records of the Insured's Accounts Receivable after being damaged or destroyed, so that absence of collection of the Accounts Receivable is suffered, this Company will pay only the cost of material and time necessary, using due diligence and speed, to reestablish and/or reconstruct such Records of Accounts Receivable, but only to the extent that they are not covered by another form of insurance.

                                                                           15/18

         e. This Policy does not apply to losses due to errors or omissions of record clerks, accountants or billing clerks or error or failure of computers, except if such errors or failures arise from a covered risk.
         f. This Policy does not apply to damage arising from alterations, falsifications, manipulations, hiding, destruction or discarding of Records of Accounts Receivable committed in order to cover [illegible] delivery, receipt, obtention or retention of money, certificates or other assets, but only to the extent of such delivery, receipt, obtention or retention.
         g. The Insured agrees to use any goods or services belonging to him or that may be obtained from other sources in order to reduce the loss under this policy.

10 -     EXTRAORDINARY EXPENSES

It is understood and agreed that the Insurer will indemnify not only the additional cost of overtime, but also extraordinary expenses arising from express freight, or shipping through national transport means (excluding the charter of aircraft), up to the limit defined for this coverage, provided such expenses arise from an accident, as defined in Clause 2 - RISKS COVERED, part 1
- Special Conditions for Material Damage.)

11 -     SPECIAL REQUIREMENTS OF THE STATE

It is understood, declared and acknowledged by this Company that all and any provisions of this policy that are in conflict with the laws of the state where the policy is applicable, will be corrected in order to make it consistent with said laws.

12 -     CONTROL OF DAMAGED MERCHANDISE

In the event of losses or damage to finished products, the Insured will have all rights to possess and control all such damaged assets. The Insured exercising reasonable judgement, will be the only party entitled to decide whether such damaged assets are suitable to be reprocessed or sold, and no such damaged asset judged by the Insured inapt to be reprocessed or sold must be sold or disposed of in any other manner, except by the Insured or with his consent, but the Insured must transfer to the Company any salvage obtained from any sale or other disposal of such assets.

13 -     CLAUSE OF PREMISES NOT CONTROLLED BY THE INSURED

This insurance will not be impaired by any act or carelessness of the owner concerning any property, if the Insured is not the owner thereof, or by any act or carelessness of any occupant (other than the Insured) in connection with any property, when such act or carelessness of the owner or occupant are not under the control of the Insured.

                                                                           16/18

14 -     LOSS OF RENT

It is understood and agreed that the coverage set forth in this policy guarantees to the owner the rent not obtained by the property because it cannot be occupied in full or in part, because of damage due to fire, lightning and explosion.

The indemnity owed under this coverage will be paid in monthly installments, calculated based on the total amount insured and the indemnity period for which the coverage was contracted. Monthly installments will be paid during the period of repairs or reconstruction of the damaged property, up to the limit of the indemnity period, but the amount of each of them may not, under any circumstances, exceed the legally payable monthly rent.

In addition, it is understood and agreed that the indemnity period will begin as of the date on which the actual loss of rent begins.

15 -     DEMOLITION AND INCREASE IN THE COST OF CONSTRUCTION

If, on the occasion of any loss or physical damage insured under this policy, any law or decree is in force, regulating the construction, repair, replacement or use of properties or structures, this policy will cover:

         a. The additional loss suffered by the demolition of any undamaged portion of the properties or structures necessary under the minimum requirements of such law or decree.
         b. The cost incurred for the reconstruction both of the damaged portion and of the undamaged portion of such properties or structures with materials and in a manner designed to fully comply with the minimum requirements of such laws or decrees.
         c.

This Company will not be responsible for any demolition costs or increase in the cost of construction necessary under any law or decree regulating in any form pollution or contamination.

The total responsibility under this clause will not exceed the actual expense incurred for the demolition of the undamaged portion of the property(ies) or structure(s) involved plus the lower of the following:

         a. The actual expense incurred, not including the cost of land in reconstruction in a different place, or
         b.       the cost of reconstruction in the same place.

The indemnity under this clause will be part of and not an addition to the Liability Limit, as mentioned in Representations.

                                                                           17/18

16 -     CLAUSE ON TECHNOLOGICALLY SUPERIOR EQUIPMENT

In the event of occurrence of a loss in equipment which is no longer manufactured or found in the market, the indemnity must be paid in the value of similar equipment with similar characteristics, providing the same type of function as the damaged one, including with equivalent or closer capacity without ever considering equipment existing in the market with inferior capacities. For the calculation of the value at risk and new value, the value of the equipment existing in the market with characteristics, functions and capacity equivalent or superior to the equipment damaged must be considered.

                                                                           18/18

                                  SCHEDULE 3.18

                              OWNERSHIP OF HOLDINGS


---------------------------------------------------------------------------------------------------------------------
                                                                                 TOTAL
                                                       NO. OF VOTING             VOTING               % TOTAL
        SHAREHOLDER           NO. OF COMMON SHARES    PREFERRED SHARES           SHARES                EQUITY
---------------------------------------------------------------------------------------------------------------------
BCI                                  27,864                27,864                55,728                34.4%
---------------------------------------------------------------------------------------------------------------------
VeloCom                              40,014                40,014                80,028                49.4%
Cayman
---------------------------------------------------------------------------------------------------------------------
QUALCOMM                             13,122                13,122                26,244                16.2%
Brasil
---------------------------------------------------------------------------------------------------------------------
TOTAL:                               81,000                81,000               162,000                 100%
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.01

                                     WAIVERS

         The Lenders hereby waive the conditions set forth in Section 4.01 and the affirmative covenants set forth in Section 5.10 to the extent set forth below; provided each condition or affirmative covenant so waived must be satisfied or complied with by the applicable date set forth below.

         1. Sections 4.01(g) and (p). The conditions set forth in Sections 4.01(g) and (p) are waived to the extent that satisfaction thereof would require
(i) translation of any Loan Document into Portuguese, (ii) in the case of the Contract Assignment Agreements, the consent of any third party that has not been obtained, (iii) in the case of the Vesper Guarantee, issuance by the Central Bank of a customary non-opposition letter in respect of such Guarantee, (iv) in the case of the Voting Agreement, approval thereof by ANATEL or (v) in the case of the shares in the Borrower pledged pursuant to the Cayman Share Pledge Agreement, the requirement set out in clause 2(b) thereof; provided that all such conditions must be satisfied by January 31, 2000, or, in the case of clause
(v) by January 7, 2000 and, in the case of clause (iii), the executed Vesper Guarantee, the Central Bank letter and an opinion of Brazilian Counsel in the form reasonably required by the Collateral Agent must be delivered to the Collateral Agent by January 31, 2000.

         2. Section 4.01(h). The conditions set forth in Section 4.01(h) are hereby waived to the extent that the insurance described on Annex 1 to this Schedule does not satisfy such conditions; provided that (i) the insurance described on Annex 1 to this Schedule shall be maintained until replaced by insurance satisfying the requirements of Section 5.07 and (ii) all insurance required by Section 5.07 shall be obtained, and evidence thereof delivered to the Agents, by March 31, 2000.

         3. Section 4.01(u). The condition set forth in clause (ii) of Section 4.01(u) is waived; provided that such condition must be satisfied by January 31, 2000.

         4. Section 4.01(w). The conditions set forth in Section 4.01(w) are waived; provided that all such conditions must be satisfied by March 31, 2000.

         5. Section 4.01(aa). The conditions set forth in Section 4.01(aa), other than clause (i) thereof, are waived; provided that all such conditions must be satisfied by January 31, 2000.

         6. Section 5.10. The affirmative covenant set forth in Section 5.10 is hereby waived to the extent that the proceeds of each Borrowing are not deposited into the Additional Collateral Accounts as required under the Collateral Agency Agreement and the Lenders hereby further waive any requirement set forth in the Collateral Agency Agreement that the proceeds of Borrowings be deposited in such accounts; provided that such covenant and all such requirements must be complied with January 7, 2000.

                                SCHEDULE 5.01(c)

                             FORM OF MONTHLY REPORT


               MONTH OF ___________________________________, 200x



----------------------------------------------------------------------------------------------------------------------
                                                                              Vesper Sao Paulo S.A.
----------------------------------------------------------------------------------------------------------------------
Vesper Sao Paulo S.A.
----------------------------------------------------------------------------------------------------------------------
Beginning of Period Subscribers
----------------------------------------------------------------------------------------------------------------------
     Number of Subscribers Added
----------------------------------------------------------------------------------------------------------------------
     Number of Subscribers Churned
----------------------------------------------------------------------------------------------------------------------
End of Period Subscribers
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Total Minutes of Use (MOU)
----------------------------------------------------------------------------------------------------------------------
Average Revenue Per Subscriber (ARPU) (R$)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Total Number of Sites
----------------------------------------------------------------------------------------------------------------------
Total Employees
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Revenues (R$ M)
----------------------------------------------------------------------------------------------------------------------
Operating Expenditures (R$ M)
----------------------------------------------------------------------------------------------------------------------
Capital Expenditures (R$ M)
----------------------------------------------------------------------------------------------------------------------
Net Income (R$ M)
----------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.02

                                 EXISTING LIENS


                                    NO LIENS

                                  SCHEDULE 6.04

                             REAL PROPERTY DISPOSALS


         -------------------------------------------------------------------------------------------------------------------
             LOCALIDADE                 ADDRESS                       SELLER AMOUNT            DATA           DATA ESCRITURA
                                                                                               PAGAMENTO
         -------------------------------------------------------------------------------------------------------------------
         LAPA                RUA HEITOR PENTEADO 2200        FIAT AUTOMOVEIS S.A.                  18           10/10/00
                                                             R$2,400,080.00
         -------------------------------------------------------------------------------------------------------------------
         PARAISO             RUA CONSELHEIRO RAMALHO 778 E   LAI LINMOU E LAI HUANG SHU YEN        14           03/24/00
                             788                             - R$1,500,000.00
         -------------------------------------------------------------------------------------------------------------------
         JABAQUARA           RUA MAURO 382 E 384             LOREO PARTICIPACOES, COMERCIO         29           03/20/00
                                                             E SERVICOS LTDA -
                                                             R$2,300,000.00
         -------------------------------------------------------------------------------------------------------------------
         PENHA               RUA CAPITAO AVELINO CARNEIRO    JOSE SILVA - R$2,160,000.00           26           05/25/00
                             407 E 389
         -------------------------------------------------------------------------------------------------------------------
         CAMPINAS            AVENIDA MARECHAL RONDON         COMPANHIA PAULISTA DE FORCA E         20           10/02/00
                                                             LUZ - CPFL - R$4,200,000.00
         -------------------------------------------------------------------------------------------------------------------
         S_O BERNARDO        AVENIDA PIRAPORINHA 125 E       M_MELE ADMINISTRACAO DE               15           05/15/99
                             TERRENOS                        IMOVEIS - R$3,350,000.00
         -------------------------------------------------------------------------------------------------------------------
         OSASCO              RUA PAULO LICIO RZZO 66 E 98    TELESP - TELECOMUNICACOES DE
                                                             S_O PAULO S.A. - R$1,000,000.00
         -------------------------------------------------------------------------------------------------------------------
         GUARULHOS           AVENIDA PRES. HUMBERTO DE       ADILSON QUARANTA E FAMILIA -           8           08/04/99
                             ALENCAR CASTELO BRANCO 809      R$788,000.00
         -------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.08

                            NO EXISTING RESTRICTIONS


No agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or to Guarantee Indebtedness of the Borrower exists.

                                                                       EXHIBIT A

================================================================================


                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT


                                   dated as of

                                December 27, 1999


                                      among



                             VESPER SAO PAULO S.A.,

                         VESPER HOLDING SAO PAULO S.A.,

                             VESPER SAO PAULO CAYMAN

                            The ADMINISTRATIVE AGENTS
                               referred to herein,


                                       and


                    CITIBANK, N.A., and BANCO CITIBANK S.A.,
                      as Collateral and Intercreditor Agent


================================================================================

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                              ARTICLE I Definitions

SECTION 1.01.  Defined Terms                                                  1
SECTION 1.02.  Terms Generally                                                6
SECTION 1.03.  Accounting Terms; GAAP                                         6

                  ARTICLE II Permitted Additional Obligations;
                         Additional Security Documents

SECTION 2.01.  Permitted Additional Obligations                               7
SECTION 2.02.  Additional Security Documents                                  7

              ARTICLE III Acts of Lenders; Amounts of Obligations             7

SECTION 3.01.  Acts of Secured Parties                                        8
SECTION 3.02.  Determination of Amounts of Obligations                        8
SECTION 3.03.  Restrictions on Actions                                        9

                     ARTICLE IV Duties of Collateral Agent

SECTION 4.01.  Notice to Secured Parties                                      9
SECTION 4.02.  Actions Under Support Documents                               10
SECTION 4.03.  Records                                                       10
SECTION 4.04.  Lien Subordination Arrangements                               10
SECTION 4.05.  Delegation of Duties                                          10

                  ARTICLE V Collateral Accounts; Distributions               11

SECTION 5.01.  The Collateral Accounts                                       11
SECTION 5.02.  Application of Proceeds                                       15
SECTION 5.03.  Time of Payments                                              15
SECTION 5.04.  Treatment of Contingent Obligations                           15
SECTION 5.05.  Collateral Agent's Calculations                               16
SECTION 5.06.  Sharing of Set-Offs                                           16

                             ARTICLE VI Agreements

SECTION 6.01.  Delivery of Agreements                                        17
SECTION 6.02.  Information                                                   17

                        ARTICLE VII The Collateral Agent

SECTION 7.01.  Appointment; Rights and Duties                                17
SECTION 7.02.  Expenses; Indemnity; Damage Waiver                            21

                               ARTICLE VIII Voting                           23

SECTION 8.01.  Amendments; Waivers                                           23
SECTION 8.02.  Enforcement                                                   25
SECTION 8.03.  Prepayment of Tranche A Loans and Tranche B Loans             26

                     ARTICLE IX Intercreditor Arrangements

SECTION 9.01.  Security Interests                                            26
SECTION 9.02.  Turnover of Collateral and Certain Payments                   27
SECTION 9.03.  Release of Collateral and Guarantees                          27
SECTION 9.04.  Additional Collateral                                         28
SECTION 9.05.  Purchase of Collateral                                        28
SECTION 9.06.  Further Assurances, etc.                                      28

                         ARTICLE X Benefit of Agreement                      29

                            ARTICLE XI Miscellaneous

SECTION 11.01. Notices                                                       29
SECTION 11.02. Waivers; Amendments                                           30
SECTION 11.03. Counterparts                                                  30
SECTION 11.04. Severability                                                  30
SECTION 11.05. Governing Law; Jurisdiction; Consent to Service of Process    31
SECTION 11.06. WAIVERS. (a) WAIVER OF JURY TRIAL                             32
SECTION 11.07. Headings                                                      32
SECTION 11.08. Successors and Assigns                                        32
SECTION 11.09. Termination                                                   33
SECTION 11.10. Complete Agreement                                            33


EXHIBIT:

Exhibit A  -- Form of Permitted Additional Obligations Designation

                               COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
                           dated as of December 27, 1999, among VESPER SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes, VESPER SAO PAULO CAYMAN, a Cayman Islands company, the ADMINISTRATIVE AGENTS referred to herein, CITIBANK S.A., a Brazilian sociedade por acoes, as Collateral Agent and CITIBANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as Collateral Agent.


                  WHEREAS the Borrower (such term, and other capitalized terms used in this preliminary statement, having the meanings set forth in Section
1.01 of this Agreement) and Vesper and Holdings are entering into the Common Agreement and the Initial Participating Credit Agreement pursuant to which the Lenders will make Loans to the Borrower;

                  WHEREAS the Loan Parties have agreed to enter into certain Security Documents in order to secure the Obligations, and Holdings, Vesper and the Subsidiaries have agreed to enter into the Guarantee Agreements in order to guarantee the Borrower Obligations;

                  WHEREAS the Borrower may from time to time enter into Additional Participating Credit Agreements and incur Additional Borrower Obligations thereunder that may be secured under the Security Documents and guaranteed pursuant to the Guarantee Agreements; and

                  WHEREAS the parties desire to enter into this Agreement in order to set forth certain agreements with respect to the Obligations to be so secured and guaranteed, including certain intercreditor arrangements with respect to the approval of amendments, modifications and waivers with respect to, and the enforcement of rights under, the Loan Documents and the allocation of proceeds in respect of the Obligations;


                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. Terms defined in the Common Agreement and not otherwise defined herein have the respective meanings set forth in the Common Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below:

                  "Act" has the meaning set forth in Section 3.01.

                  "Additional Collateral Accounts" has the meaning set forth in
Section 5.01(a).

                  "Additional Security Document" means any agreement or instrument (other than the Initial Security Documents) creating or evidencing a security interest of the Collateral Agent in, or a Lien in favor of the Collateral Agent or the Lenders on, or an assignment to the Collateral Agent or the Lenders of, any Collateral.

                  "Borrower" means Vesper Sao Paulo Cayman, a Cayman Islands company.

                  "Borrower Additional Obligations" means the due and punctual payment by the Borrower of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans under any Additional Participating Credit Agreement, but only to the extent that such Loans are designated as Borrower Additional Obligations in accordance with Section 2.01, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under any such Additional Participating Credit Agreement.

                  "Borrower Initial Obligations" means the due and punctual payment by the Borrower of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans under the Initial Participating Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Initial Participating Credit Agreement and the other Loan Documents (other than any Additional Participating Credit Agreement).

                  "Borrower Obligations" means the Borrower Initial Obligations and the Borrower Additional Obligations.

                  "Collateral" means (a) any and all "Collateral" as defined in any applicable Security Document and (b) any and all other assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising in which the Collateral Agent or the Lenders have been granted a Lien or security interest, or that have been assigned to the Collateral Agent or the Lenders, pursuant to any of the Security Documents.

                  "Collateral Accounts" has the meaning set forth in Section 5.01(a).

                  "Collateral Agent" means (a) Banco Citibank S.A., for purposes of (i) the Brazilian Security Documents and (ii) acting as collateral agent for Collateral located in Brazil, including all accounts located in Brazil, and (b) Citibank, N.A. for all other purposes, in each case in their capacity as collateral and intercreditor agent for the Lenders. In the event that it is necessary to determine whether Citibank, N.A. or Citibank S.A. is responsible for the enforcement or protection of any right or remedy under the Loan Documents, then Citibank N.A. and Citibank S.A. shall determine which of them is responsible and shall notify the Administrative Agents, the Borrower and Vesper of such determination.

                  "Common Agreement" means the Common Agreement dated as of December 27, 1999, among the parties hereto.

                  "Contingent Obligations" means any Obligations (other than the Intercompany Obligations) that are contingent obligations or not yet liquidated.

                  "Contingent Obligations Collateral Account" has the meaning set forth in Section 5.04.

                  "Enforcement Collateral Account" has the meaning set forth in
Section 5.01(a).

                  "General Collateral Account" has the meaning set forth in
Section 5.01(a).

                  "General Funds" means funds required to be deposited in the General Collateral Account as provided in Section 5.01(d).

                  "General Funds Release Request" means a written request delivered by Vesper to the Collateral Agent requesting the Collateral Agent to release funds from the General Collateral Account. Each General Funds Release Request (a) shall specify (i) the amount of funds to be released, (ii) the date of the requested release, (iii) the purpose for which Vesper expects to use such funds, (iv) the applicable provisions of the Loan Documents pursuant to which such funds are being released and (v) the wire instructions for the transfer of such funds to or for the account of Vesper and (b) shall be accompanied by a certificate of a Financial Officer to the effect that such requested release of funds is not in contravention of any Loan Document.

                  "Holdings" means Vesper Holding Sao Paulo S.A., a Brazilian sociedade por acoes.

                  "Initial Security Documents" means this Agreement, the Brazilian Security Documents and the Cayman Security Documents executed and delivered on the Effective Date.

                  "Intercompany Obligations" means the due and punctual payment by Vesper of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Vesper under the Note Purchase Agreement and the other Note Documents.

                  "Majority Credit Agreement Lenders" means, at any time with respect to any Participating Credit Agreement, Lenders under such Participating Credit Agreement having outstanding Loans and Commitments thereunder representing more than 50% of the sum of the total outstanding Loans and Commitments thereunder at the time.

                  "Majority Total Lenders" means, at any time, Lenders having outstanding Loans and Commitments representing more than 50% of the sum of the total outstanding Loans and Commitments at the time.

                  "Obligations" means the Borrower Obligations and Vesper Obligations.

                  "Permitted Additional Obligations Designation" means a Permitted Additional Obligations Designation with respect to an Additional Participating Credit Agreement duly completed and executed by the Collateral Agent, the Borrower, Vesper and the Administrative Agent under such Additional Participating Credit Agreement and delivered pursuant to Section 2.01, substantially in form of Exhibit A.

                  "Required Enforcement Lenders" means, at any time, the Required Lenders at such time determined as if all Commitments then in effect had been terminated.

                  "Required Lenders" means, at any time, the Majority Total Lenders at the time and, in addition, on and after the first date on which a Permitted Additional Obligations Designation is executed and delivered hereunder, the Majority Credit Agreement Lenders at such time under each Material Participating Credit Agreement. For purposes hereof, a "Material Participating Credit Agreement" means, at any time, any Participating Credit Agreement under which the sum of the total outstanding Loans and Commitments represents more than 15% of the total outstanding Loans and Commitments under all Participating Credit Agreements at the time.

                  "Responsible Officer" shall mean, when used with respect to the Collateral Agent, any officer within the Global Agency & Trust Services department of the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  "Secured Parties" means the Agents and the Lenders.

                  "Security Documents" means the Initial Security Documents and the Additional Security Documents.

                  "Subordination Collateral Account" has the meaning set forth in Section 5.01(a).

                  "Supermajority Total Lenders" means, at any time, Lenders having outstanding Loans and Commitments representing more than 90% of the sum of the total outstanding Loans and Commitments at the time.

                  "Support Documents" means the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Subordination Agreement, the Guarantee Agreements and the Sponsor Support Agreement.

                  "Vesper" means Vesper Sao Paulo S.A., a Brazilian sociedade por acoes.

                  "Vesper Additional Obligations" means all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Vesper and Holdings to the Secured Parties under any Additional Participating Credit Agreement.

                  "Vesper Initial Obligations" means all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party (other than the Borrower) to the Secured Parties under any Loan Documents (other than any Additional Participating Credit Agreement).

                  "Vesper Obligations" means the Vesper Initial Obligations, the Vesper Additional Obligations and the Intercompany Obligations.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof, unless the Borrower and the Collateral Agent otherwise agree.

                                   ARTICLE II

                        Permitted Additional Obligations;
                          Additional Security Documents

                  SECTION 2.01. Permitted Additional Obligations. Holdings, the Borrower and Vesper may from time to time enter into any Additional Participating Credit Agreement and designate the Loans to be made thereunder as Borrower Additional Obligations and the obligations of Vesper and Holdings thereunder to be Vesper Additional Obligations by (a) delivering to the Collateral Agent a Permitted Additional Obligations Designation in respect of such Additional Participating Credit Agreement and attaching thereto a true and complete copy of such Additional Participating Credit Agreement and all instruments and agreements (together with all schedules, exhibits, annexes, appendices and other attachments thereto) relating to such Additional Participating Credit Agreement to which any Loan Party or Affiliate thereof is a party and (b) delivering to the Agents such evidence as any Agent shall reasonably request that such Additional Participating Credit Agreement satisfies the criteria required by the Common Agreement. Upon completion of the actions described in clauses (a) and (b) of the preceding sentence, the Loans and other monetary obligations of the Borrower under such Additional Participating Credit Agreement shall constitute Borrower Additional Obligations, the obligations of Vesper and Holdings under such additional Participating Credit Agreement shall constitute Vesper Additional Obligations and the Administrative Agent and Lenders thereunder shall constitute Secured Parties hereunder and shall be bound by the provisions hereof and of the Common Agreement.

                  SECTION 2.02. Additional Security Documents. If any Loan Party is required by any Loan Document or other agreement to grant a security interest in or Lien on, or assignment of, any assets (other than assets constituting Collateral under the Initial Security Documents) of any Loan Party to secure any Obligations, Holdings, Vesper and the Borrower shall, or shall cause the applicable Subsidiary or Subsidiaries to, grant such security interest in or Lien on, or assignment of, such assets to the Collateral Agent or, if required in the case of any Brazilian Security Documents, the Lenders to secure all the Obligations pursuant to one or more Additional Security Documents, in form and substance reasonably satisfactory to the Collateral Agent.

                                   ARTICLE III

                                Acts of Lenders;
                             Amounts of Obligations

                  SECTION 3.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by or on behalf of any Administrative Agent or Lender or any portion thereof (including the Required Lenders, the Required Enforcement Lenders or the Supermajority Total Lenders) shall be embodied in and evidenced by one or more instruments signed by such Lender or Lenders or the Administrative Agent or Administrative Agents (as applicable) and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the Persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon (a) an Act of any Administrative Agent if such Act purports to be taken by or on behalf of any Lenders represented by such Administrative Agent and (b) an Act of any Lender if such Act purports to be taken by or on behalf of such Lender, and nothing in this Section 3.01 or elsewhere in this Agreement shall be construed to require any Administrative Agent or Lender to demonstrate that it has been authorized to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Administrative Agent or Lender.

                  SECTION 3.02. Determination of Amounts of Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Obligations, Loans or Commitments or any portion thereof for any purposes of this Agreement, it shall be entitled to make such determination on the basis of and shall be entitled to conclusively rely upon one or more certificates of any applicable Administrative Agent or Lender; provided that if, notwithstanding the request of the Collateral Agent, any applicable Administrative Agent or Lender shall fail or refuse promptly to certify as to the existence or amount of any Obligations, Loans or Commitments or any portion thereof, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Borrower or Vesper; provided further that, promptly following determination of any such amount, the Collateral Agent shall notify such Administrative Agent or Lender of such determination and thereafter shall use commercially reasonable means to correct any error that such Administrative Agent or Lender brings to the attention of the Collateral Agent in the form of a written notice identifying such error and providing necessary information to correct it. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, Vesper or any Secured Party or any other Person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of specific written notice of any error in such determination.

                  SECTION 3.03. Restrictions on Actions. Each Secured Party agrees that, unless and until this Agreement is terminated as provided herein, the provisions of this Agreement shall provide the exclusive method by which any Administrative Agent or Lender may exercise, or direct the exercise of, rights and remedies under the Loan Documents. Therefore, each Administrative Agent and Lender shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement:

                  (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices and instructions hereunder; and

                  (b) refrain from exercising any rights or remedies under the Loan Documents which may be exercisable as a result of an Event of Default, except for delivering notices and instructions hereunder;

provided, however, that this Section 3.03 shall not prevent (i) any Lender from declining to make any Loan pursuant to the relevant Participating Credit Agreement if the conditions to the obligation of such Lender to make such Loan under such Participating Loan Agreement shall not have been satisfied or waived,
(ii) any Secured Party from imposing a default rate of interest in accordance with the applicable Participating Credit Agreement, (iii) the Collateral Agent from exercising any right or remedy or taking any other action that it is permitted or authorized to exercise or take or (iv) a Secured Party from exercising its right to commence legal proceedings to collect any Obligation due and payable to such Secured Party and remaining unpaid, to obtain a judgment in respect of any such Obligation and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor.


                                   ARTICLE IV

                           Duties of Collateral Agent

                  SECTION 4.01. Notice to Secured Parties. The Collateral Agent shall promptly notify each Administrative Agent in the event it shall receive any written notice that an Event of Default has occurred and is continuing or any request by any party hereto or by any Loan Party for any consent, waiver or amendment with respect hereto or to any other Loan Document. Upon receipt of any such notice from the Collateral Agent, each Administrative Agent shall notify the Lenders in its Lender Group thereof.

                  SECTION 4.02. Actions Under Support Documents. The Collateral Agent shall not be obligated to take any action under this Agreement or any of the other Loan Documents except for the performance of such duties as are specifically set forth herein or therein. Subject to the provisions of Article VII, the Collateral Agent shall take any action under or with respect to any Support Document or the Common Agreement which it is instructed to take in accordance with Article VIII and which is not inconsistent with or contrary to the provisions of this Agreement, any other Support Document or the Common Agreement. At any time that an Event of Default has occurred and is continuing, the Collateral Agent shall, subject in all cases to the provisions of Article VII, exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Common Agreement, the Support Documents or any of them in accordance with any written instructions received from one or more of the Administrative Agents on behalf of the Required Enforcement Lenders. Absent written instructions from one or more of the Administrative Agents on behalf of the Required Enforcement Lenders at a time that an Event of Default has occurred and is continuing, the Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Common Agreement, the Support Documents or any of them or otherwise as it shall deem to be in the best interests of the Secured Parties in order to maintain the Collateral and protect and preserve the Collateral and the rights of the Secured Parties.

                  SECTION 4.03. Records. The Collateral Agent shall maintain records regarding determinations of the amounts of the outstanding Obligations, Loans and Commitments for any purpose, any distributions from the Collateral Accounts or Additional Collateral Accounts and any information received by the Collateral Agent pursuant to Section 6.02. The information contained in such records shall be made available to any Secured Party upon request.

                  SECTION 4.04. Lien Subordination Arrangements. The Collateral Agent is authorized to subordinate Liens granted under the Security Documents to any Liens permitted by clauses (vi) and (vii) of Section 6.02(a) of the Common Agreement; provided that (a) such subordination shall be limited to the types of Collateral expressly contemplated by such clauses and to secured obligations expressly contemplated by such clauses and (b) the terms of any such subordination shall be reasonably satisfactory to the Required Lenders.

                  SECTION 4.05. Delegation of Duties. The Collateral Agent may exercise or perform any of its rights or duties under this Agreement and the other Loan Documents (including (a) maintenance of any Collateral Accounts and Additional Collateral Accounts and (b) acting as agent or attorney-in-fact for the Lenders under any of the Support Documents) by or through agents, sub-agents or attorneys-in-fact at such times and in such jurisdictions as the Collateral Agent in its reasonable judgment deems necessary or appropriate. The Collateral Agent shall not be responsible for the negligence or misconduct of any such agents, sub-agents or attorneys-in-fact selected by it with reasonable care. Each such agent, sub-agent and attorney-in-fact shall be entitled to the benefits of this Agreement as though named herein as the Collateral Agent while acting in its capacity as such.

                                    ARTICLE V

                       Collateral Accounts; Distributions

                  SECTION 5.01. The Collateral Accounts. (a) The Collateral Agent shall establish and maintain at one of its offices located in New York, NY (or, in the case of the Brazilian Note Proceeds Account (as defined below), Brazil) (i) collateral accounts designated the "Enforcement Collateral Account", the "Subordination Collateral Account" and the "General Collateral Account", respectively (such collateral accounts (including such related sub-accounts over which the Collateral Agent has dominion and control established and maintained either at its office or in the name of the Collateral Agent at the offices of one or more other financial institutions located in such jurisdictions as the Collateral Agent deems necessary or appropriate), together with the Contingent Obligations Collateral Account, collectively, the "Collateral Accounts"), and
(ii) collateral accounts designated the "Loan Repayment Account", the "Sponsor Support Account", the "Cayman Loan Proceeds Account", the "Brazilian Note Proceeds Account" and the "Loan Prepayment Suspense Account" (such collateral accounts (including such related sub-accounts over which the Collateral Agent has dominion and control established and maintained either at its office or in the name of the Collateral Agent at the offices of one or more other financial institutions located in such jurisdictions as the Collateral Agent deems necessary or appropriate) collectively, the "Additional Collateral Accounts").

                  (b) All amounts that are received by the Collateral Agent (in its capacity as Collateral Agent, including as attorney-in-fact on behalf of the Lenders if required under the Brazilian Security Documents) or, if received in the case of any Brazilian Security Document, the Lenders in respect of the Collateral, whether in connection with the exercise of any right or remedy provided in this Agreement or any other Support Document or otherwise (including all amounts received on account of any sale of or other realization upon any of the Collateral pursuant to any Security Document), or pursuant to either Guarantee Agreement or the Sponsor Support Agreement, in each case while an Event of Default has occurred and is continuing, shall be deposited in the Enforcement Collateral Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Subordination Collateral Account or the General Collateral Account shall be transferred to the Enforcement Collateral Account. At any time thereafter that all Events of Default shall have been cured or waived or otherwise shall cease to exist, the Collateral Agent shall (subject to the payment of any Obligations then due in accordance with Section 5.02) release any funds then remaining on deposit in the Enforcement Collateral Account to any Loan Party to the extent required by any of the Security Documents; provided that such funds in an amount equal to the sum of (i) the amount of General Funds transferred to the Enforcement Collateral Account from the General Collateral Account pursuant to paragraph (d) of this Section and (ii) the amount of funds that would have been deposited in the General Collateral Account pursuant to paragraph (d) of this Section if an Event of Default had not occurred, together with all interest and income on such amounts, shall be deposited in the General Collateral Account for application in accordance with the terms of paragraph (d) of this Section.

                  (c) All amounts that are received by the Collateral Agent (in its capacity as Collateral Agent) pursuant to the terms of the Subordination Agreement shall be deposited in the Subordination Collateral Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Subordination Collateral Account shall be transferred to the Enforcement Collateral Account.

                  (d) All amounts that are received by the Collateral Agent (in its capacity as Collateral Agent) which by the terms of any Loan Document are required to be held by the Collateral Agent (other than amounts required to be deposited in the Enforcement Collateral Account, the Subordination Collateral Account, the Additional Collateral Accounts or the Contingent Obligations Collateral Account) shall be deposited in the General Collateral Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the General Collateral Account shall be transferred to the Enforcement Collateral Account. Vesper may, by delivery to the Collateral Agent of a General Funds Release Request, request a release of General Funds from the General Collateral Account in accordance with the applicable provisions of the Loan Document or Loan Documents which required such funds to be deposited with the Collateral Agent (but only to the extent any funds in the General Collateral Account were deposited in the General Collateral Account pursuant to such agreements). If no Default has occurred and is continuing on the date on which such General Funds are requested to be released pursuant to the applicable General Funds Release Request, the Collateral Agent shall release such General Funds in accordance with such General Funds Release Request. Pending the receipt by the Collateral Agent of a General Funds Release Request with respect to any General Funds or a transfer of such General Funds to the Enforcement Collateral Account as provided above, the Collateral Agent shall invest such funds in Permitted Investments (and the proceeds thereof and interest thereon shall constitute part of such General Funds).

                  (e) All amounts that are received by the Collateral Agent or the Borrower pursuant to the terms of any Note Document shall be deposited in the Loan Repayment Account. In addition, the Borrower shall deposit, or cause to be deposited, in the Loan Repayment Account all amounts received from any other Loan Party or any Sponsor or Shareholder to pay any Borrower Obligations. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Loan Repayment Account shall be transferred to the Enforcement Collateral Account. Except as provided in the preceding sentence, all amounts deposited in the Loan Repayment Account shall be applied to pay Borrower Obligations as and when due under the Participating Credit Agreements in the manner described in such Participating Credit Agreements.

                  (f) All amounts that are received by the Collateral Agent pursuant to the terms of the Sponsor Support Agreement shall be deposited in the Sponsor Support Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Sponsor Support Account shall be transferred to the Enforcement Collateral Account. Except as provided in the preceding sentence, all amounts deposited in the Sponsor Support Account shall be applied to pay Obligations as and when due under the Loan Documents in the manner described therein.

                  (g) All amounts that are received by the Borrower as proceeds of Loans under any Participating Credit Agreement shall be deposited in the Cayman Loan Proceeds Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Cayman Loan Proceeds Account shall be refunded to the Lenders that shall have made the Loans to which such proceeds are attributable and applied to repay such Loans. Except as provided in the preceding sentence, all amounts deposited in the Cayman Loan Proceeds Account shall be used to purchase Notes from Vesper (and such amounts shall thereupon be transferred to the Brazilian Note Proceeds Account) within one Business Day of deposit therein; provided that any amount specified in the Borrowing Request relating to any such Loan as being required to pay fees under the relevant Participating Credit Agreement shall be transferred forthwith on receipt of such amount in the Cayman Loan Proceeds Account to the Loan Repayment Account by the Collateral Agent.

                  (h) All amounts that are received by Vesper from the sale of Notes to the Borrower pursuant to the terms of the Note Documents shall be deposited in the Brazilian Note Proceeds Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Brazilian Note Proceeds Account shall be refunded to the Lenders that shall have made the Loans to which such amounts are attributable and applied to repay such Loans. Except as provided in the preceding sentence, all amounts deposited in the Brazilian Note Proceeds Account shall be used as described in the Borrowing Request for the Loans to which such deposited amounts are attributable. In order to request the release of funds deposited in the Brazilian Note Proceeds Account, Vesper shall submit a certificate of a Financial Officer to the Collateral Agent specifying the amount to be withdrawn and the use of such funds (which shall be consistent with the Borrowing Request to which such funds are attributable). Such certificate also shall include wire transfer instructions with respect to the funds to be withdrawn; provided that any and all funds that are to be released to make any payment to or for the account of any Secured

Party or Vendor shall be released only by direct payment by the Collateral Agent to or for the account of such Secured Party or Vendor, and Vesper's written instructions shall provide for such direct payment. Any amount specified in the Borrowing Request for the Loans to which such deposited amounts are attributable as being required to make payments to an applicable Vendor in accordance with
Section 5.10(a) of the Common Agreement shall be applied in payment of the relevant invoice promptly on receipt of such amount in the Brazilian Note Proceeds Account, and in any event within two Business Days thereof, by the Collateral Agent, in accordance with the irrevocable instructions of Vesper accompanying the relevant Borrowing Request. Any amount specified in the Borrowing Request for the Loans to which such deposited amounts are attributable as being required to pay interest or fees, or any principal, in respect of any Loan in accordance with Section 5.10(c) or 5.10(d) of the Common Agreement (respectively) shall be transferred promptly on receipt of such amount in the Brazilian Note Proceeds Account into the Loan Repayment Account by the Collateral Agent in accordance with the irrevocable instructions of Vesper accompanying the relevant Borrowing Request.

                  (i) All amounts that are received by the Collateral Agent pursuant to Section 2.03(h) of the Common Agreement shall be deposited in the Loan Prepayment Suspense Account. While an Event of Default has occurred and is continuing, all amounts on deposit in or required to be deposited in the Loan Prepayment Suspense Account shall be transferred to the Enforcement Collateral Account. Except as provided in the preceding sentence, all amounts deposited in the Loan Prepayment Suspense Account shall be applied (in accordance with Vesper's instructions) to prepay Loans (or, in the case of funds deposited in Reais, to purchase dollars that are applied to prepay Loans) as and when required in accordance with Section 2.03(h) of the Common Agreement.

                  (j) All amounts deposited in the Collateral Accounts or Additional Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and shall constitute Collateral. Each of Vesper and the Borrower hereby confirms and pledges, assigns and transfers to the Collateral Agent, and hereby creates and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral Accounts and the Additional Collateral Accounts, all investments and other property and assets held therein or through such Accounts and all proceeds thereof, to secure the Obligations. No Loan Party shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts and the Additional Collateral Accounts. Vesper, the Borrower, Holdings and the Subsidiaries hereby agree to take all actions and execute all documents, instruments, filings, registrations and annotations reasonably requested by the Collateral Agent in order to confirm, protect and perfect the security interest and the priority thereof granted pursuant to this Agreement and the other Loan Documents.

                  SECTION 5.02. Application of Proceeds. (a) Subject to Section 5.04, all amounts deposited in the Enforcement Collateral Account shall be applied in the following order of priority:

                  FIRST, to the Agents pro rata for the payment of all costs and expenses incurred by each such Agent (in its capacity as such hereunder or under any other Loan Document, including as attorney-in-fact for the Lenders under the Brazilian Security Documents) in connection with any Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by each such Agent under any Loan Document on behalf of any Loan Party and any other costs and expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment of all accrued and unpaid interest on the Loans on the date of any such distribution (whether or not due and payable), pro rata among the Secured Parties in accordance with the aggregate amount of such interest on their respective Loans;

                  THIRD, to the payment of the principal of the Loans outstanding on the date of any such distribution (whether or not due and payable), pro rata among the Secured Parties in accordance with the outstanding principal amount of their respective Loans;

                  FOURTH, to the payment of any and all other Obligations (other than the Intercompany Obligations) outstanding on the date of any such distribution (whether or not due and payable), pro rata among the Secured Parties in accordance with the respective amount of such Obligations owing to them;

                  FIFTH, the balance, if any, to the Borrower or its successors and assigns, or such other Person or Persons as shall be entitled thereto, or as a court of competent jurisdiction may otherwise direct.

                  (b) In lieu of distributing to any Lender or Lenders any amount otherwise to be distributed to such Lender or Lenders hereunder, the Collateral Agent may, in its discretion, distribute such amount to the Administrative Agent in respect of such Lender's or Lenders' Lender Group. In such event, the Administrative Agent receiving such amount shall distribute such amount to the appropriate Lender or Lenders.

                  SECTION 5.03. Time of Payments. Subject to any written instructions received by the Collateral Agent from or on behalf of the Required Enforcement Lenders as to the times at which any amounts are to be distributed pursuant to Section 5.02, all distributions under Section 5.02 shall be made at such times as the Collateral Agent shall, in its sole discretion, determine.

                  SECTION 5.04. Treatment of Contingent Obligations. Notwithstanding the foregoing, distributions under Section 5.02 shall be made disregarding any Contingent Obligations. If the Collateral Agent is notified in writing by any Administrative Agent that any Contingent Obligations exist at any time that any amounts are to be distributed under clause FIFTH of
Section 5.02, the Collateral Agent shall deposit such amounts in a collateral account established and maintained at one of its offices located in New York, NY (designated the "Contingent Obligations Collateral Account") for the benefit of the Secured Parties that have a claim with respect to such Contingent Obligations. The Collateral Agent shall invest such amounts in Permitted Investments until the applicable Administrative Agent or Administrative Agents notify the Collateral Agent in writing that any or all of the Contingent Obligations with respect to the Secured Parties represented by such Administrative Agent or Administrative Agents, as the case may be, have become fixed or liquidated (in which case such amounts up to the amount in the Contingent Obligations Collateral Account shall be delivered to such Administrative Agent or Administrative Agents, as the case may be, to be applied pursuant to the applicable Loan Documents) or that all such Contingent Obligations have expired or cease to exist (in which case any amount remaining in the Contingent Obligations Collateral Account at such time shall be applied in accordance with the provisions of Section 5.02).

                  SECTION 5.05. Collateral Agent's Calculations. In making the determinations and allocations required by Section 5.02, the Collateral Agent may rely upon certificates as provided in Section 3.02 as to the amounts payable with respect to any Obligations. If any Secured Party receives any amount pursuant to Section 5.02 in excess of the amount it was entitled to receive pursuant to Section 5.02 as a result of a demonstrable error in the determination of the amount of the Obligations, then such Secured Party shall pay such excess to the Collateral Agent for application in accordance with
Section 5.02 as soon as practicable after the existence of such error shall have been determined. All distributions made by the Collateral Agent pursuant to
Section 5.02 shall be (subject to the preceding sentence) final, and the Collateral Agent shall have no duty to inquire as to the application by any Administrative Agent or Lender of any amounts distributed to them.

                  SECTION 5.06. Sharing of Set-Offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, any Participating Credit Agreement or the Common Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower, Vesper, any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrower and Vesper consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and Vesper rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or Vesper in the amount of such participation.


                                   ARTICLE VI

                                   Agreements

                  SECTION 6.01. Delivery of Agreements. The Borrower and Vesper shall deliver to the Collateral Agent, promptly upon the execution thereof, true and complete copies of (a) all amendments, supplements or other modifications to any Loan Document and (b) each Additional Security Document.

                  SECTION 6.02. Information. On a quarterly basis promptly following the end of each fiscal quarter, and from time to time upon the written request of the Collateral Agent (which request will be made by the Collateral Agent at the request of any Administrative Agent), the Borrower shall promptly deliver to the Collateral Agent a list, setting forth as of a specified date not more than 10 days prior to the date of delivery, of (a) the aggregate outstanding Loans and Commitments and the name and address of each Administrative Agent and Lender and the respective amounts of outstanding Loans and Commitments attributable to each, in each case as of such date, and (b) the outstanding Notes purchased by it under the Note Purchase Agreement. The Collateral Agent shall provide a copy of the most recent list delivered to it under this Section to any Secured Party upon request.


                                   ARTICLE VII

                              The Collateral Agent

                  SECTION 7.01. Appointment; Rights and Duties. (a) Each of the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent (and attorney-in-fact for purposes of any Security Documents granting Liens to the Lenders) and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Common

Agreement and the Support Documents, as applicable, together with such actions and powers as are reasonably incidental thereto.

                  (b) Any Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or Affiliate thereof as if it were not the Collateral Agent hereunder.

                  (c) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Common Agreement and the Support Documents and no such duties or obligations shall be read into the Common Agreement and the Support Documents against the Collateral Agent. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Common Agreement or any Support Document that the Collateral Agent is required to exercise in accordance with Article VIII, and (iii) except as expressly set forth in the Common Agreement and the Support Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or Affiliate thereof that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it in accordance with instructions received by it pursuant to Article VIII or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to a Responsible Officer of the Collateral Agent by the Borrower, Vesper or another Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent but the Collateral Agent, in its discretion, may make such inquiry into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such inquiry, it shall be entitled to examine the books, records and premises of the Borrower, personally or by agent or attorney at the sole cost of the Borrower and shall incur no liability or additional liability of any kind by reason of inquiry.

                  (d) The Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (whether in its original or facsimile form) believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower or Vesper), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more agents, sub-agents or attorneys-in-fact appointed by the Collateral Agent and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent, sub-agent or attorney-in-fact appointed with due care by it hereunder. The Collateral Agent and any such agent, sub-agent or attorney-in-fact may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such agent, sub-agent or attorney-in-fact and to the Related Parties of the Collateral Agent and any such agent, sub-agent or attorney-in-fact, and shall apply to their respective activities in connection with the activities as Collateral Agent.

                  (f) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying each Administrative Agent and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank or trust company with an office in each of Sao Paulo, Brazil and New York, NY or an Affiliate of any such bank or trust company. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its agents, sub-agents and attorneys-in-fact and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

                  (g) Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to extend credit to the Borrower pursuant to the applicable Participating Credit Agreement and enter into this Agreement and the Common Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  (h) The Collateral Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                  (i) The rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (j) In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (k) In case an Event of Default has occurred and is continuing, the Collateral Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (l) The Collateral Agent shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts.

                  (m) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (n) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section.

                  SECTION 7.02. Expenses; Indemnity; Damage Waiver. (a) The Borrower and Vesper jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of counsel for the Collateral Agent, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers thereof, and (ii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of counsel and any agents for the Collateral Agent, in connection with the enforcement or protection of rights in connection with the Loan Documents, including rights under this Section, or in connection with the Loans, including all costs and expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

                  (b) Each of the Borrower and Vesper jointly and severally agree to indemnify the Collateral Agent, any agent, sub-agent or attorney-in-fact appointed by the Collateral Agent pursuant hereto and each of their respective Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, or the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by the Borrower, Vesper or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower, Vesper or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto including the costs of defending itself against any claim (whether asserted by the Borrower, the Lenders, Vesper or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower and Vesper fail to pay any amount required to be paid by them to the Collateral Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Collateral Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans and Commitments at the time.

                  (d) To the extent permitted by applicable law, neither the Borrower nor Vesper shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

                  SECTION 7.03. Limitation on Duty of Collateral Agent in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

                  (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the

Borrower to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Collateral Agency Agreement or the Security Documents by the Borrower, the Issuer, the Secured Creditors' Representatives, the Secured Creditors or the Collateral Agent.

                  SECTION 7.04. In any circumstance where the Collateral Agent is required to exercise discretion, approve documentation or distribute proceeds under any Loan Document, the Collateral Agent may, at its option, seek to obtain instructions or directions from the Required Lenders or the Administrative Agents with respect to such action. If the Collateral Agent so elects, then it may refrain from taking such action until such directions or instructions are received and shall have no liability to the Secured Parties for so refraining.


                                  ARTICLE VIII

                                     Voting

                  Any amendment, modification or waiver of any provision of any Loan Document shall be subject to the provisions of this Article. In addition, instructions to the Collateral Agent with respect to the exercise of remedies under the Common Agreement or any Support Document (including pursuant to any power of attorney granted to the Collateral Agent hereunder or under any Brazilian Security Document), or any consent, approval or other action by the Collateral Agent thereunder, shall be subject to the provisions of this Article.

                  SECTION 8.01. Amendments; Waivers. (a) Neither this Agreement, any other Support Document nor the Common Agreement, nor any provision hereof or thereof, may be waived, amended or modified except, in the case of this Agreement or the Common Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, Vesper, the Borrower and Administrative Agents representing the Required Lenders (with the written consent of the Required Lenders) or, in the case of any other Support Document, pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the applicable Loan Parties, Parent, Shareholders or Sponsors that are parties thereto with the consent of the Required Lenders; provided that:

                  (i) no such agreement shall affect any rights, immunities or rights to indemnification of any Agent (in its capacity as such), or expand its duties, without the prior written consent of such Agent;

                  (ii) no such agreement shall, without the prior written consent of each Lender, (A) modify Section 5.02 or any other provision of this Agreement or any other Support Document that is intended to provide for the Secured Parties to benefit equally and ratably from the Support Documents, in a manner that adversely affects the equal and ratable sharing of such benefits, (B) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly contemplated by the Security Documents or this Agreement), (C) release Holdings, Vesper or any Subsidiary from its Guarantee under the applicable Guarantee Agreement (except as expressly contemplated by such Guarantee Agreement or this Agreement) or limit or condition its obligations thereunder, (D) release any Shareholder or Sponsor from its obligations under the Sponsor Support Agreement (except as expressly contemplated by the Sponsor Support Agreement) or limit or condition its obligations thereunder, or (E) change the definitions of "Required Lenders", "Required Enforcement Lenders", "Majority Total Lenders", "Majority Credit Agreement Lenders", "Supermajority Total Lenders" or "Required Put Option Lenders" or this Section, or any other provision of any Support Document or the Common Agreement specifying the identity, number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination, grant any consent or give any instructions thereunder;

                  (iii) no such agreement shall waive, amend or modify any provision of the Common Agreement that would have the effect of changing the required use of proceeds of Loans under any Participating Credit Agreement without the prior written consent of each of (A) the Majority Credit Agreement Lenders under such Participating Credit Agreement, (B) the Required Lenders and (C) each Lender with outstanding Commitments under such Participating Credit Agreement which is also the vendor or an Affiliate of the vendor under the Supply Contract related to such Participating Credit Agreement; and

                  (iv) any condition to the obligations of the Lenders to make Loans under a Participating Credit Agreement on the occasion of any Borrowing thereunder after the Effective Date may be waived by either
         (A) the Majority Credit Agreement Lenders under such Participating Credit Agreement or (B) the Required Lenders; provided, however, that any waiver pursuant to clause (B) shall only be effective with respect to any Borrowing if the condition so waived shall also have been waived pursuant to clause (A) or (B) with respect to each other contemporaneous Borrowing to be made under any Participating Credit Agreement.

                  (b) Neither any Participating Credit Agreement nor any provision thereof may be waived, amended or modified without the consent of both the Required Lenders and such number or percentage of the Lenders under such Participating Credit Agreement as are required to approve such waiver, amendment or modification in accordance with the terms thereof; provided that:

                  (i) the consent of the Required Lenders shall not be required with respect to any such waiver, amendment or modification if such waiver, amendment or modification is limited solely to borrowing procedures or other administrative provisions thereunder, if such waiver, amendment or modification is not inconsistent with this Agreement, any other Support Document or the Common Agreement; and

                  (ii) no such waiver, amendment or modification shall, without the prior written consent of the Supermajority Total Lenders (as well as such number or percentage of the Lenders under the applicable Participating Credit Agreement as are required to approve such waiver, amendment or modification in accordance with the terms thereof), (A) reduce the Commitment of any Lender under such Participating Credit Agreement, (B) increase the rate of interest on any Loan under such Participating Credit Agreement or increase any fees payable thereunder, other than in connection with comparable increases effected under all other Participating Credit Agreements, (C) change the scheduled date of expiration of any Commitment under such Participating Credit Agreement to an earlier date or (D) change the maturity of or the scheduled date of payment of any installment of principal of any Loan, or of any interest thereon, or of any fees payable under such Participating Credit Agreement, in each case to an earlier date, or increase the amount of any such scheduled payment, in each case other than in connection with comparable changes effected under all other Participating Credit Agreements.

                  (c) Neither the Substitute Financing Side Letter nor any provision thereof may be waived, amended or modified without the consent both of the Required Lenders and of each of the Initial Lenders.

                  (d) Neither any Note Document nor any provision thereof may be waived, amended or modified without the consent of the Required Lenders; provided that no such amendment, modification or waiver shall reduce, postpone or otherwise change any payment under the Note Documents, without the consent of each Lender, if, after giving effect to such amendment, modification or waiver, such payments would be insufficient to satisfy any payment of any Borrower Obligations as and when due.

                  SECTION 8.02. Enforcement. Instructions to the Collateral Agent with respect to the exercise of rights and remedies under the Common Agreement and the Support Documents (including pursuant to any power of attorney granted to the Collateral Agent hereunder or under any Brazilian Security Document) upon the occurrence and during the continuance of an Event of Default shall require an Act of the Required Enforcement Lenders, as provided in Section 4.02.

                  SECTION 8.03. Prepayment of Tranche A Loans and Tranche B Loans. Upon the written election of the Required Put Option Lenders determined as provided in this Section 8.03, the Borrower shall be required to prepay the Tranche A Loans and Tranche B Loans under the Put Option Credit Agreements on the fifth anniversary of the Effective Date pursuant to Section 2.03(d) of the Common Agreement. No later than 240 days prior to the fifth anniversary of the Effective Date, any Lender may request, in writing (the "Put Option Consent Request"), the Administrative Agent for its Lender Group to solicit such election and, upon receipt by any Administrative Agent of (x) a Put Option Consent Request or (y) notice by any Administrative Agent under any other Put Option Credit Agreement (an "Other Administrative Agent") that such Other Administrative Agent has received a Put Option Consent Request under any other Put Option Credit Agreement, such Administrative Agent shall promptly (i) in the case of (x), notify the Other Administrative Agents of such Put Option Consent Request and (ii) in the case of either (x) or (y), solicit the Lenders in its Lender Group regarding the requested election. No later than 205 days prior to the fifth anniversary of the Effective Date, each Administrative Agent shall notify the Collateral Agent of the outcome of such solicitation. No later than 200 days prior to the fifth anniversary of the Effective Date, the Collateral Agent shall notify the Lenders under the Put Option Credit Agreements whether or not the Required Put Option Lenders have elected to require the prepayment described in the first sentence of this Section 8.03. Any Lender holding Tranche A Loans and Tranche B Loans pursuant to a Put Option Credit Agreement may elect, by written notice to the Collateral Agent within 10 days after the date of the notice to such Lender referred to in the preceding sentence, not to have the Borrower make any such prepayment on all such Lender's Tranche A Loans and Tranche B Loans, in which case such Loans shall not be prepaid pursuant to
Section 2.03(d) of the Common Agreement. No later than 180 days prior to the fifth anniversary of the Effective Date, the Collateral Agent shall notify the Borrower if the Borrower shall be required to make a prepayment pursuant to
Section 2.03(d) of the Common Agreement and shall identify the Loans to be prepaid in connection therewith.


                                   ARTICLE IX

                           Intercreditor Arrangements

                  SECTION 9.01. Security Interests. The Collateral Agent and each of the Administrative Agents on behalf of the Lenders hereby agree that the Liens and security interests granted to the Collateral Agent or the Lenders, as applicable, under the Security Documents, the Guarantees provided under the Guarantee Agreements, and the rights of the Collateral Agent or the Lenders, as applicable, under the Sponsor Support Agreement and the other Support Documents shall be treated, as among the Secured Parties, as having equal priority and shall at all times be shared by the Secured Parties as provided herein.

                  SECTION 9.02. Turnover of Collateral and Certain Payments. If any Secured Party (i) acquires custody, control or possession of any Collateral or proceeds therefrom or (ii) receives any payment pursuant to enforcement of any Support Document, in each case other than pursuant to the terms of this Agreement, then such Secured Party shall promptly cause such Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Article V. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, no Secured Party shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Borrower Obligation paid or prepaid by the Borrower to it (and not obtained by it through any sale of or other realization upon any Collateral or by enforcement of its rights under any Support Document as provided herein and in the Support Documents) in accordance with the terms of the applicable Participating Credit Agreement and the Common Agreement.

                  SECTION 9.03. Release of Collateral and Guarantees. (a) In connection with any sale, transfer or disposition of any Collateral to any Person (other than any Loan Party) that does not violate any Loan Document, the Secured Parties agree that any Liens on such Collateral created pursuant to the Security Documents will be released upon the delivery of evidence reasonably satisfactory to the Collateral Agent that such sale, transfer or disposition (and the release of such Liens and, if applicable, any guarantee of the Obligations) is in compliance with the requirements of each Loan Document (including a certificate from a Financial Officer to such effect). In the event any such sale, transfer or disposition to a Person other than a Loan Party shall be of 100% of the Equity Interests of a Subsidiary (other than the Borrower), the Secured Parties hereby authorize the Collateral Agent upon the delivery of such evidence to release such Subsidiary and its assets from its obligations under and the Liens created by the Support Documents and to execute amendments, releases and other documents in form and substance satisfactory to the Collateral Agent confirming such release.

                  (b) Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 4.02 and such release shall not require any approval under this Section.

                  (c) The Secured Parties hereby authorize the Collateral Agent (including in its capacity as attorney-in-fact for the Lenders under any Security Document granting Liens to the Lenders), to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this Section.

                  SECTION 9.04. Additional Collateral. Each of the Secured Parties hereby covenants and agrees that it (a) will not accept any Guarantee of any of the Obligations by any Loan Party or Affiliate thereof unless such Person's Guarantee is provided pursuant to a Guarantee Agreement or otherwise Guarantees the payment of all the Obligations on a pari passu basis and (b) will not take any security interest in or Lien on or assignment of any assets of any Loan Party or Affiliate thereof to secure any of the Obligations unless such security interest or Lien or assignment is granted to the Collateral Agent (or, if required, to all the Lenders) to secure the payment of all the Obligations on a pari passu basis pursuant to an Additional Security Document; provided that the foregoing shall not apply to any insurance or other credit support acquired by a Secured Party from a Person (other than any Loan Party or an Affiliate thereof) with respect to the Obligations.

                  SECTION 9.05. Purchase of Collateral. Any Secured Party may purchase Collateral at any public sale of such Collateral pursuant to any of the Security Documents and to the extent, but only to the extent, approved by the Required Enforcement Lenders (determined for this purpose without giving effect to the Obligations owed to the Secured Party that is making such purchase, unless it is the only Lender at the time) may make payment on account thereof by using any Obligation then due and payable to such Secured Party from the Person which granted a security interest in such Collateral as a credit against the purchase price.

                  SECTION 9.06. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Borrower and Vesper which jointly and severally agree to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement and the other Support Documents, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.

                                    ARTICLE X

                              Benefit of Agreement

                  This Agreement is being executed and delivered by the Administrative Agents, but shall be binding upon and shall benefit, in addition to the parties hereto, each Lender. Each Administrative Agent acknowledges that it is authorized by its Lender Group to enter into this Agreement and the Common Agreement on their behalf. Notwithstanding the foregoing, it is expressly understood that the entitlement of each Lender to the benefits of this Agreement and of the other Support Documents is subject to the terms and conditions of this Agreement and is expressly conditioned on the observance by such Lender of such terms and conditions. Without limiting the foregoing, the Collateral Agent may (but shall not be required to), as a condition to making any distribution hereunder to which any Administrative Agent or Lender would be entitled, require that such Administrative Agent or Lender execute and deliver to the Collateral Agent an acknowledgment of and consent to all the provisions of this Agreement (specifically including the provisions of Section 5.05); provided that the failure to request or obtain any such acknowledgment or consent shall not affect any of the obligations of such Administrative Agent or Lender hereunder.


                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Holdings or Vesper, to it at Av. Nacoes Unidas, 4777, 10E andar, 05477-000 Sao Paulo - SP, Brazil, Attention of Legal Department (Telecopy No. 011 55 11 3024 7504);

                  (b) if to the Borrower, to it at Av. Nacoes Unidas, 4777, 10E andar, 05477-000 Sao Paulo - SP, Brazil, Attention of Legal Department (Telecopy No. 011 55 11 3024 7504);

                  (c) if to the Collateral Agent, in the case of Citibank, N.A., to it at 111 Wall Street, 5th Floor, New York, NY 10043, Attention of Global Agency and Trust Services (Telecopy No. 212-657-3862), and in
         the case of Citibank, S.A., to it at [        ], Attention of [       ]
         (Telecopy No. [        ]);

                  (d) if to any Administrative Agent, to it at the address or telecopy number set forth beneath its signature to this Agreement or in the Permitted Additional Obligations Designation executed by it, as applicable; and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in the records of the Administrative Agent for such Lender's Lender Group (which such Administrative Agent will supply to the Borrower or any other Agent upon request).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 11.02. Waivers; Amendments. (a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under the Common Agreement or any other Support Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the Common Agreement and the other Support Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of the Common Agreement or any Support Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Article VIII, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except as provided in Article VIII.

                  SECTION 11.03. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 11.04. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 11.05. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of Holdings, Vesper and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Support Document or the Substitute Financing Side Letter, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, any other Support Document or the Substitute Financing Side Letter shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Support Document or the Substitute Financing Side Letter against the Borrower, Vesper or their properties in the courts of any jurisdiction.

                  (c) Each of Holdings, Vesper and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Support Document or the Substitute Financing Side Letter in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Each of Holdings, Vesper and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, NY 10011 as its designee, appointee and agent to receive, and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. Each of Holdings, Vesper and the Borrower further consent to service of process which may be served in any action or suit brought in any court by mailing copies thereof by registered or certified mail, postage prepaid, to Holdings, Vesper or the Borrower, as applicable, at their respective addresses for notice set forth in Section 11.01, such service to become effective 30 days after mailing. If for any reason such designee, appointee and agent shall cease to act as such, each of Holdings, Vesper and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent under this Agreement. Nothing in this Agreement or any other Support Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 11.06. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER SUPPORT DOCUMENT OR THE SUBSTITUTE FINANCING SIDE LETTER (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH LOAN PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 11.05(b), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 11.07. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 11.08. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (including, in the case of any Secured Party, each transferee or assignee of Obligations held by
it).

                  (b) Neither Holdings, Vesper nor the Borrower shall assign or delegate any of its rights or duties hereunder or any of its interest herein without the prior written consent of each Agent, and any purported assignment or delegation in contravention of this paragraph shall be void.

                  SECTION 11.09. Termination. This Agreement shall automatically terminate when (i) the Liens and security interests granted under the Security Documents have terminated and (ii) the Collateral has been released and the Borrower Obligations have been indefeasibly paid and performed in full and all Commitments shall have terminated; provided that the provisions of Section 7.02 shall not be affected by any such termination.

                  SECTION 11.10. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           VESPER SAO PAULO S.A.,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:


                                           VESPER HOLDING SAO PAULO S.A.,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:


                                           VESPER SAO PAULO CAYMAN,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:


                                           CITIBANK, N.A., as Collateral and
                                           Intercreditor Agent,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:

                                           CITIBANK, S.A., as Collateral and
                                           Intercreditor Agent,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:


                                           SOCIETE GENERALE, NEW YORK BRANCH,
                                           as Administrative Agent under the
                                           Lucent Credit Agreement,

                                             by
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A


                                     FORM OF
                  PERMITTED ADDITIONAL OBLIGATIONS DESIGNATION


                                                                          [Date]


To:      CITIBANK, N.A. and BANCO CITIBANK S.A., as Collateral and Intercreditor
         Agent

Re: Collateral Agency and Intercreditor Agreement, dated as of December 27, 1999, among VESPER SAO PAULO S.A., VESPER SAO PAULO HOLDING S.A., VESPER SAO PAULO CAYMAN LTD. CAYMAN LTD., BANCO CITIBANK S.A., as Collateral and Intercreditor Agent, CITIBANK, N.A., as Collateral and Intercreditor Agent, and the Administrative Agents referred to therein (the "Collateral Agency Agreement").


                  Reference is hereby made to the Collateral Agency Agreement. Capitalized terms which are defined in the Collateral Agency Agreement are used herein as therein defined.

                  In accordance with Section 2.01 of the Collateral Agency Agreement, the following agreement is hereby added as an Additional Participating Credit Agreement, the Loans made thereunder shall constitute Permitted Additional Obligations and the obligations of Vesper thereunder shall constitute Vesper Additional Obligations:

                  [DESCRIBE ADDITIONAL PARTICIPATING CREDIT AGREEMENT]

Attached hereto are true and complete copies of such Additional Participating Credit Agreement and each other agreement (together with all schedules, exhibits, annexes, appendices and other attachments thereto) relating to such Additional Participating Credit Agreement.

                  By its execution hereof, each of the Borrower and Vesper represents and warrants that, upon the execution and delivery hereof, all the terms and conditions required to be satisfied under the Loan Documents in order for the above-referenced agreement to constitute an "Additional Participating Credit Agreement" shall be satisfied.

                  The undersigned is the Administrative Agent under such Additional Participating Credit Agreement and hereby acknowledges receipt of a copy of the Collateral Agency Agreement, the Common Agreement and the Substitute Financing Side Letter. The undersigned represents that it has been authorized under the Additional Participating Credit Agreement referred to above on behalf of the Lenders thereunder to become a party to the Collateral Agency Agreement, the Common Agreement and the Substitute Financing Side Letter on behalf of such Lenders, and by the undersigned's execution and delivery hereof, each such Lender shall become bound by the

Collateral Agency Agreement, the Common Agreement and the Substitute Financing Side Letter and shall have all the rights and obligations of a Secured Party under the Collateral Agency Agreement in accordance with the terms thereof.

                  All communications and notices under the Collateral Agency Agreement and the Common Agreement to the undersigned Administrative Agent shall be given to it at the address set forth below.


[             ], as Administrative
Agent under the above-referenced
Additional Participating Credit
Agreement,

by
   ---------------------------
Name:
Title:
Address for Notices:
Telecopy No.:


VESPER SAO PAULO S.A.

by
   ---------------------------
Name:
Title:


VESPER HOLDING SAO PAULO S.A.

by
   ---------------------------
Name:
Title:


VESPER SAO PAULO CAYMAN

by
   ---------------------------
Name:
Title:


Accepted:


CITIBANK, N.A., as Collateral Agent

by
   ---------------------------
Name:
Title:


BANCO CITIBANK S.A., as Collateral Agent

by
   ---------------------------
Name:
Title:

                                                                       EXHIBIT B

                                    INDEMNITY, SUBROGATION and CONTRIBUTION
                           AGREEMENT dated as of December 27, 1999, among VESPER SAO PAULO CAYMAN, a Cayman Islands company (the "Borrower"), each subsidiary listed on Schedule I hereto (the "Guarantors") of VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper") and CITIBANK, N.A., as collateral and intercreditor agent (the "Collateral Agent") for the Secured Parties.


                  Reference is made to (a) the Collateral Agency and Intercreditor Agreement dated as of December 27, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement"), among Vesper, the Borrower, Vesper Holding Sao Paulo S.A. ("Holdings"), the Administrative Agents referred to therein and the Collateral Agent and (b) the Subsidiary Guarantee Agreement and the other Support Documents. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement. Each Guarantor acknowledges receipt of a true and correct copy of the Collateral Agency and Intercreditor Agreement and agrees to the terms thereof.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Common Agreement and the Participating Credit Agreements. The Guarantors have guaranteed the Loans and the other Borrower Obligations pursuant to the Subsidiary Guarantee Agreement; the Guarantors also have granted Liens on and security interests in certain of their assets to secure the Borrower Obligations pursuant to the Security Documents. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of this Agreement.

                  Accordingly, the Borrower, each Guarantor and the Collateral Agent agree as follows:

                  SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment in respect of any Borrower Obligation shall be made by any Guarantor under the Subsidiary Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party in respect of any Borrower Obligation, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

                  SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Subsidiary Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim described in Section 1 of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto after the date hereof, the date such Guarantor so becomes a party hereto). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                  SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall constitute Secondary Subordinated Obligations under, and as defined in, the Subordination Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

                  SECTION 4. Termination. This Agreement (a) shall survive and be in full force and effect so long as any Borrower Obligation is outstanding and has not been indefeasibly paid in full, and so long as any of the Commitments have not been terminated, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

                  SECTION 5. Successors and Assigns; Binding Agreement; Assignments; Several Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of each party and their respective successors and assigns. This Agreement shall become effective as to the Borrower or any Guarantor when a counterpart hereof executed on behalf of any such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Borrower, such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, such Guarantor, the Collateral Agent and the Secured Parties, and their respective successors and assigns, except that neither the Borrower nor any Guarantor shall have the right to assign its rights or obligations hereunder (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Support Documents. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Subsidiary Guarantee Agreement and any Security Documents to which it is a party in accordance with the Support Documents and the other Loan Documents, such Guarantor will cease to have any rights or obligations under this Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

                  SECTION 6. Waivers; Amendment. (a) No failure or delay on the part of the Collateral Agent or any Guarantor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right or power. The remedies of the Collateral Agent and the Guarantors hereunder are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Borrower, the Collateral Agent and the Guarantor with respect to which such waiver, amendment or modification is to apply, subject to any consents required in accordance with Sections 8.01 and 11.02 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in the Subsidiary Guarantee Agreement and addressed as specified therein.

                  SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Support Documents shall be considered to have been relied upon by the Collateral Agent, the Secured Parties and each Guarantor and shall survive the extension of credit by any Secured Party pursuant to any Loan Document, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  (b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 5. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 and 11.07 of the Collateral Agency and Intercreditor Agreement shall be applicable to this Agreement.

                  SECTION 12. Additional Guarantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                       VESPER SAO PAULO CAYMAN,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       EACH OF THE SUBSIDIARIES LISTED ON
                                       SCHEDULE I HERETO,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement

                                   Guarantors


Name

                                                                      ANNEX 1 TO
                                                  THE INDEMNITY, SUBROGATION AND
                                                          CONTRIBUTION AGREEMENT


                                    SUPPLEMENT NO.      dated as of      , to
                           the Indemnity, Subrogation and Contribution Agreement dated as of December 27, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among VESPER SAO PAULO CAYMAN, a Cayman Islands company (the "Borrower"), each subsidiary listed on Schedule I hereto (the "Guarantors") of VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), and CITIBANK, N.A., as collateral agent (the "Collateral Agent") for the Secured Parties.


                  A. Reference is made to (a) the Collateral Agency and Intercreditor Agreement (as defined in the Indemnity, Subrogation and Contribution Agreement) and (b) the Indemnity, Subrogation and Contribution Agreement.

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement.

                  C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Secured Parties to make loans under the applicable Loan Documents. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of Vesper may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Secured Parties to make additional loans under the applicable Loan Documents and as consideration for loans previously made under the Loan Documents.

                  Accordingly, the Collateral Agent and the New Guarantor agree as follows:

                  SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually signed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and in the Indemnity, Subrogation and Contribution Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

                  SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


                  IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                       [Name of New Guarantor],

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement


                                   Guarantors

                                                                       EXHIBIT C

                                    PARENT GUARANTEE AGREEMENT dated as of
                           December 27, 1999, between VESPER HOLDING SAO PAULO HOLDING S.A., a Brazilian sociedade por acoes (the "Guarantor"), and CITIBANK, N.A., as collateral and intercreditor agent (the "Collateral Agent") for the Secured Parties.


                  Reference is made to the Collateral Agency and Intercreditor Agreement dated as of December 27, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement") among Vesper Sao Paulo, S.A. ("Vesper"), the Guarantor, Vesper Sao Paulo Cayman (the "Borrower"), the Administrative Agents referred to therein and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement. The Guarantor acknowledges receipt of a true and correct copy of the Collateral Agency and Intercreditor Agreement and agrees to the terms thereof.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Common Agreement and the Participating Credit Agreements. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantor of this Agreement.

                  Accordingly, the Guarantor and the Collateral Agent hereby agree as follows:

                  SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the Borrower Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise. The Guarantor further agrees that the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Borrower Obligation.

                  SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Borrower Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower, Vesper or any of the Subsidiaries under the provisions of any Support Document or any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Support Document, any other Loan Document, any Guarantee or any other agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

                  SECTION 3. Security. The Guarantor authorizes the Collateral Agent to (a) take and hold security for the payment of this Agreement and the Borrower Obligations and exchange, enforce, waive and release any such security, all in accordance with the terms of the applicable Support Document, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

                  SECTION 4. Guarantee of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any Secured Party to any of the security held for payment of the Borrower Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, Vesper, any other Loan Party or any other Person.

                  SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all the Borrower Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the

Borrower Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any Secured Party to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Borrower Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Borrower Obligations).

                  SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of the defense of the Borrower, Vesper or any other Loan Party or the unenforceability of the Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, Vesper or any other Loan Party, other than the final and indefeasible payment in full in cash of all the Borrower Obligations. The Collateral Agent and the Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Borrower Obligations, make any other accommodation with the Borrower, Vesper or any other Loan Party or guarantor or exercise any other right or remedy available to them against the Borrower, Vesper or any other Loan Party or guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Borrower Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower, Vesper or any other Loan Party or guarantor, as the case may be, or any security.

                  SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Borrower Obligations, to be applied by the Collateral Agent in the manner required by Article V of the Collateral Agency and Intercreditor Agreement. Upon payment by the Guarantor of any sums to the Collateral Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Senior Obligations, as provided in the Subordination Agreement.

                  SECTION 8. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

                  SECTION 9. Termination. The Guarantee made hereunder (a) shall terminate when all the Borrower Obligations have been indefeasibly paid in full and all Commitments shall have terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party, the Guarantor or otherwise.

                  SECTION 10. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and its respective successors and assigns. This Agreement shall become effective as to the Guarantor when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Collateral Agent and the Secured Parties, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

                  SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Secured Parties under the other Support Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Guarantor and the Collateral Agent, subject to any consents required in accordance with Sections 8.01 and 11.02 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.01 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 14. Survival of Agreement; Severability. (a) All covenants and agreements made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Support Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the extension of credit by any Secured Party pursuant to a Loan Document, regardless of any investigation made by any Secured Party or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  (b) Any provision of the Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 16. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 and 11.07 of the Collateral Agency and Intercreditor Agreement shall be applicable to this Agreement.

                  SECTION 17. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Support Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Support Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Support Document against any Guarantor or its properties in the courts of any jurisdiction.

                  (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Support Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. The Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in (a) above. If for any reason such designee, appointee and agent shall cease to act as such, the Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent under this Agreement. Nothing in this Agreement will affect the right of either party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 18. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SUPPORT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SUPPORT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 17(a), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 19. Right of Setoff. While an Event of Default has occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of the Guarantor against any or all the obligations of the Guarantor now or hereafter existing under this Agreement and the other Support Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Support Document and although such obligations may be unmatured. The rights of each Secured

Party under this Section 19 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

                  SECTION 20. Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to either party hereunder in dollars into another currency, the parties hereto agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase dollars with such other currency in New York City on the day which is at least two Business Days prior to the day on which final judgment is rendered.

                  (b) To the fullest extent permitted by law, the obligation of either party in respect of any sum payable hereunder by it to the other party hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than dollars, be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase dollars with the Judgment Currency; if the amount of dollars which could have been so purchased is less than the sum originally due to such other party in dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of dollars which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    VESPER HOLDING SAO PAULO S.A.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                     CITIBANK, N.A., as Collateral and
                                     Intercreditor Agent,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D


                         FORM OF PERFECTION CERTIFICATE

                                     WAIVED

                                                                       EXHIBIT E


                                                                  EXECUTION COPY


                                PLEDGE AGREEMENT


This PLEDGE AGREEMENT dated as December 27, 1999 by and among: (a) VESPER SAO PAULO S.A., a Brazilian corporation with its principal office at Av. das Nacoes Unidas, 4777, 12th Floor, City and State of Sao Paulo, Brazil, registered with CNJP under No. 02.629.188/001-67 (hereinafter referred to as "COMPANY"); and (b) LUCENT TECHNOLOGIES INC., a corporation duly organized and existing under the laws of Delaware, with its principal office at 283 King George Road, Warren, New Jersey 07059 (hereinafter referred to as "Lucent"); (c) the other JOINT LENDERS hereafter listed on Annex I hereto, pursuant to Clauses 18 and 19 (together with Lucent, hereinafter collectively referred to as the "JOINT LENDERS"); (d) VESPER SAO PAULO S.A., a Brazilian corporation with its principal office at Av. das Nacoes Unidas, 4777, 12th Floor, City and State of Sao Paulo, Brazil, registered with CNJP under No. 02.629.188/001-67 (hereinafter referred to as "DEPOSITARY"); and (e) as intervening parties: VESPER SAO PAULO CAYMAN, a company organized and existing under the laws of the Cayman Islands, with its registered offices at Walkers, Walker House, Mary Street, P.O. Box 256GT, George Town, Grand Cayman, Cayman Islands (hereinafter referred to as "VESPER CAYMAN"); and VESPER HOLDING SAO PAULO S.A., a Brazilian corporation with its principal office at Av. das Nacoes Unidas, 4777, 11th Floor, City and State of Sao Paulo, Brazil, registered with CNJP under No. 03.008.468/0001-10 (hereinafter referred to as "HOLDING", together with VESPER CAYMAN and the COMPANY, hereinafter collectively referred to as the "JOINT DEBTORS");


WHEREAS


A certain Credit Agreement (as amended, modified and supplemented, hereinafter referred to as the "Credit Agreement") dated as of December 27, 1999, has been executed by and among VESPER CAYMAN, a wholly owned subsidiary of the COMPANY, the COMPANY, HOLDING, the Lenders party thereto, and Societe

Generale, as Administrative Agent (as such terms are defined in the Credit Agreement);


A certain Common Agreement (as amended, modified and supplemented, hereinafter referred to as the "Common Agreement") dated as of December 27, 1999, has been executed by and among VESPER CAYMAN, the COMPANY, HOLDING, the Administrative Agents party thereto, and Banco Citibank S.A., as Collateral and Intercreditor Agent (as such terms are defined in the Common Agreement) (the Common Agreement together with the Credit Agreement, hereinafter collectively referred to as the "Loan Agreement");


The Loan Agreement will be translated into Portuguese and duly filed with the competent Registry of Deeds and Documents of the City of Sao Paulo, State of Sao Paulo;


Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Loan Agreement;


Pursuant to the Loan Agreement, the JOINT LENDERS have agreed to make Loans to VESPER CAYMAN in the aggregate principal amount set forth in the Credit Agreement, with interest and upon the other terms and conditions specified in the Loan Agreement;


The COMPANY is the lawful owner of the assets identified and described in Annex II hereto and has agreed to pledge in favor of the JOINT LENDERS all of such assets, as well as certain assets hereafter acquired (hereinafter referred to as the "Pledged Assets"), as security for compliance with the JOINT DEBTORS' respective Obligations under the Loan Agreement, the Notes and the other Loan Documents;


The DEPOSITARY is the COMPANY;

NOW, THEREFORE, the parties resolve to enter into this PLEDGE AGREEMENT, which shall be governed by the following terms and conditions:


     CLAUSE 1. - The COMPANY hereby pledges in favor of the JOINT LENDERS the Pledged Assets, as security for the regular and full compliance by the JOINT DEBTORS with their respective Obligations under the Loan Agreement, the Notes and the other Loan Documents.

          PARAGRAPH 1. - The Pledged Assets are pledged as security for, among other things, the repayment by VESPER CAYMAN under the Loan Agreement for Loans made thereunder, the basic terms of which repayment, for purposes of article 761, I, II and III of the Brazilian Civil Code, are as follows:


Tranche A:                US$535,000,000
Maturity Date:            December 31, 2007
Interest Payments:        Last day of each Interest Period
Amortization:             Provided that Lucent holds the Loan, principal payable
                          in ten semiannual installments commencing on the 42nd
                          month following the date hereof
Put Option:               December 31, 2004
Interest Rate:            LIBOR for the Interest Period plus the Applicable
                          Margin

Tranche B:                US$181,500,000
Maturity Date:            December 31, 2007
Interest Payments:        Last day of each Interest Period
Amortization:             Provided that Lucent holds the Loan, principal payable
                          in six semiannual installments commencing on the 66th
                          month following the date hereof
Put Option:               December 31, 2004
Interest Rate:            LIBOR for the Interest Period plus the Applicable
                          Margin

Tranche C:                US$65,000,000
Maturity Date:            December 31, 2004
Interest Payments:        Last day of each Interest Period
Interest Rate:            LIBOR plus the Applicable Margin

     CLAUSE 2. - The COMPANY represents and warrants that, except for the lien created by this Pledge Agreement, the Pledged Assets are free and clear of any options, pledges, usufructs, agreements, commitments, requirements, liens, doubts, debts, charges and/or encumbrances of whatever nature, other than Permitted Encumbrances, which Pledged Assets may be pledged in favor of the JOINT LENDERS, sold or disposed of, judicially and/or extrajudicially. The COMPANY further agrees, during the term of the Loan Agreement, to keep the Pledged Assets in a condition comparable to that as of the date hereof, ordinary wear and tear and other damage reasonably incurred during the normal course of business excepted.


     CLAUSE 3. - Pursuant to articles 274 and 199 of the Brazilian Commercial Code, the COMPANY hereby transfers the possession of the Pledged Assets to the JOINT LENDERS by means of the constituti clause. The JOINT LENDERS hereby expressly allow the COMPANY to keep direct possession of the Pledged Assets and to use the Pledged Assets in the COMPANY's ordinary course of business without limiting the JOINT LENDERS' rights therein, provided, however, that the COMPANY hereby accepts the duties attributed to it in the capacity of depositary of the Pledged Assets, assuming to this effect all obligations imposed by law pursuant to article 280 et seq. of the Brazilian Commercial Code. Notwithstanding the foregoing, such use of the Pledged Assets shall be in accordance with the Loan Agreement.


     CLAUSE 4. - During the term of this Pledge Agreement, all of the assets hereafter acquired by the COMPANY, which value per unit exceeds US$50,000 (fifty thousand United States dollars), shall also become a part of the pledge hereunder by means of an amendment to this Pledge Agreement substantially in the form of Annex III hereto, which shall be executed every three months from the date hereof. The COMPANY hereby undertakes to execute all further documents and to proceed with all the registrations required to perfect the pledge of such assets in favor of the JOINT LENDERS.

          PARAGRAPH 1. - If any additional Subsidiary is formed or acquired after the date hereof, the COMPANY will, within 15 (fifteen) calendar days after such Subsidiary is acquired or formed, cause such Subsidiary to pledge any of its assets which value per unit exceeds US$50,000 (fifty thousand United States dollars) by means of a pledge agreement in form and substance satisfactory to the JOINT LENDERS.


     CLAUSE 5. - This pledge shall remain in effect as of the date hereof and until the actual and full compliance with all of the JOINT DEBTORS' respective Obligations existing under the Loan Agreement, the Notes and the other Loan Documents.

          PARAGRAPH 1. - When the Loan Agreement has expired or is otherwise earlier terminated and all Obligations then existing under the Loan Agreement, the Notes and the other Loan Documents have been irrevocably paid, or, if applicable, otherwise satisfied, all right, title and interest of the JOINT LENDERS in the Pledged Assets shall revert to the COMPANY. At such time, the JOINT LENDERS shall, at the COMPANY's expense, execute and deliver such documents, and take such actions, as shall be reasonably requested to evidence the termination of this Pledge Agreement and the release of the Pledged Assets.

          PARAGRAPH 2. - To the extent permitted by applicable law, this Pledge Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the JOINT LENDERS upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the JOINT DEBTORS, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the JOINT DEBTORS or any substantial part of their property, or otherwise, all as though such payments had not been made.


     CLAUSE 6. - The JOINT LENDERS shall not exercise any right or remedy available hereunder except through the Collateral Agent as provided under the Loan Agreement and the Collateral Agency and Intercreditor Agreement. Each JOINT LENDER irrevocably designates and appoints Banco Citibank S.A., in its capacity as Collateral Agent under the Loan Agreement and the Collateral Agency and Intercreditor Agreement, as its attorney-in-fact to take such action on its behalf under the provisions of this Pledge Agreement and to exercise such powers and rights as are expressly granted to such JOINT LENDER hereunder, including, without limitation, express powers to receive any amounts due hereunder, to grant receipts, quittances and releases, to settle, to waive rights, to amend this Pledge Agreement, to engage legal counsel, to file any legal proceeding, and to receive service of process hereunder. The Collateral Agent will distribute all amounts received by it pursuant hereto on behalf of the JOINT LENDERS ratably to the JOINT LENDERS in the manner provided in the Collateral Agency and Intercreditor Agreement for the distribution of payments made by the JOINT DEBTORS. Upon resignation of Banco Citibank S.A. as Collateral Agent, any successor collateral agent appointed pursuant to the Loan Agreement shall succeed to the rights, powers and duties of the JOINT LENDERS' attorney-in-fact hereunder and this Pledge Agreement will be amended to designate such successor collateral agent as the JOINT LENDERS' attorney-in-fact hereunder.


     CLAUSE 7. - If any Event of Default occurs and is continuing, at the JOINT LENDERS' sole discretion, the JOINT LENDERS may enforce this Pledge Agreement as provided in the paragraphs below:

          PARAGRAPH 1. - If the JOINT LENDERS decide to execute this Pledge Agreement, the Collateral Agent shall notify the COMPANY in accordance with the Collateral Agency and Intercreditor Agreement of the Event of Default through a Registry of Deeds and Documents of the City of Sao Paulo. If such Event of Default is not cured within the time period, if any, provided for in the Loan Agreement, the Collateral Agent or the JOINT LENDERS shall be entitled to enforce this pledge, judicially or extrajudicially. If the JOINT LENDERS opt for extrajudicial enforcement, they may trigger the enforcement of the pledge and foreclosure on the Pledged Assets by means of a simple letter to Banco Citibank S.A., in its capacity as Collateral Agent under the Common Agreement and the Collateral Agency and Intercreditor Agreement, identified in Paragraph 3 below as attorney-in-fact (the "Attorney-in-Fact") of the COMPANY, enclosing a copy of the Registry notice. In such event, the Attorney-in-Fact undertakes to use the power of attorney granted by the COMPANY in this Pledge Agreement to promote the public or private sale of the Pledged Assets, at the JOINT LENDERS' sole discretion, and to apply any proceeds from the sale of the Pledged Assets towards the outstanding amount owed by the JOINT DEBTORS under the Loan Agreement, the Notes or the other Loan Documents, with any surplus proceeds to be returned to the COMPANY, in accordance with the Collateral Agency and Intercreditor Agreement.

          PARAGRAPH 2. - The parties agree that the sale price for the Pledged Assets shall not be less than the value assessed to the Pledged Assets (on the basis of book value less depreciation) in the most recent audited balance sheet of the COMPANY at the time of sale, which shall be considered the fair market value of the Pledged Assets. If no value has been assessed in such balance sheet, the parties shall sell the Pledged Assets in a commercially reasonable manner.

          PARAGRAPH 3 - For the purposes of enforcement of this pledge upon the occurrence of an Event of Default, the COMPANY hereby appoints Banco Citibank S.A., in its capacity as Collateral Agent under the Common Agreement and the Collateral Agency and Intercreditor Agreement, as its Attorney-in-Fact, hereby granting express, special and irrevocable powers to sell all or part of the Pledged Assets, in the manner and under the conditions determined by the JOINT LENDERS, without further notice to the COMPANY, to deliver the proceeds of the sale to the JOINT LENDERS through certain collateral accounts as described in the Collateral Agency and Intercreditor Agreement for total or partial repayment of any amount due and payable to the JOINT LENDERS under the Loan Agreement, the Notes or the other Loan Documents, and to deduct all expenses incurred in the sale and return the excess, if any, to the COMPANY, whether in assets or cash. For such purposes, the Attorney-in-Fact is expressly authorized by the COMPANY to take all action required for the sale of the Pledged Assets, including, but not limited to, the authority to sign agreements and give and receive releases and to delegate all or part of the powers granted hereunder as said Attorney-in-Fact may deem appropriate.

          PARAGRAPH 4. - To the extent permitted by applicable law, the COMPANY waives all claims, damages and demands it may have against the JOINT LENDERS arising out of repossession, removal, retention or sale of the Pledged Assets by the JOINT LENDERS in accordance with this Pledge Agreement and the other Loan Documents following the occurrence of an Event of Default.


     CLAUSE 8. - The power of attorney granted in the preceding clause, under the terms of Article 1317, item II of the Brazilian Civil Code, is irrevocable and irreversible during the entire term of this Pledge Agreement and as long as all of the Obligations assumed by the JOINT DEBTORS under the Loan Agreement, the Notes and the other Loan Documents have not been fully performed.


     CLAUSE 9. - The institution by the JOINT LENDERS of any action or proceeding to enforce the pledge hereunder shall not affect or diminish the rights of the JOINT LENDERS to institute any action or proceeding against the JOINT

DEBTORS or any other guarantor of any amounts due by the JOINT DEBTORS under the Loan Agreement, the Notes and the other Loan Documents.


     CLAUSE 10. - No course of dealing between the JOINT DEBTORS and the JOINT LENDERS, nor any failure to exercise, nor any delay in exercising, on the part of the JOINT LENDERS, any right power or privilege hereunder or under the Loan Agreement, the Notes or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


     CLAUSE 11. - It is understood that, as long as the amounts due under the Loan Agreement, the Notes and the other Loan Documents are not fully repaid, the COMPANY shall not sell, lease, transfer, pledge, encumber or otherwise dispose of the Pledged Assets, except in accordance with the terms of the Loan Agreement.


     CLAUSE 12. - The COMPANY shall register this Pledge Agreement within 20 (twenty) days from the date hereof and shall register any amendment hereto above within 20 (twenty) days of the execution thereof at the appropriate Registry of Deeds and Documents at the exclusive expense of the COMPANY.


     CLAUSE 13. - The COMPANY shall advise the JOINT LENDERS promptly, in sufficient detail, of any substantial change in the Pledged Assets, and of the occurrence of any event which would have a material effect on the Pledged Assets or the JOINT LENDERS' security interest therein.


     CLAUSE 14. - The COMPANY shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body applicable to the Pledged Assets or any part thereof or to the operation of the COMPANY's business, except those acts, rules, regulations and orders that are being contested in good faith by appropriate proceedings and as to which noncompliance could not reasonably be expected to have a Material Adverse Effect.

     CLAUSE 15. - The COMPANY shall perform and observe all covenants, restrictions and conditions contained in the Loan Agreement providing for payment of taxes, maintenance of insurance and otherwise relating to the Pledged Assets, as though such covenants, restrictions and conditions were fully set forth in this Pledge Agreement.


     CLAUSE 16. - The COMPANY shall promptly execute and deliver to the JOINT LENDERS such further deeds, mortgages, assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as the JOINT LENDERS may from time to time reasonably require or as may be necessary under applicable governmental laws, to perfect, protect or enforce its security interest in the Pledged Assets or otherwise to effectuate the intent of this Pledge Agreement.


     CLAUSE 17. - This Pledge Agreement is binding not only the parties hereto but also on their assigns and/or successors.


     CLAUSE 18. - Each of the JOINT DEBTORS may not assign or transfer all or part of the rights or obligations hereunder and the JOINT LENDERS may assign or transfer all or part of its rights and obligations only to the assignees of their rights and obligations under the Credit Agreement, any assignee of the JOINT LENDERS is entitled to all benefits hereunder. Each Person that becomes a Lender under the Loan Agreement and the Collateral Agency and Intercreditor Agreement shall be entitled to become a party hereto upon becoming such a Lender and delivering to the JOINT DEBTORS a written notice under which it agrees to assume and accept the rights, benefits, duties and obligations of the JOINT LENDERS hereunder. Immediately after receipt of such notice, the JOINT DEBTORS hereby consent to execute all further documents and to take all necessary action, including an amendment to Annex I hereto and the registration thereof in the Registry of Documents and Deeds, in order to grant to any successor or assignee a perfected security interest in the Pledged Assets.


     CLAUSE 19. - Each of the JOINT LENDERS and the JOINT DEBTORS acknowledge that the JOINT LENDERS shall be considered joint creditors (credores solidarios) pursuant to articles 896 through 903 of the Brazilian

Civil Code with respect to the Obligations under the Loan Documents and the obligations owed to the other secured lenders. Upon the execution of any loan documents evidencing other secured debt and upon the other secured lender becoming a party to the Collateral Agency and Intercreditor Agreement, Annex I of this Pledge Agreement shall be amended to include the other secured lender as a JOINT LENDER hereunder.


     CLAUSE 20. - Each of the JOINT LENDERS, the COMPANY, VESPER CAYMAN, and HOLDING acknowledge that the COMPANY, VESPER CAYMAN, and HOLDING are joint debtors (devedores solidarios) pursuant to articles 904 through 915 of the Brazilian Civil Code with respect to their respective Obligations under the Loan Agreement, the Notes and the other Loan Documents.


     CLAUSE 21. - This Pledge Agreement is written in both the Portuguese and English languages. The Portuguese language shall prevail for any doubts arising out of this Pledge Agreement which shall be governed by the laws of the Federative Republic of Brazil, and is vested of enforceability under article 585, item III of the Brazilian Code of Civil Procedure.


     CLAUSE 22. - The parties elect the courts of the City of Sao Paulo, State of Sao Paulo, Brazil as the competent courts to settle any issues arising out of this Pledge Agreement.


     CLAUSE 23. - For purposes of Articles 999, 1000 and 1003 of the Brazilian Civil Code, the assignment of any Loans and/or Commitments under the Loan Agreement do not constitute a new obligation of the JOINT DEBTORS, and any assignee who becomes a JOINT LENDER hereunder shall be entitled to and have the same rights as the initial Lenders to any and all Collateral.


IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the date first above written by their respective duly authorized officers or representatives.

VESPER SAO PAULO S.A.



By:
   -----------------------------

VESPER SAO PAULO CAYMAN, as Intervening Party



By:
   -----------------------------

VESPER HOLDING SAO PAULO S.A., as Intervening Party



By:
   -----------------------------

VESPER SAO PAULO S.A., as Depositary



By:
   -----------------------------

LUCENT TECHNOLOGIES INC.



By:
   -----------------------------

Agreed to and Accepted:

BANCO CITIBANK S.A., Attorney-in Fact for the COMPANY



--------------------------------

Agreed to and Accepted:

BANCO CITIBANK S.A., Attorney-in-Fact for the JOINT LENDERS



--------------------------------


Witnesses:



---------------------------------                  -----------------------------
Name:                                              Name:
R.G.:                                              R.G.:

                                     ANNEX I


                                  JOINT LENDERS


Lucent Technologies Inc.

Harris Corporation

                                    ANNEX II


                                 PLEDGED ASSETS

                                                                       EXHIBIT F

                             INTENTIONALLY OMITTED

                                                                       EXHIBIT G

================================================================================


                            SPONSOR SUPPORT AGREEMENT

                                      Among

                            QUALCOMM DO BRASIL LTDA.

                   BELL CANADA INTERNATIONAL (MEGATEL) LIMITED

                         VELOCOM CAYMAN BRASIL HOLDINGS

                                 as Shareholders

                                       and

                     The Shareholder Guarantors Party hereto

                                       and

                              VESPER SAO PAULO S.A.

                          VESPER HOLDING SAO PAULO S.A.

                                       and

                     CITIBANK, N.A. and BANCO CITIBANK S.A.

                      as Collateral and Intercreditor Agent


                                   Dated as of

                                December 27, 1999


================================================================================

                                                        [Reference No. 7725-052]

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
ARTICLE I         Definitions                                                                            1
   SECTION 1.01.  Terms as Defined in Common Agreement                                                   1
   SECTION 1.02.  Other Defined Terms                                                                    2
   SECTION 1.03.  Terms Generally                                                                        4
   SECTION 1.04.  Accounting Terms; GAAP                                                                 5
   SECTION 1.05.  U.S. Dollar Calculations                                                               5
ARTICLE II        [Intentionally Omitted                                                                 5
ARTICLE III       Contributions                                                                          6
   SECTION 3.01.  Contributions                                                                          6
   SECTION 3.02.  Shareholders Commitments                                                               6
   SECTION 3.03.  Notification of Contributions                                                          7
   SECTION 3.04.  Limitations on Shareholder Commitments                                                 7
ARTICLE IV        Events of Default                                                                      8
   SECTION 4.01.  Events of Default                                                                      8
   SECTION 4.02.  Certain Events of Default Prior to Second Anniversary of Closing                       8
   SECTION 4.03.  Payments                                                                               8
   SECTION 4.04.  Amounts Received by Collateral Agent                                                   9
ARTICLE V         Guarantee                                                                              9
   SECTION 5.01.  Guarantee                                                                              9
   SECTION 5.02.  Guaranteed Obligations Not Waived                                                     10
   SECTION 5.03.  Guarantee of Payment, Performance and Compliance                                      10
   SECTION 5.04.  No Discharge or Diminishment of Guarantee                                             10
   SECTION 5.05.  Defenses Waived                                                                       10
   SECTION 5.06.  Agreement to Pay; Subordination                                                       11
ARTICLE VI        Payments                                                                              11
   SECTION 6.01.  Set-Off and Counterclaim                                                              11
   SECTION 6.02.  Currency                                                                              11
   SECTION 6.03.  Indemnity for Expenses of Enforcement                                                 12
   SECTION 6.04.  Determinations                                                                        12
ARTICLE VII       Representations and Warranties                                                        12
   SECTION 7.01.  Organization; Powers                                                                  12
   SECTION 7.02.  Authorization; Enforceability                                                         12
   SECTION 7.03.  Governmental Approvals; No Conflicts                                                  13
   SECTION 7.04.  No Sovereign Immunity Defense                                                         13
   SECTION 7.05.  Investment and Holding Company Status                                                 13
   SECTION 7.06.  Financial Condition; No Material Adverse Change                                       13
   SECTION 7.07.  Initial Equity Contribution                                                           14
   SECTION 7.08.  Restricted Payment; Other Repayments                                                  14
   SECTION 7.09.  Ownership of the Shareholders                                                         14
   SECTION 7.10.  VeloCom Warranty                                                                      14
ARTICLE VIII      Undertakings                                                                          15
   SECTION 8.01.  Subscriptions and Other Actions                                                       15
   SECTION 8.02.  Shareholders Agreement                                                                15
   SECTION 8.03.  Financial Information                                                                 15
   SECTION 8.04.  Other Information                                                                     16
   SECTION 8.05.  Further Assurance                                                                     16

                                                                  Contents, p. 2

                                                                                                      Page
                                                                                                      ----
ARTICLE IX        Transfers                                                                             16
   SECTION 9.01.  Effect of Transfers in the Project or Holdings                                        16
   SECTION 9.02.  Effect of Transfers in any Shareholder                                                17
ARTICLE X         Shareholder and Shareholders Guarantor Acknowledgments                                17
ARTICLE XI        Miscellaneous                                                                         17
   SECTION 11.01.  Notices                                                                              17
   SECTION 11.02.  Waivers; Amendments                                                                  19
   SECTION 11.03.  Successors and Assigns                                                               19
   SECTION 11.04.  Counterparts; Integration; Effectiveness                                             20
   SECTION 11.05.  Severability                                                                         20
   SECTION 11.06.  Conflict with Shareholders Agreement                                                 20
   SECTION 11.07.  Valid Obligations                                                                    20
   SECTION 11.08.  Governing Law; Jurisdiction; Consent to Service of Process                           21
   SECTION 11.09.  WAIVERS                                                                              22
   SECTION 11.10.  Headings                                                                             22
   SECTION 11.11.  Enforcement                                                                          23
   SECTION 11.12.  Termination                                                                          23


SCHEDULES

Schedule 1        Shareholder Guarantors and Shareholder Details

                                    SPONSOR SUPPORT AGREEMENT dated as of
                           December 27, 1999, among QUALCOMM DO BRASIL LTDA., a Brazilian sociedade limitada ("Qualcomm Sub"), BELL CANADA INTERNATIONAL (MEGATEL) LIMITED, a company organized under the laws of the British Virgin Islands ("BCI Sub"), VELOCOM CAYMAN BRASIL HOLDINGS, a company organized under the laws of the Cayman Islands ("VeloCom Sub", together with Qualcomm Sub and BCI Sub, the "Shareholders"), the Shareholder Guarantors party hereto, VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes ("Holdings"), BANCO CITIBANK S.A., a Brazilian sociedade por acoes, as Collateral and Intercreditor Agent and CITIBANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as Collateral and Intercreditor Agent (together with Banco Citibank S.A., the "Collateral Agent").

                  The Shareholders together own all of the Equity Interests in Holdings and Holdings owns all of the Equity Interests in Vesper, other than a holding of not more than 0.1% of qualifying shares in Vesper by Qualcomm Sub in compliance with applicable law. Vesper, Holdings and the Borrower have entered into the Initial Participating Credit Agreement with the Lenders and the Administrative Agent and the Common Agreement with the Agents to provide for certain terms and conditions under which Vesper will obtain financing from the Lenders for the Project. The Collateral Agent has been appointed pursuant to the Collateral Agency Agreement to act as collateral and intercreditor agent for the Lenders in connection with the Loan Documents. In order to induce the Lenders and Administrative Agent to enter into the Initial Participating Credit Agreement and the Agents to enter into the Common Agreement, the Shareholders have agreed to give certain undertakings (and the Shareholder Guarantors have agreed to guarantee such undertakings) directly to the Collateral Agent acting on behalf of the Lenders, all as provided in this Agreement. The execution of this Agreement is a condition precedent to the obligations of the Lenders to make Loans under the Initial Participating Credit Agreement. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Terms as Defined in Common Agreement. Unless otherwise defined herein, terms defined in the Common Agreement and used herein shall have the meanings given to them in the Common Agreement.

                  SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Acceleration Event" has the meaning assigned to such term in
Section 4.01.

                  "Advisory Committee" means the advisory committee of Holdings appointed pursuant to the Shareholders Agreement.

                  "BCI" means Bell Canada International Inc., a Canadian corporation.

                  "Borrower Obligations" mean, collectively, the obligations contained in clause (a) of each of the definition of "Borrower Initial Obligations" and the definition of "Borrower Additional Obligations", in each case set forth in the Collateral Agency Agreement.

                  "Commitment Fee Funding Amount" means, in respect of any Shareholder at any time, the aggregate amount of all sums paid by such Shareholder or its Shareholder Guarantor by way of loans to the Borrower that constitute Primary Subordinated Obligations, the proceeds of which are applied by the Borrower exclusively to make commitment fee payments pursuant to any Participating Credit Agreement.

                  "Common Agreement" means the Common Agreement dated as of the date hereof among Holdings, Vesper, the Borrower, the Administrative Agents named therein and the Collateral Agent.

                  "Equity Commitment" means, in respect of any Shareholder, such Shareholder's Proportion of the Total Equity Commitment less such Shareholder's Initial Equity Contribution.

                  "financial officer" means, in respect of any party, the chief financial officer, principal accounting officer, treasurer or controller of that party.

                  "Guaranteed Obligations" means, in respect of any Related Shareholder, collectively, (a) payment in full when due of any and all amounts payable by such Related Shareholder under this Agreement and (b) the due and punctual performance by such Related Shareholder of each of its obligations and liabilities under this Agreement.

                  "Initial Equity Contribution" means, in respect of any Shareholder, the amount in dollars set forth opposite such Shareholder's name under the caption "Initial Equity Contribution" in Schedule 1.

                  "Modified Equity Commitment" means, in respect of any Shareholder and in connection with a Proportion Change, an amount, in dollars, equal to such Shareholder's Proportion (after giving effect to the irrevocable modification thereof resulting from such Proportion

Change) of the aggregate amount of the Outstanding Equity Commitments of all the Shareholders at the time of the occurrence of such Proportion Change.

                  "Outstanding Equity Commitment" means, in respect of any Shareholder at any time, (i) prior to the occurrence of a Proportion Change, the excess, if any, of (w) such Shareholder's Equity Commitment over (x) the sum of all payments made or deemed to be made prior to such time (but on or after the date of this Agreement) by such Shareholder pursuant to, and in accordance with,
Section 3 or 4 and such Shareholder's Commitment Fee Funding Amount and (ii) on or after the occurrence of a Proportion Change, the excess, if any, of (y) such Shareholder's Modified Equity Commitment over (z) the sum of all payments made or deemed to be made prior to such time (but after the occurrence of such Proportion Change) by such Shareholder pursuant to, and in accordance with,
Section 3 or 4 and such Shareholder's Commitment Fee Funding Amount; provided, however, that any amount paid or deemed to be paid by such Shareholder (A) as described in the proviso to clause (vi) of Section 6.04 (a) or Section 7.01 (p) of the Common Agreement, (B) to provide funds for any of the matters described in clauses (ii), (iii) or (iv) of the definition of "Project" set out in the Common Agreement, (C) as a Curing Shareholder in respect of the obligations of any Defaulting Shareholder pursuant to, and in accordance with, the provisions of Section 3.02 (b), (D) as described in clause 2.3.3 (e) of the Shareholders Agreement, (E) in violation of the terms of any Loan Document, including Section
6.01 of the Common Agreement or (F) that results in or constitutes a Default, including an event described in Section 7.01(o) of the Common Agreement, shall not be included in calculating the amount of clause (x) or (z), as applicable.

                  "Permitted Change of Control" means a Change of Control (other than with respect to clause (a) or (b) of the definition of Change of Control in the Common Agreement) that occurs when no Default has occurred and is continuing on any date that occurs on or after the later of (i) the fifth anniversary of the Effective Date and (ii) the date on which all remaining Commitments have been utilized or terminated and the aggregate principal amount of the outstanding Loans is less than 25% of the aggregate amount of Loans that were outstanding as of the date on which all remaining Commitments were utilized or terminated.

                  "Permitted Shareholder Loan" means a loan in a form that constitutes a Primary Subordinated Obligation.

                  "Proportion" means, in respect of any Shareholder, the percentage set forth opposite such Shareholder's name under the caption "Proportion" in Schedule 1, as such percentage may be irrevocably modified pursuant to Section 2.3.4 of the Shareholders Agreement.

                  "Proportion Change" means a change in the Proportion of any Shareholder resulting from the operation of Section 2.3.4 of the Shareholders Agreement.

                  "PTAX 800 Rate" means, for any date, the average of the exchange rates for all sales transactions and all purchase transactions for dollars under the PTAX 800 Opco 5 on such date, as published in the Sisbacen Data System of the Central Bank, or, should the same cease to be published, such generally recognized replacement thereof, subject to the approval of the Collateral Agent, such approval not to be unreasonably withheld.

                  "Qualcomm" means Qualcomm Incorporated, a Delaware corporation.

                  "Related Shareholder" means, in respect of any Shareholder Guarantor, the Shareholder whose name appears opposite such Shareholder Guarantor's name in Schedule 1.

                  "Shareholder Guarantors" means the Persons listed under the caption "Shareholder Guarantor" in Schedule 1.

                  "Shareholders Agreement" means the Amended and Restated Shareholders Agreement, dated December 23, 1999, by and among the Shareholders and Holdings.

                  "Total Equity Commitment" means an amount equal to $385,000,000.

                  "Trigger Event" means (i) any of those Events of Default described in clauses (a), (b)(i), (g) (solely after the expiration of any relevant grace period and the giving of any relevant notice under the relevant Material Indebtedness), (h), (i), (j), (l), (m), (n), (o), (p), (q), (s), and
(t) of Section 7.01 of the Common Agreement, or (ii) an Event of Default under clause (v) of Section 7.01 of the Common Agreement attributable to the failure to obtain the letter of non-opposition referred to in clause (ii) of Section 4.01(aa), or the failure of the Vesper Guarantee to have been duly executed and delivered and to be in full force and effect, in either case by January 31, 2000, or (iii) the occurrence in each of three consecutive fiscal quarters of an Event of Default relating to any covenant contained in Section 6.16, 6.17, 6.18, 6.19, 6.20, 6.21 or 6.22 of the Common Agreement (whether or not the Event of Default relates to a different or the same covenant in each such quarter and without giving effect to any action taken by any Person pursuant to Section 7.02 of the Common Agreement).

                  "VeloCom" means VeloCom Inc., a Delaware corporation.

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any Loan Document), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. Accounting Terms; GAAP. The provisions of
Section 1.04 of the Common Agreement shall apply to this Agreement.

                  SECTION 1.05. U.S. Dollar Calculations. Any amount paid or caused to be paid by any Shareholder to Holdings for contribution to, or directly to, Vesper pursuant to Section 3.01, 4.01 or 4.02 in Reais shall, for the purposes of making calculations in dollars under this Agreement, be treated as having been paid in dollars in an amount equal to such Real-denominated amount divided by the PTAX 800 Rate for the date that such amount is paid.


                                   ARTICLE II

                             [Intentionally Omitted]

                                   ARTICLE III

                                  Contributions

                  SECTION 3.01. Contributions. Subject to Section 3.02, each Shareholder agrees that it will, from time to time, make payments or cause payments to be made to Vesper, whether (i) directly or (ii) through Holdings in which case Holdings agrees, each Shareholder agrees to cause Holdings, to make payment of an equivalent amount to Vesper, in each case by way of subscription for Equity Interests or by advancing Permitted Shareholder Loans, in cash:

                  (a) as required or permitted under the terms of the Shareholders Agreement, in such amount so as to satisfy such Shareholder's obligations in accordance with those requirements;

                  (b) at any time in an amount equal to its Proportion of such amount as may be necessary to ensure at such time that Vesper does not breach its covenant set out in Section 6.16 or 6.17 of the Common Agreement;

                  (c) on the first Business Day of each calendar month for which Vesper has determined in its reasonable judgment that it shall fail to meet its estimated cash needs for such calendar month, taking into account all relevant considerations, including the Budget, Loans available under the Participating Credit Agreements and any other permitted sources of financing for Vesper, in an amount equal to its Proportion of such shortfall as calculated by Vesper, such amount to be set forth in a certificate signed by a Financial Officer together with such supporting details (including as to the calculation and underlying assumptions) as the Collateral Agent may reasonably require, such certificate to be delivered to the Collateral Agent no less than ten Business Days prior to the first day of such calendar month; and

                  (d) in such amount as is otherwise required by the terms of
         Section 4.02.

                  SECTION 3.02. Shareholders Commitments. (a) Except as provided in clause (c), (d) or (e) of the second sentence of Section 4.03, neither a Shareholder Guarantor nor its Related Shareholder shall be required at any time to make or cause to be made any payment pursuant to Section 3.01, 4.01, 4.02 or
4.03 to the extent that such payment shall be in an amount in excess of such Related Shareholder's Outstanding Equity Commitment at such time.

                  (b) In the event that any Shareholder (a "Defaulting Shareholder") fails to pay (or cause to be paid) any amount required to be paid by such Shareholder under the terms of Section 3.01, 4.01, 4.02 or 4.03 and any other Shareholder (a "Curing Shareholder") pays (or causes to be paid) such amount, including, but not limited to, in connection with the provisions of Section 7.03 of the Common Agreement, then the payment of such amount by the Curing Shareholder shall, for purposes of calculating such Defaulting Shareholder's and such Curing Shareholder's Outstanding Equity Commitment, (y) be deemed to have been paid by such Defaulting Shareholder only and not by such Curing Shareholder, and (z) to the extent of such payment by such Curing Shareholder, reduce such Defaulting Shareholder's (and not such Curing Shareholder's) Outstanding Equity Commitment.

                  SECTION 3.03. Notification of Contributions. (a) Within seven Business Days after the end of each of Vesper's fiscal quarters in which any payment is made pursuant to Section 3.01(a), and promptly after any payment is made pursuant to Section 3.01(b), (c) or (d), Holdings shall notify the Collateral Agent of the same, specifying the identity of the payer and payee, the amount paid, the Equity Interest subscribed for or Permitted Shareholder Loan made, the date of payment, the particular provision of this Agreement (or other requirement) pursuant to which the payment was made, and such other details as the Collateral Agent may reasonably require.

                  (b) Promptly after any Proportion Change of any Shareholder takes effect, Holdings shall notify the Collateral Agent of the same, specifying the identity of the affected Shareholders, describing the circumstances by which the Proportion Change took effect, and setting out a calculation of the Proportion and the Modified Equity Commitment applicable to each affected Shareholder immediately following the Proportion Change.

                  (c) Each Shareholder, Holdings and Vesper shall from time to time on request provide the Collateral Agent with such evidence as the Collateral Agent may reasonably require to verify the ownership of Equity Interests in and Permitted Shareholder Loans made to Holdings and/or Vesper.

                  SECTION 3.04. Limitations on Shareholder Commitments. Notwithstanding anything herein to the contrary, (i) the obligations of each Shareholder Guarantor and its Related Shareholder hereunder are several in their respective proportions from, and not joint with, any other Shareholder Guarantor or its Related Shareholder and (ii) in no event shall any Shareholder Guarantor or its Related Shareholder be liable for the default of another Shareholder in the performance of its obligations hereunder.

                                   ARTICLE IV

                                Events of Default

                  SECTION 4.01. Events of Default. Subject to Section 3.02 and except as provided in Section 4.02, if (a) any Event of Default described in clause (h) or (i) of Section 7.01 of the Common Agreement shall have occurred, or (b) any Event of Default described in any of clauses (a) to (g) and (j) to
(v) of Section 7.01 of the Common Agreement shall have occurred and the Collateral Agent shall have declared the Loans then outstanding to be due and payable in whole pursuant to Section 7.01, (in either case, an "Acceleration Event"), the Collateral Agent may on one or more occasions by notice to the Shareholders require each Shareholder to pay or cause to be paid within five Business Days in accordance with the provisions of Section 4.03 an amount, in dollars, equal to the lesser of (x) its Outstanding Equity Commitment at such time and (y) an amount equal to its Proportion of the then outstanding Borrower Obligations.

                  SECTION 4.02. Certain Events of Default Prior to Second Anniversary of Closing. If any Event of Default that gives rise to any Acceleration Event that is not a Trigger Event shall have occurred prior to the date that is the second anniversary of the Effective Date, the provisions of
Section 4.01 shall not apply with respect to such Acceleration Event, but the Collateral Agent may by notice to the Shareholders require each Shareholder to pay or cause to be paid within five Business Days to Vesper in accordance with the provisions set forth in Section 3.01 an amount equal to such Shareholder's Outstanding Equity Commitment at such time; provided, however, that, if any Shareholder is prohibited by applicable law or otherwise from making or causing such payment to be made to Vesper (including by reason of the occurrence of any event described in clause (h) or (i) of Section 7.01 of the Common Agreement) such Shareholder shall pay or cause to be paid such amount, in dollars, to the Collateral Agent.

                  SECTION 4.03. Payments. Any amount required to be paid or caused to be paid by any Shareholder pursuant to Section 4.01 shall be paid into a cash collateral account in Brazil in the name of Holdings maintained with and under the exclusive dominion and control, and in respect of which Holdings shall grant and maintain the security and other rights as the Collateral Agent may, in its absolute discretion, require from time to time (the "Brazilian Cash Collateral Account"). Holdings agrees to, and each of the Shareholders agrees to cause Holdings to, pay to the Collateral Agent, in dollars, any amount paid into the Brazilian Cash Collateral Account by any Shareholder within 22 Business Days of the receipt of such amount by Holdings in the Brazilian Cash Collateral Account; provided, however, that if (a) any Event of Default described in clauses (h) to (j) (inclusive) of Section 7.01 of the Common Agreement has occurred or is continuing in relation to any Loan Party on the date that any amount is due to be paid pursuant to Section 4.01, (b) Holdings has not established or maintained the Brazilian Cash Collateral Account or security interests in accordance with the terms of this Section 4.03 and otherwise to the satisfaction of the Collateral Agent, (c) any Shareholder or Holdings has not obtained any Governmental Approvals required for the transactions contemplated by this
Section 4.03 and does not reasonably expect to obtain such approvals within 22 Business Days of the date of deposit by the Shareholder into the Brazilian Cash Collateral Account, (d) any Shareholder elects not to make or cause, or is otherwise prohibited by applicable law or otherwise from making or causing, such amount to be paid to Holdings, or Holdings is otherwise prohibited by applicable law or otherwise from paying such amount (free of any Taxes, withholdings or other deductions whatsoever) to the Collateral Agent in dollars or (e) Holdings does not pay such amount (free of any Taxes, withholdings or other deductions whatsoever) to the Collateral Agent in dollars within 22 Business Days of the receipt of such amount by Holdings in the Brazilian Cash Collateral Account, each Shareholder shall pay or cause to be paid such amount on the date that such amount is due to be paid (in the case of clause (a), (b), (c) or (d)) or shall pay or cause to be paid an equivalent amount forthwith (notwithstanding that the payment of such amount shall result in a duplication of payment by such Shareholder) (in the case of clause (e)) in dollars to the Collateral Agent and upon receipt by the Collateral Agent of all such payments required to be made by all Shareholders to the Collateral Agent hereunder, the Reais amount (if any) deposited by each Shareholder into the Brazilian Cash Collateral Account shall be promptly released from the Brazilian Cash Collateral Account to Holdings.

                  SECTION 4.04. Amounts Received by Collateral Agent. Any amount received by the Collateral Agent pursuant to the proviso to Section 4.02 or pursuant to Section 4.03 shall be deposited by the Collateral Agent in the Enforcement Collateral Account (as such term is defined in the Collateral Agency Agreement) as provided in Section 5.01(b) of the Collateral Agency Agreement.


                                    ARTICLE V

                                    Guarantee

                  SECTION 5.01. Guarantee. Each Shareholder Guarantor, severally as a primary obligor and not merely as a surety, unconditionally and irrevocably guarantees as a continuing obligation the due and punctual payment and performance of the Guaranteed Obligations of its Related Shareholder in accordance with the terms of this Agreement. Each Shareholder Guarantor undertakes, as a continuing obligation, to procure the fulfillment by its Related Shareholder of its liabilities, covenants, undertakings and obligations under this Agreement strictly in accordance with the terms hereof.

                  SECTION 5.02. Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, each Shareholder Guarantor waives presentment to, demand of payment from and protest to its Related Shareholder and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

                  SECTION 5.03. Guarantee of Payment, Performance and Compliance. Each Shareholder Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due, performance and compliance and not of collection or enforcement of performance or compliance, and waives any right to require that any resort be had by the Collateral Agent to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent in favor of any Loan Party, any Shareholder or any other Person.

                  SECTION 5.04. No Discharge or Diminishment of Guarantee. The obligations of each Shareholder Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than full and strict compliance by such Shareholder Guarantor with the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Shareholder Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent to assert any claim or demand or to enforce any remedy under this Agreement, any Loan Document, or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Shareholder Guarantor or that would otherwise operate as a discharge of any Shareholder Guarantor as a matter of law or equity (other than the full and strict compliance by such Shareholder Guarantor with the Guaranteed Obligations).

                  SECTION 5.05. Defenses Waived. To the fullest extent permitted by applicable law, each Shareholder Guarantor waives any defense based on or arising out of the defense of its Related Shareholder or any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of its Related Shareholder or any Loan Party, other than the full and strict compliance by the Shareholder Guarantor of all the Guaranteed Obligations. The Collateral Agent may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any

Shareholder, Shareholder Guarantor, Loan Party or guarantor or exercise any other right or remedy available to it against Loan Party or guarantor, without affecting or impairing in any way the liability of any Shareholder Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly complied with. To the fullest extent permitted by applicable law, each Shareholder Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Shareholder Guarantor against its Related Shareholder any Loan Party or guarantor, as the case may be, or any security.

                  SECTION 5.06. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent has at law or in equity against any Shareholder Guarantor by virtue hereof, upon the failure of its Related Shareholder to pay or perform any Guaranteed Obligation when and as the same shall become due, each Shareholder Guarantor hereby promises to and will forthwith (a) pay, or cause to be paid, to the Collateral Agent (or as the Collateral Agent may otherwise direct) in cash on demand the amount so not paid and/or (b) perform the Guaranteed Obligations, as the case may be. Upon payment by any Shareholder Guarantor of any sums to the Collateral Agent or otherwise as provided above, all rights of such Shareholder Guarantor against its Related Shareholder arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations.


                                   ARTICLE VI

                                    Payments

                  SECTION 6.01. Set-Off and Counterclaim. All and any payments made by or on account of any obligation of any Shareholder or Shareholder Guarantor hereunder shall be made without set-off or counterclaim in dollars in immediately available funds to such account as the payee shall notify to the payer.

                  SECTION 6.02. Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to any party hereunder in dollars into another currency, the parties hereto agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase dollars with such other currency in New York City on the day which is at least two Business Days prior to the day on which final judgment is rendered.

                  (b) To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than dollars, be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase dollars with the Judgment Currency; if the amount of dollars which could have been so purchased is less than the sum originally due to such other party in dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of dollars which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

                  SECTION 6.03. Indemnity for Expenses of Enforcement. Each Shareholder and Shareholder Guarantor agrees to pay or to reimburse the Collateral Agent on demand for all out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) incurred in enforcing that Shareholder's or Shareholder Guarantor's respective obligations hereunder.

                  SECTION 6.04. Determinations. Any determination by the Collateral Agent of an amount under this Agreement shall be, in the absence of manifest error, prima facie evidence of the matters to which it relates.


                                   ARTICLE VII

                         Representations and Warranties

                  Each of the Shareholders and Shareholder Guarantors represents and warrants with respect to itself with respect to Sections 7.01 to 7.05 (inclusive) and Section 7.07, each of the Shareholder Guarantors additionally represents and warrants with respect to itself with respect to Section 7.06 and
Section 7.09, VeloCom additionally represents and warrants with respect to
Section 7.10 and each of Holdings and Vesper represents and warrants with respect to Section 7.08 that:

                  SECTION 7.01. Organization; Powers. It is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted.

                  SECTION 7.02. Authorization; Enforceability. It has the power and authority and legal right to execute and deliver, and to perform its obligations under this Agreement and the Substitute Financing Side Letter and this Agreement and the Substitute Financing Side Letter have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the Substitute Financing Side Letter has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 7.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement and the Substitute Financing Side Letter (a) does not require any Government Approvals, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any such party or its assets, or give rise to a right thereunder to require any payment to be made by any such party, and (d) will not result in the creation or imposition of any Lien on any asset of such party.

                  SECTION 7.04. No Sovereign Immunity Defense. It is subject to private commercial law and suit, and it is not entitled to sovereign immunity under any such laws. Neither it, nor its assets have the right of immunity from suit, attachment or execution on the grounds of sovereignty within the Federative Republic of Brazil or in any other jurisdiction.

                  SECTION 7.05. Investment and Holding Company Status. It is not
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 7.06. Financial Condition; No Material Adverse Change.
(a) It has heretofore made available (through public filings or otherwise) to the Collateral Agent its balance sheet (consolidated, if applicable) and statements of income, stockholders equity and cash flows (i) as of and for the last full fiscal year reported on by independent public accountants, and (ii) as of and for the last full fiscal quarter and portion of the fiscal year, certified by its chief financial officer. Such financial statements present fairly, in all material respects, its financial position and results of operations and cash flows and any consolidated subsidiaries as of such dates and for such periods in accordance with applicable generally accepted accounting principles, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) Since the date of its last full fiscal year, as of the date hereof there has been no material adverse change in its financial or trading position, other than as disclosed either publicly or to the Collateral Agent prior to the date hereof.

                  SECTION 7.07. Initial Equity Contribution. In respect of any Shareholder, that Shareholder has, and in respect of any Shareholder Guarantor, that Shareholder Guarantor's Related Shareholder has, paid an amount in cash, to Vesper, directly or through Holdings, equal respectively to that Shareholder's and Related Shareholder's Initial Equity Contribution less any statutory tax contributions required to be made by Holdings in respect of any payments made through Holdings (which contributions did not in the aggregate exceed $265,000) and Vesper has not made any Restricted Payment or other Repayment in respect of any Indebtedness on or prior to the date hereof.

                  SECTION 7.08. Restricted Payment; Other Repayments. Vesper has received an amount in cash equal to the aggregate of the Shareholders' Initial Equity Contributions less any statutory tax contributions required to be made by Holdings in respect of any payments made through Holdings (which contributions did not in the aggregate exceed $265,000) and Vesper has not made any Restricted Payment or any other Repayment in respect of any Indebtedness on or prior to the date hereof.

                  SECTION 7.09. Ownership of the Shareholders. It is the beneficial owner, directly or indirectly, of all of the Equity Interests in its Related Shareholder, free and clear of any Liens.

                  SECTION 7.10. VeloCom Warranty. The board of directors of VeloCom has allocated (and such allocation has not been revoked, terminated or otherwise canceled) not less than US$75,000,000 to fund VeloCom Sub's Equity Commitment and has received committed capital or financing commitments necessary to satisfy such allocation, and VeloCom will have received irrevocable commitments in an amount of not less than US$200,000,000 in a private securities offering to be completed no later than January 31, 2000.

                                  ARTICLE VIII

                                  Undertakings

                  SECTION 8.01. Subscriptions and Other Actions. Each of the Shareholders, Vesper and Holdings agrees that, if in performing the obligation of any of the parties to this Agreement (x) any Person shall subscribe for any Equity Interests in, or make of any Permitted Shareholder Loan to, Vesper or Holdings or (y) Vesper or Holdings shall be required to take any other action, the Shareholders shall (and shall cause their nominees appointed to the Advisory Committee, and to the boards and any duly authorized committees of each of Vesper and Holdings, to), and Vesper and Holdings shall, take all necessary actions (including by calling meetings, approving such resolutions and granting such other approvals, consents and waivers as may be necessary), as may be required under the articles of association or other organizational documents of any such Person, the Shareholders Agreement, any applicable law or otherwise, to give effect to such subscription, to the making of such Permitted Shareholder Loan or to such other action to be taken by any of Vesper and Holdings.

                  SECTION 8.02. Shareholders Agreement. Each of Holdings and each Shareholder undertakes (a) not to breach wilfully the terms of the Shareholders Agreement and (b) not to amend, modify, supplement, provide any waivers in respect of or terminate the Shareholders Agreement without the prior written consent of the Collateral Agent, except to the extent that any action described in clause (a) or (b), if taken or made, would not have a material adverse impact on the rights or interests of the Lenders under the Loan Documents.

                  SECTION 8.03. Financial Information. Each Shareholder Guarantor undertakes to provide or make available (through public filings or otherwise) to the Collateral Agent:

                  (a) within 120 days after the end of each of its fiscal years, its audited consolidated balance sheet and related statements of operations, stockholders equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized international standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Shareholder Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with applicable generally accepted accounting principles consistently applied; and

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Shareholder Guarantor, the consolidated balance sheet of such Shareholder Guarantor and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial condition and results of operations of such Shareholder Guarantor and its consolidated subsidiaries on a consolidated basis in accordance with applicable generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

                  SECTION 8.04. Other Information. Each Shareholder and each Shareholder Guarantor undertakes to supply to the Collateral Agent promptly following any request therefor such information within its possession regarding the operations, business affairs and financial condition of any of Holdings, Vesper or any Subsidiary or any such Person's, such Shareholder's or such Shareholder Guarantor's compliance with the terms of any Loan Document as the Collateral Agent may reasonably request.

                  SECTION 8.05. Further Assurance. Each of Holdings, Vesper, each of the Shareholders and each of the Shareholder Guarantors undertakes to execute and deliver such additional documents as the Collateral Agent may from time to time reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.


                                   ARTICLE IX

                                    Transfers

                  SECTION 9.01. Effect of Transfers in the Project or Holdings. Subject to the proviso in Section 9.02, the transfer by any Shareholder of any direct or indirect interest in the Project, including any Equity Interest in Holdings, shall not release such Shareholder from any of its obligations under this Agreement; provided, however, that to the extent that any transferee of any Shareholder's Equity Interest or any part thereof in Holdings shall have irrevocably made any payment required to be made by such Shareholder in respect of such transferred Equity Interest under Section 3.01, 4.01, 4.02 or 4.03, such Shareholder shall be deemed to have made such payment itself. For the avoidance of doubt, the transfer by any Shareholder of any Equity Interest in Holdings whether to any other Shareholder, any Shareholder Guarantor or any other Person shall not affect for the purposes of Section 3 and 4 of this Agreement such Shareholder's Proportion, Equity Commitment or Outstanding Equity Commitment as in effect on the date hereof.

                  SECTION 9.02. Effect of Transfers in any Shareholder. The transfer by any Shareholder Guarantor of any interest in the Project, including any Equity Interest in its Related Shareholder, shall not release such Shareholder Guarantor from any of its obligations under this Agreement; provided, however, that, if a transfer is made by BCI (a) of the whole or a portion (provided that, following such transfer of a portion only such Telecom Transferee shall satisfy each of the conditions set forth in each of clauses (c) through (f) inclusive of the definition of "Change of Control") of its direct and indirect interests in the Project, including its Equity Interests in Holdings, (b) on a date following the third anniversary of the Effective Date,
(c) to a Telecom Transferee and (d) such Telecom Transferee executes and delivers an assignment and assumption agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such Telecom Transferee assumes all or such portion of the obligations of BCI and its Related Shareholder hereunder and under the other Loan Documents and otherwise agrees to be bound to the terms hereof and thereof as applicable to BCI and its Related Shareholder, BCI and its Related Shareholder shall be released from all or such portion of their respective obligations under this Agreement and the other Loan Agreements on the execution and delivery of such agreement to the Collateral Agent and BCI and its Related Shareholder shall have no further liability to the Collateral Agent under this Agreement with respect to all or such assigned portion.


                                    ARTICLE X

             Shareholder and Shareholders Guarantor Acknowledgments

                  Each Shareholder and Shareholders Guarantor confirms that (i) it has made its own investigation into the risks involved in this transaction, including those associated with the condition (financial or otherwise), creditworthiness, affairs, status and nature of the Borrower, Vesper and Holdings, (ii) it has not relied and hereafter will not rely upon the Collateral Agent or any Lender in relation to the matters set out in clause (i), and (iii) neither has the Collateral Agent nor has any Lender made any representation or warranty to it in relation to the matters set out in clause (i).


                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                     (a) if to Qualcomm Sub, to:

                         c/o QUALCOMM Incorporated
                         5775 Morehouse Drive
                         San Diego, California 92121
                         Attn:  President
                         Facsimile: (858) 658-2500

                         with copies to:

                         the same address
                         Attn:  Legal Department
                         Facsimile: (858) 658-2503

                         and

                         QUALCOMM do Brasil Ltda.
                         Av. Eng. Luis Carlos Berrini 550, 8th andar
                         Sao Paulo, Brasil
                         Facsimile:  (011) 5505-9362
                         Attn:  President

                     (b) if to BCI Sub, to:

                         Bell Canada International (Megatel) Limited
                         Arawak Chambers
                         Road Town, Tortola
                         British Virgin Islands

                         Facsimile No.:  (289) 494-4643
                         Attention:  President

                         with a copy to:

                         Bell Canada International Inc.
                         1000 de La Gauchetiere St. West
                         Suite 1100
                         Montreal, Quebec
                         H3B 4Y8

                         Facsimile No.:  (514) 392-2342
                         Attention:  Vice President, Law and
                                      Corporate Secretary

                     (c) if to VeloCom Sub, to:

                         VeloCom Cayman Brasil Holdings
                         c/o VeloCom Inc.
                         6400 South Fiddlers Green Circle
                         Suite 710
                         Englewood, CO 80111
                         Attn:  President
                         Facsimile:  (303) 874-1125
                         with a copy to:

                         VeloCom Inc.
                         6400 South Fiddlers Green Circle
                         Suite 710
                         Englewood, Colorado 80111
                         Facsimile No.:  (303) 874-1125
                         Attention:  Vice President, Strategic
                                       and Legal Affairs

                  (d) if to Vesper, Holdings or the Collateral Agent, to it as provided in the Collateral Agency Agreement; and

                  (e) if to any Shareholder Guarantor, to it at its address (or telecopy number) set forth opposite its name in Schedule 1.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 11.02. Waivers; Amendments. (a) No failure or delay by the Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent under this Agreement are cumulative and are not exclusive of any other rights or remedies that the Collateral Agent would have.

                  (b) No amendment, supplement or other modification to or waiver of this Agreement shall be effective unless made in writing and executed by all parties to this Agreement.

                  SECTION 11.03. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no party may assign or otherwise transfer any of its rights or obligations hereunder, except as provided in the proviso to Section 9.02, without the prior written consent of the Collateral Agent (and any attempted assignment or transfer by such party without such consent shall be null and void).

                  (b) Each of the parties hereby acknowledges and agrees that this Agreement is intended to, and shall be, for the benefit of the Collateral Agent and the Lenders and that each of Vesper, Holdings, each Shareholder and each Shareholder Guarantor hereby grants the Collateral Agent the right to enforce on behalf of itself and the

Lenders this Agreement, and the Shareholders and Shareholder Guarantors hereby consent to the assignment by each of Vesper and Holdings to the Collateral Agent of Vesper's and Holdings's rights under this Agreement.

                  SECTION 11.04. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 11.05. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 11.06. Conflict with Shareholders Agreement. Nothing in the Shareholders Agreement shall prejudice or limit the rights, powers or benefits of the Collateral Agent under this Agreement.

                  SECTION 11.07. Valid Obligations. The obligations of each of the Shareholders and the Shareholder Guarantors under this Agreement are irrevocable and unconditional, shall not be affected by the financial condition, affairs, status, nature or actions of any Loan Party or any other Person, are enforceable against such Shareholder or Shareholder Guarantor, as the case may be, without regard to the legality, validity or enforceability of any obligations of any Loan Party or any other Person, including the obligations of any Loan Party under the Loan Documents, and without regard to any modification of such obligations that may be effected, with or without the consent of such Shareholder or Shareholder Guarantor, as the case may be, and shall not be affected by: (a) the failure of any Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person under this Agreement or any other Loan Document; (b) any extension or renewal of any of the obligations of any Loan Party or any other Person under any of the Loan Documents; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other Loan Document; (d) the failure to perfect or the release of any security held by any Agent or any Lender for the performance of any of the obligations of any Loan Party under any Loan Document; (e) any default, failure or delay, wilful or otherwise, in the performance of the obligations of any Loan Party or any other Person under any Loan Document; (f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshaling of assets and liabilities, receivership, conservatorship, custodianship, insolvency, bankruptcy, concordata, assignment for the benefit of creditors, reorganization, arrangement, readjustment of or similar proceeding affecting any Person, including, without limitation, any Loan Party, any Shareholder or any Shareholder Guarantor, (g) any voluntary reduction by Vesper of any commitments under any credit facilities; or (h) any other act or omission or delay to do any other act that might in any manner or to any extent vary the risk of such Shareholder or Shareholder Guarantor, as the case may be, or that would otherwise operate as a discharge of such Shareholder or Shareholder Guarantor, as the case may be, as a matter of law.

                  SECTION 11.08. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of the parties (other than the Collateral Agent) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement against any other party or its properties in the courts of any jurisdiction.

                  (c) Each of the parties (other than the Collateral Agent) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement, other than as hereinafter provided, irrevocably consents to service of process in the manner provided for notices in Section 11.01. Each of the Shareholders, the Shareholder Guarantors, Vesper and Holdings hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th floor, New York, NY 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each of the Shareholders, the Shareholder Guarantors, Vesper and Holdings agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent under this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 11.09. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, IT HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 11.08(b), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 11.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 11.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 11.12. Termination. All Guaranteed Obligations and other obligations and liabilities of each Shareholder Guarantor and the obligations and liabilities of its Related Shareholder shall terminate on the earlier of (i) the date on which such Related Shareholder's Outstanding Equity Commitment equals zero, (ii) with respect to BCI and BCI Sub, the date on which the entirety of BCI's direct and indirect interests in the Project shall have been transferred in compliance with the proviso to Section 9.02, and (iii) the termination of all outstanding obligations, commitments and liabilities of the Borrower, Vesper and Holdings under the last of the Participating Credit Agreements to terminate in accordance with its terms, except as to the liability of any party for any breach hereof by such party prior to such termination.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     QUALCOMM DO BRASIL LTDA.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


                                     BELL CANADA INTERNATIONAL (MEGATEL)
                                     LIMITED,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


                                     VELOCOM CAYMAN BRASIL HOLDINGS,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


                                     QUALCOMM INCORPORATED,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                     BELL CANADA INTERNATIONAL INC.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


                                     VELOCOM INC.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:



                                     VESPER SAO PAULO S.A.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                     VESPER HOLDING SAO PAULO S.A.,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:


                                     CITIBANK, N.A., as Collateral Agent,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                     BANCO CITIBANK S.A., as Collateral Agent,

                                       by
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                      Schedule 1


                 Shareholder Guarantors and Shareholder Details


 Shareholder                  Address and                                    Related                            Initial Equity
  Guarantor                 Telecopy Number                                 Shareholder     Proportion           Contribution
 -----------                ---------------                                 -----------     ----------          --------------
                                                                                                 (%)                    ($)
Qualcomm              QUALCOMM Incorporated                                 Qualcomm Sub         16.2                7,242,753
                      5775 Morehouse Drive
                      San Diego, California 92121
                      Attn:  President
                      Facsimile: (858) 658-2500

                      with copies to:

                      the same address
                      Attn:  Legal Department
                      Facsimile:  (858) 658-2503


BCI                   Bell Canada International Inc.                        BCI Sub              34.4               22,537,070
                      1000 de La Gauchetiere St. West
                      Suite 1100
                      Montreal, Quebec
                      H3B 4Y8

                      Facsimile No.:  (514) 392-2342
                      Attention:  Vice-President, Law and
                                  Corporate Secretary

VeloCom               VeloCom Inc.                                          VeloCom Sub          49.4               35,651,686
                      6400 South Fiddlers Green Circle
                      Suite 710
                      Englewood, Colorado 80111
                      Facsimile No.:  (303) 874-1125
                      Attention:  Vice-President, Strategic
                                  and Legal Affairs

                                                                       EXHIBIT H

                           SUBORDINATION AGREEMENT dated as of December 27,
                  1999, among VESPER SAO PAULO CAYMAN, a Cayman Islands company (the "Borrower"), VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes ("Holdings"), each subsidiary of Vesper listed on Schedule I hereto (each a "Subsidiary", and, collectively, the "Subsidiaries"), each Shareholder listed on
                  Schedule II hereto (each a "Shareholder", and, collectively, the "Shareholders"), each Shareholder Guarantor listed on
                  Schedule III hereto (each a "Shareholder Guarantor", and, collectively, the "Shareholder Guarantors"); each Subsidiary, each Shareholder, each Shareholder Guarantor and Holdings, individually, a "Subordinated Creditor" and, collectively, the "Subordinated Creditors"), BANCO CITIBANK S.A., a Brazilian sociedade por acoes, as collateral and intercreditor agent, and CITIBANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as collateral and intercreditor agent (together with Banco Citibank S.A., the "Collateral Agent") for the Secured Parties.


         Reference is made to the Collateral Agency and Intercreditor Agreement dated as of December 27, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement") among Vesper, the Borrower, Holdings, the Administrative Agents referred to therein and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement. Each Subordinated Creditor acknowledges receipt of a true and correct copy of the Collateral Agency and Intercreditor Agreement and agrees to the terms thereof.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Common Agreement and the Participating Credit Agreements. Vesper has agreed to issue, and the Borrower has agreed to purchase, the Notes. The obligation of the Lenders to make Loans is conditioned on, among other things, the execution and delivery by the Subordinated Creditors, the Borrower, Vesper and the Collateral Agent of a subordination agreement in the form hereof. In order to induce the Secured Parties to extend credit under the applicable Loan Documents, each of the Subordinated Creditors, the Borrower and Vesper are willing to execute and deliver this Agreement. The Borrower may from time to time incur additional Borrower Obligations and Vesper may from time to time incur additional Operating Company Obligations that are required to become Senior Obligations hereunder. Accordingly, the Subordinated Creditors, the Borrower, Vesper and the Collateral Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Terms used herein but not defined herein shall have the meanings set forth in the Collateral Agency and Intercreditor Agreement. Sections 1.02 and 11.07 of the Collateral Agency and Intercreditor Agreement also shall apply to terms used in this Agreement. In addition to the terms defined elsewhere in this Agreement or in the Collateral Agency and Intercreditor Agreement, as used herein the following terms shall have the following meanings:

                  "Borrower Companies" means the Borrower, Vesper and the Subsidiaries.

                  "Primary Subordinated Obligations" means, with respect to any Borrower Company, the following:

                  (a) all monetary obligations of such Borrower Company, whether in respect of principal, premium interest or otherwise, in respect of any Indebtedness owed by such Borrower Company to any Subordinated Creditor (including any such obligations owing to any other Person for the direct or indirect benefit of any Subordinated Creditor); and

                  (b) any fees or similar charges payable to or directly or indirectly for the benefit of any Subordinated Creditor;

provided that the Primary Subordinated Obligations shall not include the Intercompany Obligations.

                  "Secondary Subordinated Obligations" means, with respect to any Borrower Company, all monetary obligations and other liabilities of such Borrower Company at any time owing to any Subordinated Creditor (including any such obligations or other liabilities owing to any other Person for the direct or indirect benefit of any Subordinated Creditor); provided that Secondary Subordinated Obligations of a Borrower Company shall not include its Primary Subordinated Obligations or, with respect to Vesper, the Intercompany Obligations.

                  "Secondment Agreement" means the Secondment Agreement dated December 23, 1999 between BCI and Vesper (as amended from time to time in accordance with the provisions of the Common Agreement).

                  "Senior Creditors" means the Secured Parties, the Borrower (in respect of the Intercompany Obligations), and their respective successors and assigns.

                  "Senior Creditor Documents" means the Loan Documents.

                  "Senior Obligations" means (a) with respect to the Borrower, the Borrower Obligations, (b) with respect to Vesper, the Operating Company Obligations, and (c) with respect to any other Borrower Company, all monetary obligations of such Borrower Company under the Support Documents to which it is a party, including pursuant to the Subsidiary Guarantee Agreement.

                  "Subordinated Creditors" means each of Holdings, the Shareholders, the Shareholder Guarantors, Vesper, the Subsidiaries, the Borrower (other than with respect to the Intercompany Obligations) and such other Persons as shall become parties hereto as contemplated by Section 5.9 hereof, as may be required by Section 5.11 or 6.07(b) of the Common Agreement, or otherwise.

                  "Subordinated Obligations" means the Primary Subordinated Obligations and the Secondary Subordinated Obligations.

                  "Technical Services Agreement" means the Technical Services Agreement, dated July 30, 1999 between BCI and Vesper as amended by Amendment No. 1, dated December 23, 1999 between the same parties (as further amended from time to time in accordance with the provisions of the Common Agreement).


                                   ARTICLE II

                                  SUBORDINATION

                  SECTION 2.1. Subordination. Each Subordinated Creditor hereby agrees that all the Subordinated Obligations of each Borrower Company are hereby expressly subordinated, to the extent and in the manner set forth in this
Article II, to the prior payment in full in cash of all Senior Obligations of such Borrower Company in accordance with the terms thereof.

                  SECTION 2.2. Dissolution or Insolvency. To the extent permitted by applicable law, upon any distribution of the assets of any Borrower Company or upon any dissolution, winding up, liquidation or reorganization of any Borrower Company, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Borrower Company, or otherwise:

                  (a) the Senior Creditors of such Borrower Company shall first be entitled to receive payment in full in cash of the Senior Obligations of such Borrower Company in accordance with the terms of such Senior Obligations and the Support Documents before any Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Obligations of such Borrower Company, whether as principal, interest or otherwise; and

                  (b) any payment by, or distribution of the assets of, such Borrower Company of any kind or character, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Borrower Company remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations, to be held and applied by the Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement .

                  SECTION 2.3. Payment of Primary Subordinated Obligations Prohibited. (a) No payment (whether directly, by exercise of any right of set-off or otherwise) in respect of any Primary Subordinated Obligation of any Borrower Company, whether as principal, interest or otherwise, shall be permitted at any time until all Senior Obligations have been paid in full.

                  (b) No payment of any Primary Subordinated Obligation that is prohibited by paragraph (a) above shall be received or accepted by or on behalf of any Subordinated Creditor.

                  (c) The provisions of this Section 2.3 shall not apply to the payment of any Primary Subordinated Obligation to the extent payment thereof is expressly permitted at the time by each Loan Document and the Collateral Agency and Intercreditor Agreement.

                  SECTION 2.4. Payment of Secondary Subordinated Obligations Prohibited Upon Default. (a) Other than in respect of the Secondment Agreement and the Technical Services Agreement, no payment (whether directly, by exercise of any right of set-off or otherwise) in respect of the Secondary Subordinated Obligations of any Borrower Company, whether as principal, interest or otherwise, shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, if immediately prior to or after giving effect to such payment either (i) an Event of Default has occurred and is continuing or (ii) an event that with notice, lapse of time or both would constitute an Event of Default.

                  (b) No payment (whether directly, by exercise of any right of set-off or otherwise), in respect of either of the Secondment Agreement or the Technical Services Agreement by any Borrower Company shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, if immediately prior to or after giving effect to such payment an Event of Default described in clause (h), (i) or (j) of Section 7.01 of the Common Agreement has occurred and is continuing.

                  SECTION 2.5. Certain Payments Held in Trust. In the event that any payment by, or distribution of the assets of, any Borrower Company of any kind or character, whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of any Subordinated Creditor at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, (a) the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Borrower Company remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of such Senior Obligations, to be held and applied by the Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement or (b) in the case of any payment prohibited under Section 2.3 or 2.4, the Borrower Company from which such payment was received or, if directed by the Collateral Agent, to the Collateral Agent to be held and applied by the Collateral Agent as provided in the Collateral Agency and Intercreditor Agreement.

                  SECTION 2.6. Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Obligations of a Borrower Company, the applicable Subordinated Creditors of such Borrower Company shall be subrogated to the rights of the Senior Creditors of such Borrower Company to receive payments or distributions in cash, property or securities of such Borrower Company applicable to such Senior Obligations until all amounts owing on the Subordinated Obligations of such Borrower Company shall be paid in full, and as between and among a Borrower Company, its creditors (other than its Senior Creditors) and the applicable Subordinated Creditors of such Borrower Company, no such payment or distribution made to the Collateral Agent by virtue of this Agreement that otherwise would have been made to the Subordinated Creditors of such Borrower Company shall be deemed to be a payment by such Borrower Company on account of its Subordinated Obligations, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Creditors, on the other hand.


                                   ARTICLE III

              OTHER MATTERS REGARDING THE SUBORDINATED OBLIGATIONS

                  SECTION 3.1. Other Creditors. Nothing contained in this Agreement is intended to or shall impair, as between and among the Borrower Companies, their creditors (other than their Senior Creditors) and the Subordinated Creditors, the obligations of each Borrower Company to pay to the applicable Subordinated Creditors of such Borrower Company the Subordinated Obligations of such Borrower Company as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Subordinated Creditors and the other creditors of the Borrower Company (other than their Senior Creditors).

                  SECTION 3.2. Proofs of Claims. In the event of any dissolution, winding up, liquidation or reorganization of any Borrower Company, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Borrower Company, each Subordinated Creditor agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand of the Collateral Agent, in default of which the Collateral Agent or other authorized representative of the Senior Creditors is hereby irrevocably authorized so to file in order to effectuate the provisions hereof. This Section shall not be construed to permit any Subordinated Creditor to retain any payment received by it in respect of a Subordinated Obligation that such Subordinated Creditor is not entitled to receive and retain under any other provision of this Agreement.

                  SECTION 3.3. No Waiver. No right of any Senior Creditor to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Collateral Agent, the other Senior Creditors, or any Borrower Company, or by any noncompliance by any Borrower Company with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Borrower Companies, all without notice to or consent of any Subordinated Creditor and without affecting the liabilities and obligations of the parties hereto.

                  SECTION 3.4. Acceleration and Remedies; Bankruptcy Filings. Each Subordinated Creditor agrees that, except for claims submitted in any proceeding contemplated by Section 3.2, it will not exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by Section 2.3 or 2.4, and each Subordinated Creditor further agrees not to file, or to join with any other creditors of any Borrower Company in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of any Borrower Company or any other marshaling of the assets and liabilities of any Borrower Company. Each Subordinated Creditor further agrees, to the fullest extent permitted under applicable law, that it will not cause any Borrower Company to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been paid in full.

                  SECTION 3.5. Transfer of Subordinated Obligations. Each Subordinated Creditor agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made
(i) is a Subordinated Creditor hereunder or (ii) shall acknowledge in writing (delivered to the Collateral Agent) that it shall be bound by the terms of this Agreement, including the terms of this Section 3.5, as though named herein as a Subordinated Creditor.

                  SECTION 3.6. Obligations Hereunder Not Affected. (a) All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors hereunder, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of any Support Document or any other Loan Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Participating Credit Agreements or any other Loan Document (other than this Agreement);

                  (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, in respect of all or any of the Senior Obligations; or

                  (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower Company in respect of its Senior Obligations or of any Subordinated Creditor in respect of this Agreement.

                  (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by any Senior Creditor upon the insolvency, bankruptcy or reorganization of any Borrower Company or otherwise, all as though such payment had not been made.

                  (c) Each Subordinated Creditor hereby authorizes the Senior Creditors, without notice or demand and without affecting or impairing any of the obligations of such Subordinated Creditor hereunder, from time to time to
(i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against any Subordinated Creditor, any Borrower Company or any other Person.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITORS

                  Each Subordinated Creditor severally represents and warrants to the Collateral Agent, for the benefit of the Senior Creditors, that:

                  (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

                  (b) The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby are within its powers, have been duly authorized by all necessary action on its part, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws (or other organizational documents, as applicable) or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries.

                  (c) This Agreement constitutes a valid and binding agreement of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.


                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. Termination. Subject to Section 3.6(b), this Agreement shall terminate when all the Obligations (other than the Intercompany Obligations) have been indefeasibly paid in full and all Commitments shall have terminated.

                  SECTION 5.2. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All representations, warranties, covenants, promises and agreements by or on behalf of any Subordinated Creditor that are contained in this Agreement shall bind its successors and assigns and inure to the benefit of the Senior Creditors and the successors and assigns of the Senior Creditors. Each Subordinated Creditor agrees that it shall not assign or delegate any of its obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment or delegation without such consent shall be void and of no effect.

                  SECTION 5.3. Waivers; Amendment. (a) No failure or delay of any Senior Creditor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power by any Senior Creditor preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Senior Creditors hereunder and under the other documents and instruments creating or securing their respective Senior Obligations are cumulative and are not exclusive of any other rights or remedies provided by law. No waiver of any provision of this Agreement or consent to any departure by any Subordinated Creditor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Subordinated Creditor or the Borrower with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consents required in accordance with Sections
8.01 and 11.02 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 5.4. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) Each Subordinated Creditor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Senior Creditor Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Senior Creditor may otherwise have to bring any action or proceeding relating to any Support Document against any Subordinated Creditor or its properties in the courts of any jurisdiction.

                  (c) Each Subordinated Creditor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Support Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each Subordinated Creditor hereby irrevocably consents to service of process in the manner provided for notices in Section 5.5. Each Subordinated Creditor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th floor, New York, NY 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in (a) above. If for any reason such designee, appointee and agent shall cease to act as such, each Subordinated Creditor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent under this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 5.5. Notices. All communications and notices hereunder shall be in writing and shall be given as provided in Section 11.01 of the Collateral Agency and Intercreditor Agreement; provided that any communication or notice hereunder to any Subordinated Creditor shall be given to it at the address or facsimile number set forth under its signature on the signature page hereof or of the supplement hereto pursuant to which it becomes a party hereto.

                  SECTION 5.6. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 5.7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract; provided that this Agreement shall be construed as a separate agreement with respect to each Subordinated Creditor and may be amended, modified, supplemented, waived or released with respect to any Subordinated Creditor without the approval of any other Subordinated Creditor and without affecting the obligations of any other Subordinated Creditor hereunder. This Agreement shall be effective with respect to any Subordinated Creditor when a counterpart hereof (or of an instrument executed as provided in Section 5.9 below) which bears the signature of such Subordinated Creditor shall have been delivered to the Collateral Agent.

                  SECTION 5.8. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED

BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SUPPORT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 5.4(B), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 5.9. Additional Subordinated Creditors. Upon execution and delivery by the Collateral Agent and an Affiliate of Holdings or of Vesper or of any Subsidiary or any other Person required by any of the Loan Documents to become a party hereto of an instrument in the form of Annex 1 attached thereto, such Affiliate or other Person shall become a Subordinated Creditor hereunder with the same force and effect as if originally named as a Subordinated Creditor herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Creditor hereunder. The rights and obligations of each Subordinated Creditor herein shall remain in full force and effect notwithstanding the addition of any Subordinated Creditor as a party to this Agreement.

                  IN WITNESS WHEREOF, the Borrower, Vesper, each Subsidiary, Holdings, each Shareholder, each Shareholder Guarantor and the Collateral Agent have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.



                                        VESPER SAO PAULO CAYMAN,

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                       VESPER SAO PAULO S.A.,

                                       By
                                           -------------------------------------
                                           Name:
                                           Title:

VESPER HOLDING SAO PAULO S.A.,

By
     ----------------------------
     Name:
     Title:
     Address:


EACH SUBSIDIARY LISTED ON SCHEDULE I HERETO,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule I

QUALCOMM DO BRASIL LTDA.,

 By
     ----------------------------
     Name:
     Title:
     Address: See Schedule II


BELL CANADA INTERNATIONAL (MEGATEL) LIMITED,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule II


VELOCOM CAYMAN BRASIL HOLDINGS,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule II


QUALCOMM INCORPORATED,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule III


BELL CANADA INTERNATIONAL INC.,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule III

VELOCOM INC.,

By
     ----------------------------
     Name:
     Title:
     Address: See Schedule III



CITIBANK, N.A., as Collateral and Intercreditor Agent,

By
     ----------------------------
     Name:                                  Title:

BANCO CITIBANK S.A., as Collateral and Intercreditor Agent,

By
     ----------------------------
     Name:                                  Title:


                                                               SCHEDULE I TO THE
                                                         SUBORDINATION AGREEMENT




                                  SUBSIDIARIES


Name                                Address
----                                -------





                                                              SCHEDULE II TO THE
                                                         SUBORDINATION AGREEMENT


                                               SHAREHOLDERS


Name                                                  Address
----                                                  -------
Bell Canada International (Megatel) Limited           Bell Canada International (Megatel) Limited
                                                      Arawak Chambers
                                                      Road Town, Tortola
                                                      British Virgin Islands

                                                      Facsimile No.:  (289) 494-4643
                                                      Attention:  President



                                                      with a copy to:

                                                      Bell Canada International Inc.
                                                      1000 de La Gauchetiere St. West
                                                      Suite 1100
                                                      Montreal, Quebec
                                                      H3B 4Y8

                                                      Facsimile No.:  (514) 392-2342
                                                      Attention:  Vice-President, Law and Corporate
                                                                  Secretary


VeloCom Cayman Brasil Holdings                        VeloCom Cayman Brasil Holdings
                                                      c/o VeloCom Inc.
                                                      6400 South Fiddlers Green Circle
                                                      Suite 710
                                                      Englewood, CO 80111

                                                      Facsimile No.:  (303) 874-1125
                                                      Attention:  President

Name                                                  Address
----                                                  -------
                                                      with a copy to:

                                                      VeloCom Inc.
                                                      6400 South Fiddlers Green Circle
                                                      Suite 710
                                                      Englewood, CO 80111

                                                      Facsimile No.:  (303) 874-1125
                                                      Attention:  Vice-President, Strategic and Legal
                                                                  Affairs


Qualcomm do Brasil Ltda.                              QUALCOMM do Brasil Ltda.
                                                      Av. Engl. Luis Carlos Berrini 550, 8th andar
                                                      Sao Paulo, Brasil

                                                      Facsimile No.:  (011) 5505-9362
                                                      Attention:  President

                                                      with copies to:

                                                      c/o QUALCOMM Incorporated
                                                      6455 Lusk Boulevard
                                                      San Diego, CA 92125
                                                      Attn:  President

                                                      Facsimile:  (619) 658-2500
                                                      and the same address

                                                      Attention:  Legal Department
                                                      Facsimile:  (619) 658-2503

                                                             SCHEDULE III TO THE
                                                         SUBORDINATION AGREEMENT




                                          SHAREHOLDER GUARANTORS


Name                                                  Address
----                                                  -------
Bell Canada International Inc.                        1000 de La Gauchetiere St. West
                                                      Suite 1100
                                                      Montreal, Quebec
                                                      H3B 4Y8

                                                      Facsimile No.:  (514) 392-2342
                                                      Attention:  Vice-President, Law and Corporate
                                                                  Secretary


VeloCom Inc.                                          6400 South Fiddlers Green Circle
                                                      Suite 710
                                                      Englewood, CO 80111

                                                      Facsimile No.:  (303) 874-1125
                                                      Attention:  Vice-President, Strategic and Legal
                                                                  Affairs

Name                                                  Address
----                                                  -------
Qualcomm Incorporated                                 5775 Morehouse Drive
                                                      San Diego, California 92121

                                                      Facsimile No.:  (619) 658-2500
                                                      Attention:  President


                                                      with copies to:

                                                      the same address
                                                      The Legal Department
                                                      Facsimile No:  (619) 658-2503


                                                                  Annex 1 to the
                                                         Subordination Agreement

                           SUPPLEMENT NO. [ ] dated as of [ ], to the
                  Subordination Agreement dated as of December 27, 1999, among VESPER SAO PAULO CAYMAN, a Cayman limited company (the "Borrower"), VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), VESPER HOLDING SAO PAULO S.A., a Brazilian sociedade por acoes ("Holdings"), each subsidiary of Vesper listed on Schedule I hereto (each a "Subsidiary", and, collectively, the "Subsidiaries"), each Shareholder listed on
                  Schedule II hereto (each a "Shareholder", and, collectively, the "Shareholders"), each Shareholder Guarantor listed on
                  Schedule III hereto (each a "Shareholder Guarantor", and, collectively, the "Shareholder Guarantors"); each Subsidiary, Shareholder, Shareholder Guarantor and Holdings, individually, a "Subordinated Creditor" and collectively, the "Subordinated Creditors"), BANCO CITIBANK S.A., a Brazilian sociedade por acoes, as collateral and intercreditor agent, and CITIBANK, N.A., a national banking association duly organized and validly existing under the laws of the United States of America, as collateral and intercreditor agent (together with Banco Citibank S.A., the "Collateral Agent") for the Secured Parties


         A. Reference is made to the (a) Collateral Agency and Intercreditor Agreement (as defined in the Subordination Agreement) and (b) the Subordination Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.

         C. The Subordinated Creditors, the Borrower and Vesper have entered into the Subordination Agreement in order to induce the Secured Parties to make loans under the applicable Loan Documents. Section 5.9 of the Subordination Agreement provides that Affiliates of Holdings, of Vesper or of any Subsidiary and additional Persons may become Subordinated Creditors under the Subordination Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Affiliate of Holdings, of Vesper or of any Subsidiary or other Person, as the case may be, (the "New Subordinated Creditor") is executing this Supplement to become a Subordinated Creditor under the Subordination Agreement in order to induce the Secured Parties to make additional loans pursuant to the Loan Documents and as consideration for loans previously made under the Loan Documents.

         Accordingly, the Collateral Agent and the New Subordinated Creditor agree as follows:

         SECTION 1. In accordance with Section 5.9 of the Subordination Agreement, the New Subordinated Creditor by its signature below becomes a Subordinated Creditor under the Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Creditor and the New Subordinated Creditor hereby (a) agrees to all the terms and provisions of the Subordination Agreement applicable to it as a Subordinated Creditor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Creditor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their terms refer to a specific date. Each reference to a "Subordinated Creditor" in the Subordination Agreement shall be deemed to include the New Subordinated Creditor. The Subordination Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subordinated Creditor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Creditor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.5 of the Subordination Agreement. All communications and notices hereunder to the New Subordinated Creditor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Subordinated Creditor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Subordinated Creditor and the Collateral Agent have duly executed this Supplement to the Subordination Agreement as of the day and year first above written.

                                       [NAME OF NEW SUBORDINATED CREDITOR],

                                       By
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:


                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                       By
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:


                                       BANCO CITIBANK S.A., as Collateral and
                                       Intercreditor Agent,

                                       By
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                                                       EXHIBIT I

                                    SUBSIDIARY GUARANTEE AGREEMENT dated as of
                           [         ], 1999, among each subsidiary listed on
                           Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), and CITIBANK, N.A., as collateral and intercreditor agent (the "Collateral Agent") for the Secured Parties.


                  Reference is made to the Collateral Agency and Intercreditor Agreement dated as of December 27, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement"), among Vesper, Vesper Holding Sao Paulo S.A. ("Holdings"), Vesper Sao Paulo Cayman (the "Borrower"), the Administrative Agents referred to therein and the Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Collateral Agency and Intercreditor Agreement. Each Guarantor acknowledges receipt of a true and correct copy of the Collateral Agency and Intercreditor Agreement and agrees to the terms thereof.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Common Agreement and the Participating Credit Agreements. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of this Agreement.

                  Accordingly, the Guarantors and the Collateral Agent hereby agree as follows:

                  SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Borrower Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise. Each Guarantor further agrees that the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Borrower Obligation.

                  SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Borrower Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against Holdings, Vesper, the Borrower or any other Guarantor under the provisions of any Support Document or any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Support Document, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

                  SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent to (a) take and hold security for the payment of this Agreement and the Borrower Obligations and exchange, enforce, waive and release any such security, all in accordance with the terms of the applicable Support Document,
(b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

                  SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any Secured Party to any of the security held for payment of the Borrower Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, Vesper, any other Loan Party or any other Person.

                  SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all the Borrower Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Borrower Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any Secured Party to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Borrower Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Borrower Obligations).

                  SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of the defense of the Borrower, Vesper or any other Loan Party or the unenforceability of the Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, Vesper or any other Loan Party, other than the final and indefeasible payment in full in cash of all the Borrower Obligations. The Collateral Agent and the Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Borrower Obligations, make any other accommodation with the Borrower, Vesper or any other Loan Party or guarantor or exercise any other right or remedy available to them against the Borrower, Vesper or any other Loan Party or guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Borrower Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, Vesper or any other Loan Party or guarantor, as the case may be, or any security.

                  SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent in cash the amount of such unpaid Borrower Obligations, to be applied by the Collateral Agent in the manner required by Article V of the Collateral Agency and Intercreditor Agreement. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Senior Obligations, as provided in the Subordination Agreement.

                  SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's and each other Guarantor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 9. Termination. The Guarantees made hereunder (a) shall terminate when all the Borrower Obligations have been indefeasibly paid in full and all Commitments shall have terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party, any Guarantor or otherwise.

                  SECTION 10. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). Subject to Section 9.03 of the Collateral Agency and Intercreditor Agreement, if all of the Equity Interests of a Guarantor are sold, transferred or otherwise disposed of (other than to any Loan Party) pursuant to a transaction that does not violate any Loan Document, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

                  SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Secured Parties under the other Support

Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consents required in accordance with Sections 8.01 and 11.02 of the Collateral Agency and Intercreditor Agreement.

                  SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.01 of the Collateral Agency and Intercreditor Agreement. All communications and notices hereunder to any Guarantor shall be given to it at the address for notices set forth on
Schedule I.

                  SECTION 14. Survival of Agreement; Severability. (a) All covenants and agreements made by each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Support Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the extension of credit by any Secured Party pursuant to any Loan Document, regardless of any investigation made by any Secured Party or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  (b) Any provision of the Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10. Delivery of an executed
signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 16. Rules of Interpretation. The rules of interpretation specified in Sections 1.02 and 11.07 of the Collateral Agency and Intercreditor Agreement shall be applicable to this Agreement.

                  SECTION 17. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Support Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Support Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Support Document against any Guarantor or its properties in the courts of any jurisdiction.

                  (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Support Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in (a) above. If for any reason such designee, appointee and agent shall cease to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent under this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 18. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SUPPORT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SUPPORT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 17(A), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 19. Additional Guarantors. Upon execution and delivery after the date hereof by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  SECTION 20. Right of Setoff. While an Event of Default has occurred and is continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this

Agreement and the other Support Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Support Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

                  SECTION 21. Currency. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to any party hereunder in dollars into another currency, the parties hereto agree, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase dollars with such other currency in New York City on the day which is at least two Business Days prior to the day on which final judgment is rendered.

                  (b) To the fullest extent permitted by law, the obligation of any party in respect of any sum payable hereunder by it to any other party hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than dollars, be discharged only to the extent that on the Business Day following receipt by such other party of any sum adjudged to be so due in the Judgment Currency such other party may in accordance with normal banking procedures purchase dollars with the Judgment Currency; if the amount of dollars which could have been so purchased is less than the sum originally due to such other party in dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and, if the amount of dollars which could have been so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       EACH OF THE GUARANTORS LISTED ON
                                       SCHEDULE I HERETO,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                                                               SCHEDULE I TO THE
                                                             GUARANTEE AGREEMENT


                                   Guarantors

                                                                  ANNEX 1 TO THE
                                                             GUARANTEE AGREEMENT

                                    SUPPLEMENT NO.        dated as of [       ],
                           to the Guarantee Agreement dated as of [           ],
                           1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among each of the subsidiaries listed on Schedule I thereto of VESPER SAO PAULO S.A., a Brazilian sociedade por acoes ("Vesper"), and CITIBANK, N.A., as Collateral Agent (the "Collateral Agent") for the Secured Parties.


                  A. Reference is made to the Collateral Agency and Intercreditor Agreement (as defined in the Guarantee Agreement) and (b) the Guarantee Agreement.

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

                  C. The Guarantors have entered into the Guarantee Agreement in order to induce the Secured Parties to make loans under the Loan Documents.
Section 19 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Secured Parties to make additional loans pursuant to the Loan Documents and as consideration for loans previously made under the Loan Documents.

                  Accordingly, the Collateral Agent and the New Guarantor agree as follows:

                  SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually executed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and in the Guarantee Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

                  SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

                  IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.


                                       [Name Of New Guarantor],

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:
                                                     ---------------------------

                                                       -------------------------

                                       CITIBANK, N.A., as Collateral and
                                       Intercreditor Agent,

                                         by
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT J


                           FORM OF OPINION OF COUNSEL

                                      NONE